    As filed with the Securities and Exchange Commission on March 29, 2001
                                                    Registration Nos. 333-64877
                                                                   333-64877-01
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                        POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

  Bay View Capital Corporation                  Delaware                          94-3078031
       Bay View Capital I                       Delaware                          94-3329954
       Bay View Capital II                      Delaware                     (To be applied for)
  (Exact Name of Registrant as      (State or Other Jurisdiction of            (I.R.S. Employer
    Specified in Its Charter)                Incorporation)                 Identification Number)

                1840 GATEWAY DRIVE, SAN MATEO, CALIFORNIA 94404
                                (650) 312-7200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------

                               DOUGLAS J. WALLIS
            Executive Vice President, General Counsel and Secretary
                         Bay View Capital Corporation
                1840 Gateway Drive, San Mateo, California 94404
                                (650) 312-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                ---------------

                                  COPIES TO:

                                DHIYA EL-SADEN
                          Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                             Los Angeles, CA 90071

                                ---------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                      CALCULATION OF REGISTRATION FEE(1)

   Pursuant to Rule 429 under the Securities Act, the prospectuses included in this registration statement are combined prospectuses relating also to Registration Statement No. 333-29757 previously filed by the Company under the Securities Act. This registration statement also constitutes Post-Effective Amendment No. 2 to such Registration Statement No. 333-29757 and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

   The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
-------
(1) Previously paid by Registrants.

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

                                EXPLANATORY NOTE

   This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (the "Registration Statement") of Bay View Capital Corporation (the "Company"), Bay View Capital I and Bay View Capital II is being filed to (1) add subscription rights to the securities registered under the Registration Statement, (2) amend the prospectus constituting a part of the Registration Statement to comply with the plain English rules of the Securities and Exchange Commission, (3) include a prospectus supplement relating to a proposed rights offering by the Company and (4) include a prospectus supplement relating to a proposed offering by the Company of (a) units consisting of the Company's preferred stock and warrants to purchase the Company's common stock and (b) shares of common stock to certain standby purchasers in connection with the rights offering.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement and accompanying prospectus is + +not complete and may be changed. We may not sell these securities until the + +registration statement filed with the Securities and Exchange Commission is + +effective. This prospectus supplement and accompanying prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  Subject to Completion, Dated March 29, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated             , 2001)

                                        shares

                          BAY VIEW CAPITAL CORPORATION

                                  Common Stock
                                $     per share

  We are distributing to common stockholders of record at the close of business
on      , 2001 transferable subscription rights to purchase additional shares
of our common stock at a price of $     per share. The subscription price is
expected to be the lesser of the following:

    (1) the product of .85 and the last reported sales price of our common stock on the New York Stock Exchange prior to the date of effectiveness of the post-effective amendment to our registration statement, of which this prospectus supplement is a part; and

    (2) the tangible book value per share of our common stock as of March 31, 2001.

  Stockholders will be entitled to one right to purchase       shares for each
share of common stock held on the record date. If you exercise all of the rights distributed to you, you will also be entitled to purchase additional shares not purchased by other stockholders pursuant to the over-subscription rights described in this prospectus supplement. We will not issue fractional shares and will round all of the subscription rights down to the nearest whole share.

                                               (Continued on the following page)

  Investing in our securities involves significant risks. See "Risk Factors" beginning on page S-12 of this prospectus supplement and page 6 of the prospectus that is also part of this document.

  These securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any governmental agency.

  Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement is complete or accurate. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       Price to      Fees and      Proceeds to
                                        Public    Commissions(1)  Bay View(2)(3)
--------------------------------------------------------------------------------
Per Share..........................  $              $              $
Minimum............................  $ 82,500,000   $1,100,000(4)  $ 81,400,000
Maximum............................  $110,000,000   $1,100,000(5)  $108,900,000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) In connection with the rights offering, we have retained Keefe Ventures, LLC as financial consultant. Keefe has agreed to place $82.5 million of standby purchase commitments for shares of our common stock that are not subscribed for in this rights offering, subject to the condition that the standby purchasers shall in all events be able to purchase $27.5 million of our units.

(2) We will receive $27.5 million in additional proceeds, less a fee of $1.1 million payable to Keefe, from the sale of our units to the standby purchasers.

(3) Before deducting estimated expenses of $800,000.

(4) Assumes all shares offered pursuant to this prospectus supplement are sold to standby purchasers.

(5) Assumes all shares offered pursuant to this prospectus supplement are sold to non-standby purchasers.

               The date of this prospectus supplement is       .

(Continued from the previous page)

   The shares of common stock to be issued upon exercise of the rights will be listed on the New York Stock Exchange. Our common stock trades on the New York Stock Exchange under the symbol "BVC". The last reported sales price of our common stock on the New York Stock Exchange on March 28, 2001 was
$5.48 per share. The rights being distributed to stockholders are expected to trade on the New York Stock Exchange under the symbol "BVC rt", but we cannot assure you that a market for the rights will develop.

   The subscription rights will expire at 5:00 p.m., New York City time, on
        , 2001 unless we extend the expiration date. In no event, however, will
we extend the expiration date beyond         , 2001. If we elect to extend the
term of the rights, we will issue a press release to that effect no later than the first day that the New York Stock Exchange is open for trading following the most recently announced expiration date. The exercise of the rights is irrevocable once made, and no interest will be paid to you on the purchase price if you exercise your rights.

   We will enter into agreements with certain institutional investors and high net-worth individuals to sell $27.5 million of our units, each of which consists of one share of our 4% series A convertible preferred stock and one
warrant to purchase .   of a share of our common stock, at the same price per
unit at which we are offering our common stock. Each share of preferred stock
will have a liquidation preference of $      and will be convertible into one
share of our common stock. Each warrant will entitle the holder to purchase .
of a share of our common stock at an exercise price per share equal to $     .
These agreements will also provide that these purchasers will purchase all of
the shares of our common stock in excess of       shares that are not
subscribed for in the rights offering by the expiration date at the subscription price, subject to the satisfaction of certain conditions. Our concurrent offering of our preferred stock, warrants and common stock to these purchasers is by means of a separate prospectus supplement.

                               TABLE OF CONTENTS

                                                                            Page
Prospectus Supplement                                                       ----
About this Prospectus Supplement...........................................  S-3
Forward-Looking Statements.................................................  S-4
Prospectus Supplement Summary..............................................  S-5
Risk Factors............................................................... S-12
Recent Developments........................................................ S-19
Purpose of the Rights Offering............................................. S-19
New Strategic Plan......................................................... S-20
Use of Proceeds............................................................ S-22
Market Prices and Dividends................................................ S-22
Capitalization............................................................. S-23
Selected Consolidated Financial Data....................................... S-26
Rights Offering............................................................ S-27
Financial Consultant....................................................... S-33
Certain Federal Income Tax Considerations.................................. S-34
Shares Eligible for Future Sale............................................ S-35
Legal Matters.............................................................. S-36

                                                                            Page
Prospectus                                                                  ----
Where You Can Find More Information........................................   2
Introductory Matters.......................................................   4
The Company................................................................   4
The Trusts.................................................................   5
Risk Factors...............................................................   6
Use of Proceeds............................................................  11
Consolidated Ratios of Earnings to Fixed Charges...........................  11
Description of Debt Securities.............................................  12
Description of Preferred Stock.............................................  22
Description of Depository Shares...........................................  28
Description of Common Stock................................................  32
Description of Common Stock Warrants.......................................  32
Description of Capital Stock...............................................  34
Description of Trust Preferred Securities..................................  36
Description of Trust Preferred Securities Guarantees.......................  38
Description of Rights......................................................  41
Plan of Distribution.......................................................  41
Legal Matters..............................................................  42
Experts....................................................................  42

   As used in this prospectus supplement, the term "we," "us" and "our company" mean Bay View Capital Corporation and its subsidiaries, unless otherwise indicated.

                               ----------------

   You should only rely on information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are offering to sell and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the front of the applicable document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities.

                               ----------------

                        ABOUT THIS PROSPECTUS SUPPLEMENT

   This prospectus supplement is a supplement to the prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer from time to time debt securities, shares of preferred stock, shares of common stock, warrants to purchase common stock, subscription rights, depository shares, trust preferred securities and guarantees of trust preferred securities up to an aggregate amount of $500,000,000, of which this offering is a part. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the rights offering. Both this prospectus supplement and the prospectus include important information about us, our shares of common stock being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the prospectus. You should read both this prospectus supplement and the prospectus as well as additional information described under "Where You Can Find More Information" in the prospectus before investing in our securities.

                           FORWARD-LOOKING STATEMENTS

   This prospectus supplement contains forward-looking statements that describe our future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and may cause our actual results, performance or achievements to differ materially from those that we anticipate. Factors that might affect forward-looking statements include, among other things:

  . our ability to remain in compliance with certain written agreements with government agencies that regulate us;

  . the successful completion of this offering or alternative transactions raising additional capital;

  . the demand for our products;

  . actions taken by our competitors;

  . tax rate changes, new tax laws and revised tax law interpretations;

  . adverse changes occurring in the securities markets;

  . inflation and changes in prevailing interest rates that reduce our margins or the fair value of the financial instruments we hold;

  . economic or business conditions, either nationally or in our market areas, that are worse than we expect;

  . legislative or regulatory changes that adversely affect our business;

  . the timing, impact and other uncertainties of our asset sales or securitizations;

  . technological changes that are more difficult or expensive than we expect;

  . increases in delinquencies and defaults by our borrowers and other loan delinquencies;

  . increases in our provision for losses on loans and leases;

  . our inability to sustain or improve the performance of our subsidiaries;

  . our inability to achieve the financial goals in our strategic plans, including any financial goals related to both contemplated and consummated asset sales or acquisitions;

  . the outcome of lawsuits or regulatory disputes;

  . credit and other risks of lending, leasing and investment activities; and

  . our inability to use the net operating loss carryforwards we currently have.

   As a result of the above, we cannot assure you that our future results of operations or financial condition or any other matters will be consistent with those presented in any forward-looking statements. Accordingly, we caution you not to rely on these forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update these forward-looking statements, which speak only as of the date made.

                         PROSPECTUS SUPPLEMENT SUMMARY

   This summary highlights information contained elsewhere in this prospectus supplement. It is not complete and it does not contain all of the information that you should consider before deciding whether to exercise your rights. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated herein carefully, and you should consider the information set forth under "Risk Factors."

   Some of the information in this prospectus supplement contains forward-looking statements. You should carefully consider the cautions regarding forward-looking statements in this prospectus supplement under the heading "Forward-Looking Statements."

                                  The Company

   We incorporated under the laws of the state of Delaware in 1989 and are a bank holding company headquartered in San Mateo, California. Our primary subsidiary is Bay View Bank, N.A., a commercial bank that operates 57 full service branches throughout the greater San Francisco Bay Area. Our principal business activity as a commercial bank is to earn interest on loans, leases and investment securities that are funded by customer deposits and other borrowings. The difference between interest received and interest paid comprises the majority of our operating earnings. Our primary lending activities consist of multi-family and commercial real estate loans, consumer auto and home equity lending and commercial business financing. Our 57-branch deposit franchise provides personalized banking services to individuals and businesses and is the principal source of funding for our lending operations.

   In November 1999, we acquired Franchise Mortgage Acceptance Company, or FMAC, a national leader in franchise lending, and its wholly owned multi-family lending division, Bankers Mutual. In June 2000, we sold substantially all of the assets of Bankers Mutual to Berkshire Mortgage Finance Limited Partnership, reflecting our ongoing efforts to focus on our core business lines and deposit franchise. In September 2000, we announced the restructuring of FMAC. The earnings performance of FMAC was considerably dependent upon gains from franchise loan securitizations and/or sales to offset overhead and other associated expenses. The opportunities for these securitizations and sales during 2000 were severely limited by prevailing market conditions, requiring us to carry these loans using high-cost financing and, therefore, eroding our net interest margins. As a result, we were forced to consider alternative strategies relative to FMAC, including the potential sale of the unit. After an unsuccessful attempt to sell FMAC, we decided that an immediate and permanent shutdown of all franchise loan production was in the best interests of our stockholders.

   Beginning in mid-2000, the quality of our franchise loan portfolio began a significant deterioration that continues today. As a result, Bay View Bank has increased reserves for loan losses related to these loans. These reserves exceeded other earnings and have resulted in significant declines in our capital ratios. Due to deteriorating asset quality and the need to reduce the size of our portfolio of earning assets in order to increase our capital ratios, we have not been able to build capital through retained earnings in recent periods. As a result, we have experienced increased regulatory pressure to raise new capital.

   Our board of directors and management have concluded that we must increase our focus on our retail and commercial bank activities and that our higher risk assets must be sold in order to stem ongoing losses and further reductions in our capital ratios. We cannot achieve sales of these assets, however, without incurring further losses that would reduce our capital ratios to levels unacceptable to our regulators.

   The purpose of this rights offering is to raise capital sufficient to permit us to incur the losses necessary to reduce our risk profile and improve our capital ratios to levels acceptable to our regulators. Our board of directors has adopted a new strategic plan that is contingent on the successful completion of this rights offering. The elements of this new plan include:

  . sale of our higher risk assets, including the sale of our franchise loan servicing operations;

  . renewed focus on our commercial and retail banking platforms; and

  . the hiring of a new chief executive officer, Robert B. Goldstein, to oversee the implementation of our new strategic plan.

   Our board of directors, after consultation with our financial advisors, has concluded that this rights offering is the most favorable source of financing available to us at this time.

                               How to Contact Us

   Our principal executive offices are located at 1840 Gateway Drive, San Mateo, California, 94404, and our telephone number is (650) 312-7200.

                              The Rights Offering

Securities Offered..........  Subscription rights to purchase         shares of
                              common stock at a price of $         per share and
                              the common stock issuable upon the exercise of the rights. The subscription price will be equal to the lesser of the following:

                              (1) the product of .85 and the last reported sales price of our common stock on the New York Stock Exchange prior to the date of effectiveness of the post-effective amendment to our registration statement, of which this prospectus supplement is a part; and

                              (2) the tangible book value per share of our
                                  common stock as of March 31, 2001.

Shares                        As of the record date of         , 2001, we had
Outstanding/Authorized .....            shares of common stock issued and
                              outstanding. After the rights offering and the
                              exercise of these rights by the rights holders,
                              we will have at least         shares of common
                              stock outstanding. We have 60,000,000 shares of common stock authorized for issuance.

Grant of Basic Subscription   All stockholders of record as of        , 2001
Rights......................  will be granted one transferable right to
                              purchase       shares of our common stock at
                              $        per share for every share of common stock
                              held by them as of that date. We will not issue fractional shares. We will round all of the subscription rights downward to the nearest whole share of common stock.

Grant of Over-Subscription    Holders of subscription rights who fully exercise
Rights......................  their basic subscription rights will also have over-subscription rights to purchase any shares remaining available for purchase after the exercise by other rights holders of their basic subscription rights, except that the standby purchasers who receive basic subscription rights will agree not to exercise their over-subscription rights. If the number of unsubscribed shares is insufficient to permit the exercise of all of the over-subscription rights, the shares available for over-subscription will be allocated pro-rata, based on the number of basic subscription rights exercised by each person seeking to oversubscribe as of the expiration date of the offering. Any remaining shares will then be allocated among holders who over-subscribed for more than their pro rata portion of the shares available for over-subscription in the same manner until all the shares available for over-subscription have been allocated.

                              Holders of rights must elect to exercise their over-subscription rights during the subscription period in the manner set forth in the subscription documents provided with this prospectus supplement. The exercise of over-subscription rights may not be revoked by a rights holder.

Subscription Period.........  The rights offering is expected to be open for a
                              21-day period from      , 2001 (the expected
                              mailing date of the offering materials)
                              to       , 2001 unless that period is extended by
                              us, in our sole discretion, for a period not
                              extending beyond      , 2001. If you wish to
                              exercise your subscription rights, you must
                              return the completed subscription documents along with the payment, as instructed in the subscription documents, to the subscription agent, Mellon Bank, N.A., c/o Mellon Investor Services, L.L.C., no later than 5:00 p.m., New
                              York City time, on the expiration date of      ,
                              2001, unless the subscription period is extended by us as described below. The addresses for return of the subscription documents are set forth in the subscription documents and also in this prospectus supplement under the heading "Rights Offering--How to Exercise Your Rights." If we elect to extend the term of the subscription rights, we will issue a press release to that effect no later than the first day on which the New York Stock Exchange is open for trading following the most recently announced expiration date for the subscription rights. If we extend the term of the subscription rights by more than 14 calendar days, we will, in addition, cause written notice of the extension to be promptly sent to all stockholders of record who are entitled to receive subscription rights.

Transferability of Rights...  The subscription rights are transferable, and it is anticipated that they will trade on the New York Stock Exchange under the symbol "BVC rt" and may be purchased or sold through brokers in the same manner as our common stock until the close of business on the last trading day prior to the end of the subscription period, that trading day
                              being      , 2001 unless we extend the date. We
                              cannot assure you, however, that any market for the subscription rights will develop or, if a market does develop, that the market will remain available throughout the period in which the subscription rights may be exercised.

                              The subscription rights can also be transferred in whole or in part by endorsing the subscription warrant evidencing the rights in accordance with the instructions accompanying this prospectus supplement and delivering it to the subscription agent, Mellon Bank, N.A., c/o Mellon Investor Services, L.L.C. The subscription rights may also be sold in whole or in part through the subscription agent. The subscription agent will endeavor to sell the subscription rights if the rights holder has so requested and has delivered to the subscription agent a subscription warrant evidencing the subscription rights with instructions for sale properly executed at or prior to 11:00 a.m., New York City time, on
                                   , 2001. We cannot assure you that the
                              subscription agent will be able to sell your rights, and we cannot provide you any assurances about the price that the subscription agent may be able to obtain for the subscription rights.

Standby Agreements..........  We will enter into agreements with certain institutional investors and high net-worth
                              individuals, who we refer to as standby
                              purchasers, to sell $27,500,000 of our units at a
                              price of $     per unit, which is the same price
                              per unit at which we are offering our common
                              stock. Each unit consists of one share of our 4% series A convertible preferred stock and one
                              warrant to purchase .    of a share of our common
                              stock. Each share of preferred stock will have a
                              liquidation preference of $      . Each share of
                              preferred stock will automatically convert into one share of our common stock, based on a
                              conversion price of $      , when we notify the
                              holders that we have a sufficient number of
                              authorized, unissued and unreserved shares of common stock available to permit conversion of all of our preferred stock. Each warrant will
                              purchase .   share of common stock at an exercise
                              price per share equal to $       for a period of
                              10 years. These agreements will also provide that these standby purchasers will purchase all of the
                              shares in excess of        shares of our common
                              stock that are not subscribed for by the expiration date at the subscription price. These standby purchasers will also agree to exercise the basic subscription rights distributed to them as rights holders but they will not exercise their over-subscription rights. Our concurrent offering of our preferred stock, warrants and common stock to these purchasers is by means of a separate prospectus supplement.

                              As of the record date for the distribution of the subscription rights, these standby purchasers
                              owned an aggregate of       shares of our common
                              stock.

Stock Purchase Limitations..  We will not issue shares of our common stock pursuant to the exercise of the basic
                              subscription rights or the over-subscription
                              rights to any holder who, in our opinion, would be required to obtain prior approval or nonobjection from any state or federal regulatory authority to own or control such shares if such approval or nonobjection has not been obtained or any required waiting period has not expired prior to the expiration of the subscription period,
                              which is                , 2001.

Procedure for Exercising      The basic subscription rights and the over-
Rights......................  subscription rights may be exercised by properly completing the subscription warrant accompanying this prospectus supplement and forwarding it with payment of the subscription price for each share subscribed for (including the maximum number of shares subscribed for pursuant to the exercise of over-subscription rights) to the subscription agent, Mellon Bank, N.A., c/o Mellon Investor
                              Services, L.L.C., who must receive the payment and the subscription warrant prior to the expiration of the subscription period, which is
                                   , 2001 unless we elect to extend it.
                              Alternatively, a rights holder can use the guaranteed delivery procedures described in this prospectus supplement under the heading "The
                              Rights Offering--How to Exercise Your Rights."
                              Any rights holder sending subscription warrants by mail is urged to use insured, registered mail.

                              Funds paid by uncertified personal checks may take at least seven business days to clear and such checks must clear before the expiration of the subscription period in order for the required payment to have been made. Accordingly, if any rights holder wishes to pay the subscription price by means of an uncertified personal check, the rights holder is urged to make payment sufficiently in advance of the expiration of the subscription period to ensure that the payment is received and clears before that time. Alternatively, rights holders are also urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

                              Once a rights holder has exercised the basic subscription rights and any over-subscription rights, that exercise of rights may not be revoked. Rights not exercised prior to the expiration of the subscription period will no longer be exercisable.

Partial Exercise or           In the event of an exercise or transfer of less
Transfer of Rights..........  than all of your rights, the subscription agent will not issue a new subscription warrant for the
                              rights not exercised or transferred unless it
                              receives the properly endorsed subscription
                              warrant on or before 1:00 p.m. on the fifth day
                              prior to the expiration of the subscription
                              period, which is      , 2001. No new subscription
                              warrants will be issued with respect to
                              subscription warrants received after that time and date. Accordingly, if a rights holder exercises or transfers less than all of his or her subscription rights and submits the subscription warrant after that time and date, he or she will lose the power to exercise or transfer the remaining rights.

Purpose of Rights Offering;
Use of Proceeds.............
                              The purpose of the rights offering is to increase our capitalization and implement our new strategic plan as discussed on pages S-20 to S-21 of this prospectus supplement. The net proceeds from the rights offering are expected to be between approximately $107.0 million and $134.5 million after subtracting the expenses of the offering. These net proceeds will be used for general corporate purposes.

Subscription Agent and
 Information Agent..........
                              Mellon Bank, N.A. will be the subscription agent and Mellon Investor Services, L.L.C. will be the information agent in connection with the rights offering.

Financial Consultant........  Keefe Ventures, LLC has assisted us by coordinating efforts to identify and obtain commitments from institutional investors and high net-worth individuals to serve as standby purchasers.

New York Stock Exchange       Common Stock: BVC
Symbols.....................  Rights: BVC rt

                      Losses and Declining Capital Ratios

   We incurred a consolidated net after-tax loss of $326.2 million for the year ended December 31, 2000, primarily as a result of our decision to shut down FMAC, the revaluation of our franchise-related assets and the need to increase provisions for loan losses as the quality of our assets has deteriorated. The loss for 2000 also materially adversely impacted our regulatory capital levels as follows:

                                 Bay View Bank

                             At December 31, 2000            At December 31, 1999
                         ------------------------------  ------------------------------
                                            Minimum                         Minimum
                             Actual       Requirement        Actual       Requirement
                         --------------  --------------  --------------  --------------
                          Amount  Ratio   Amount  Ratio   Amount  Ratio   Amount  Ratio
                         -------- -----  -------- -----  -------- -----  -------- -----
Tier 1 leverage......... $218,736 4.23%  $206,835 4.00%  $406,001  6.87% $236,337 4.00%
Tier 1 risk-based.......  218,736 6.30    138,875 4.00    406,001  8.41   193,024 4.00
Total risk-based........  312,582 9.00    277,751 8.00    507,516 10.52   386,048 8.00

                                Bay View Capital

                             At December 31, 2000            At December 31, 1999
                         ------------------------------  ------------------------------
                                            Minimum                         Minimum
                             Actual       Requirement        Actual       Requirement
                         --------------  --------------  --------------  --------------
                          Amount  Ratio   Amount  Ratio   Amount  Ratio   Amount  Ratio
                         -------- -----  -------- -----  -------- -----  -------- -----
Tier 1 leverage......... $190,686 3.47%  $219,886 4.00%  $386,110  6.51% $237,247 4.00%
Tier 1 risk-based.......  190,686 4.59    166,284 4.00    386,110  7.17   215,475 4.00
Total risk-based........  338,374 8.14    332,568 8.00    587,773 10.91   430,950 8.00

   Please see "Recent Developments" on page S-19 for further discussion of our consolidated net loss for the year-ended December 31, 2000 and the impact on our regulatory capital ratios.

                                  RISK FACTORS

   You should carefully consider the risks described below together with all the other information included in or incorporated by reference into this prospectus supplement or the accompanying prospectus before exercising your subscription rights. The risks and uncertainties described below are not the only ones facing our company. If any of the following risks actually occurs, our business, financial condition, results of operations or future prospects could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Failure to implement our new business strategy could impede our ability to regain profitability.

   Even with the capital raised by this rights offering, we may not be able to effectively implement our new strategic plan. Our new strategic plan contemplates a reduction of our risk profile through a series of transactions including an organized program of negotiated loan sales to qualified buyers, sale of our franchise loan servicing operation and the accelerated disposition of franchise-related assets. Our plan also contemplates the sale of our portfolio of high loan-to-value home equity loans and home equity loans not originated by us as well as the exploration of opportunities to reduce our residual risk in our portfolio of auto leases.

   We may not be able to implement these actions without incurring losses unacceptable to our regulators. If we are unable to do so, we may continue to incur losses on our higher risk assets and our capital would again deteriorate.

   In addition, our new strategic plan also contemplates two distinct platforms consisting of retail and commercial banking. We intend to build these platforms by focusing on deposit growth and expanding and enhancing products and services to our retail customers and by providing commercial banking products and services to small and middle market businesses within California. If we are unable to expand these platforms successfully, we may be unable to achieve sustainable acceptable profit levels.

As we continue to expand our commercial and retail banking activities, a gradual increase in our consolidated credit risk is likely to occur, which means that there is a greater risk that borrowers will be unable to repay their loans from us or make all required lease payments to us. Borrower defaults resulting in losses in excess of our allowance for loan and lease losses could have a material adverse effect on our business, profitability, and financial condition.

   Franchise Loans. At December 31, 2000, our commercial franchise loans totaled $779.9 million, representing 24.8% of our gross loan and lease portfolio. This total includes $336.3 million of franchise loans held-for-sale. We purchased and originated franchise loans until the restructuring of FMAC in September 2000, as previously discussed. In connection with this continued restructuring, we intend to reduce our concentration of franchise assets through loan sales. During 2000, we sold $120.0 million of franchise loans. In addition, we completed a $268.2 million on-balance sheet franchise loan securitization in April 2000, effectively converting these loans into investment securities. The investment securities resulting from this transaction were subsequently sold in December 2000.

   Our franchise loans are primarily fully-amortizing, long-term, fixed- or adjustable-rate loans provided for purposes other than development and construction of business units. These loans generally have a maximum term and amortization period of up to 20 years. Fixed-rate loans are based upon U.S. Treasury rates plus a spread while adjustable-rate loans are tied to LIBOR plus a spread and generally reprice on a monthly basis. At December 31, 2000, total franchise loans included $397.3 million of loans to restaurant franchisees and $381.9 million of loans to gas stations and convenience store operators.

   The franchise loan portfolio has experienced increasing delinquencies, requiring additional reserves for loan losses. Our inability to dispose of this portfolio could result in additional losses that may be significant. Although our new strategic plan contemplates ways to reduce this risk, there can be no assurance that we will be able to do so.

   Loans to Small and Medium-Sized Businesses. Loans to small and medium-sized businesses are generally riskier than single-family mortgage loans. Typically, the success of a small or medium-sized business depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability or resignation of one or more of these persons could have a material adverse impact on the business. In addition, small and medium-sized businesses frequently have smaller market shares than their competition, may be more vulnerable to economic downturns, often need substantial additional capital to expand or compete and may experience substantial variations in operating results, any of which may impair a borrower's ability to repay a loan or make payments on a lease.

   Multi-Family Mortgage and Commercial Real Estate Loans. Multi-family mortgage and commercial real estate loans are generally considered to be riskier than single-family mortgage loans because multi-family mortgage and commercial real estate loans typically have larger balances to a single borrower or group of related borrowers. In addition, the borrower's ability to repay multi-family mortgage and commercial real estate loans typically depends upon the successful operation of the property or business conducted on the property securing the loan as opposed to a desire by the borrower to continue to occupy the residence on the property securing the loan. These loans may therefore be more adversely affected by conditions in the real estate markets or in the economy generally. For example, if the cash flow from the project is reduced due to leases not being obtained or renewed, the borrower's ability to repay the loan may be impaired. At December 31, 2000, multi-family mortgage and commercial real estate loans totaled $951.2 million, or 30.2% of our total gross loan and lease portfolio. These loans represent our largest loan concentration and are also primarily secured by properties located in northern California.

   Motor Vehicle Loans and Leases. Because our primary focus for motor vehicle loans and leases is on the credit quality of the customer rather than the value of the collateral, the collectibility of a motor vehicle loan or lease is more likely than a single-family first mortgage loan to be affected by adverse personal circumstances. We rely on the borrower's continuing financial stability, rather than on the value of the vehicle, for the repayment of a motor vehicle loan and for payment of all required amounts under a motor vehicle lease. Because motor vehicles usually rapidly depreciate in value, it is unlikely that a repossessed vehicle will cover repayment of the outstanding loan balance or unpaid amounts under the terms of the lease.

   Our typical motor vehicle loan customer desires a longer term and/or higher relative loan amount than is offered by many other automobile financing sources. We have therefore been able to charge higher interest rates compared with the rates typically offered by traditional sources of motor vehicle financing such as banks and captive finance companies. The higher interest rate and longer maturity of the loans increase the risk that the borrower will be unable to repay the loan.

   We retain a residual interest in our motor vehicle-related operating leased assets. The estimated fair market value of the motor vehicle at the end of the contract term of the lease, if any, is reflected as an asset on our balance sheet over the contract term of the lease. At December 31, 2000, the residual values related to our motor vehicle-related operating leases totaled $309.6 million. Our profitability depends, to some degree, upon our ability to realize these residual values. Realization of residual values depends on many factors, several of which are outside our control, including general market conditions at the time of expiration of the lease, whether there has been unusual wear and tear on, or use of, the motor vehicle, the cost of a comparable new motor vehicle and the number of vehicles that are returned at the end of their lease term. If, upon the expiration of a lease, we sell or refinance the underlying motor vehicle and the amount realized is less than the recorded value of the residual interest in the motor vehicle, we will recognize a loss reflecting the difference. If we fail to realize our aggregate recorded residual values, our financial condition and profitability could be adversely affected.

   At December 31, 2000, motor vehicle loans totaled $287.0 million, which was approximately 9.1% of our total gross loan and lease portfolio. Additionally, operating leased assets totaled $479.8 million at December 31, 2000, which was approximately 9.0% of our consolidated assets.

   Single-Family Mortgage Loans. Single-family mortgage loans still comprise a significant component of our loan and lease portfolio and are secured primarily by properties located in northern California. Our continued holding of these loans results in lower yields and lower profitability for us. These loans are generally made on the basis of the borrower's ability to make repayments from his or her employment and the value of the property securing the loan. Despite our decision to discontinue the origination of single-family mortgage loans in 1996, we still have exposure to these lower-yielding, and relatively low risk assets. At December 31, 2000, these loans were $392.0 million, or 12.5% of our total gross loan and lease portfolio.

   Commercial Loans and Leases. Our commercial loans and leases, which are comprised primarily of asset-based loans, factoring and equipment leases, entail higher risk and are typically made on the value of the collateral provided by the borrower to secure the loan or lease. Most often, this collateral is accounts receivable, although at times we also rely upon collateral such as inventory or machinery. There is little additional credit support provided by the borrower for most of these loans and leases and the probability of repayment is based almost solely on the liquidation of the pledged collateral. As a result, in the case of loans and leases secured by accounts receivable, the availability of funds for the repayment of such loans and leases may be substantially dependent on the ability of the borrower to collect amounts due from its customers. The collateral securing other loans and leases may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. In addition, these loans and leases carry much higher rates of interest than those charged by traditional small business lenders, such as commercial banks, to compensate for the greater risk that our borrowers will be unable to repay their loans or leases. The higher interest rates charged on these loans and leases increase the risk that the borrower will be unable to repay the loan or lease. Commercial loans and leases were $353.4 million, including $248.0 million in asset-based loans, including participation loans, or 11.2% of our total gross loan and lease portfolio, as of December 31, 2000.

Unfavorable economic conditions, natural disasters or power shortages in northern California could significantly increase the number of borrowers unable to repay their loans, and could result in a decline in the value of the properties securing our loans, which could have a material adverse effect on us.

   Our current loan portfolio is concentrated in certain geographic regions, particularly northern California. The number of borrowers unable to repay their loans may be affected by changes in local economic and business conditions. Unfavorable economic conditions in northern California could significantly increase the number of borrowers unable to repay their loans, and could result in a decline in the value of the properties securing those loans, which could have a material adverse effect on us. In addition, the northern California area has been, and may in the future be, subject to earthquakes and we usually do not require our borrowers to maintain earthquake insurance on properties securing mortgage loans. Accordingly, earthquake damage to properties securing mortgage loans or to properties we own could have a material adverse effect on us.

   Furthermore, California is in the midst of an energy crisis that could disrupt our operations and those of our borrowers. California has experienced and is expected to continue to experience severe power shortages, including rolling blackouts. These shortages could materially adversely affect economic conditions in northern California, resulting in an increase in the number of borrowers unable to repay their loans, and resulting in a decline in the value of the properties securing those loans, all of which could have a material adverse effect on us.

Changes in interest rates could have a material adverse effect on our profitability.

   Our ability to make a profit, like that of most financial institutions, substantially depends upon our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans, and the interest expense we pay on our interest-bearing liabilities, such as deposits. Certain assets and liabilities, however, may react in different degrees to changes in market interest rates. Further, interest rates on some types of assets and liabilities may fluctuate prior to changes in broader market interest rates, while rates on other types may lag behind. Additionally, some of our assets, such as adjustable rate mortgages, have features, including payment and rate caps, which restrict changes in their interest rates. As a result, our net interest margin would be adversely impacted by a rise in interest rates where actual rates on adjustable rate loans do not rise as rapidly as the cost of our funds.

   Factors such as inflation, recession, unemployment, money supply, international disorders, instability in domestic and foreign financial markets and other factors beyond our control may affect interest rates. Changes in market interest rates will also affect the level of voluntary prepayments on our loans and payments on our mortgage-backed securities resulting in the receipt of proceeds that may be reinvested at a lower rate than the loan or mortgage-backed security being prepaid. Although we pursue an asset-liability management strategy designed to control our risk from changes in market interest rates, changes in interest rates could still have a material adverse effect on our profitability.

The competition we face could adversely affect our results of operations.

   We face competition both in originating loans and leases and in attracting deposits. The competition we face could adversely affect our results of operations. Competition in originating multi-family and commercial real estate mortgage loans comes primarily from savings institutions, commercial banks, mortgage bankers and insurance companies. We compete for these mortgage loans based on interest rates, types of products, loan fees charged and the quality of customer service that we provide to our borrowers. Competition in attracting deposits comes primarily from savings institutions, commercial banks, brokerage firms, mutual funds, credit unions and various types of investment companies. We also experience competition for our motor vehicle loan and leasing programs, primarily from large well-capitalized lending institutions and finance companies, as well as from financing provided directly by automobile manufacturers. Competition for factoring clients comes primarily from small local factors or factors specializing in a specific industry segment, such as trucking or personnel agencies. Competition for asset-based loans comes primarily from small, locally-based commercial finance companies, large national commercial finance companies and commercial banks. Due to their size, some of our competitors may achieve economies of scale and, as a result, offer a broader range of products and services and lower pricing than we currently offer.

Our agreements with regulators impose operating requirements on us, which, if violated, could result in additional sanctions that would be detrimental to us.

   In September 2000, we entered into a written agreement with the Federal Reserve Bank of San Francisco and Bay View Bank entered into a written agreement with the Office of the Comptroller of the Currency, in each case pursuant to 12 U.S.C. (S) 1818(b). These agreements require us to undertake a number of affirmative actions. We believe implementation of our new strategic plan, the successful completion of this offering and the retention of our new chief executive officer and other experienced personnel will enable us to remain in compliance with these agreements.

   However, our inability to remain in compliance with these agreements and make significant improvements in the condition of Bay View Bank, as well as possible future regulatory determinations, could result in additional formal or informal regulatory actions against us and Bay View Bank that could include restrictions on operations, growth, periodic monitoring and review by the regulatory agencies, civil money penalties, mandatory asset dispositions, conservatorship and other actions. The written agreements currently prohibit us and Bay View Bank, which is our principal source of cash with which to pay dividends, from paying any dividends without prior regulatory approval.

Changes in the regulatory structure or the statutes or regulations applicable to us could have a material impact on our operations.

   We and our subsidiaries are subject to extensive regulation, supervision and examination by the Federal Reserve Board and the Office of the Comptroller of the Currency and by the Federal Deposit Insurance Corporation, which insures our deposits up to applicable limits. Regulatory authorities have extensive discretion in carrying out their supervisory and enforcement responsibilities as evidenced by the recent agreements that

Bay View Bank and we have been required to enter into by such regulators. It is possible that these regulators may prevent us from implementing elements of our new strategic plan.

   Any change in the regulatory structure or the applicable statutes or regulations could have a material adverse impact on our operations. Additional legislation and regulations may be enacted or adopted in the future that could significantly affect our powers, authority and operations and our competitors, which in turn could have a material adverse effect on our operations.

Our recent regulatory examinations may result in sanctions against Bay View Bank and Bay View Capital Corporation.

   The Office of the Comptroller of the Currency and the Federal Reserve are currently in the process of concluding their examinations of Bay View Bank and Bay View Capital Corporation. Neither agency has issued its final report of examination. No assurance can be given as to the ultimate determination of such agencies or the sanctions to which we may be subjected.

Ownership of our stock is limited by Federal law.

   Federal laws and regulations generally prohibit a person a company from purchasing 10% or more of any class of voting stock of a bank holding company, such as ours, without prior notice to and, in certain cases, approval of the Federal Reserve. Holders are urged to consult legal counsel experienced in banking matters if, by participating in the rights offering, they may own as a consequence 10% or more of our common stock, either alone or with others with whom they are, or may be deemed to be, acting in concert, as that term is defined in the applicable regulations.

   Bank holding companies must receive federal regulatory approval to acquire more than 5% of any class of voting stock of a bank holding company. In addition, other regulated institutions such as banks, thrifts and insurance companies may be subject to various limitations and prohibitions. All regulated institutions are urged to consult legal counsel before exercising any rights.

The price of our common stock may decrease rapidly and prevent stockholders from selling their stock at a profit.

   The market price of our common stock could decrease in price rapidly at any time and prevent stockholders from selling their shares at a profit. The market price of our common stock has fluctuated in recent years. From January 1, 1999 to March 23, 2001, the closing market price of our common stock has ranged from a low of $4.94 per share to a high of $21.06 per share. Fluctuations may occur, among other reasons, in response to:

  . operating results;

  . announcements by competitors;

  . regulatory actions and changes;

  . economic changes;

  . general market conditions; and

  . legislative changes.

   The trading price of our common stock could continue to be subject to wide fluctuations in response to the factors set forth above and other factors, many of which are beyond our control. The stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. You should consider the likelihood of these market fluctuations before investing in our stock.

We may not be able to use a portion of our net operating loss carryforwards.

   As of December 31, 2000, we had federal net operating loss (NOL) carryforwards of $262.5 million available to reduce taxable income in future years. These NOL carryforwards expire in various years from 2001 through 2020 and are the primary component of our gross net deferred tax assets of $178.4 million. Our ability to use these NOL carryforwards is dependent upon our ability to generate sufficient future taxable income prior to the expiration of the NOL carryforwards and whether these NOL carryforwards are subject to a limitation under Section 382 of the Internal Revenue Code of 1986. If it becomes more likely than not that we will not generate sufficient future taxable income to realize our deferred tax asset related to our NOL carryforwards or if the use of these carryforwards is limited by Section 382, we may be required to increase our valuation allowance against our gross deferred tax assets, and incur a corresponding charge to earnings, for the portion of the NOL carryforwards we are not likely to use. At December 31, 2000, we had established a valuation allowance of $26 million against our gross deferred tax assets.

   Our ability to utilize our NOL carryforwards may be limited by Section 382 if we undergo an ownership change. In the event of an ownership change, Section 382 imposes an annual limitation on the amount of taxable income a corporation may offset with NOL carryforwards and certain recognized built-in losses. The limitation imposed by Section 382 for any post-change year would be determined by multiplying the value of our stock (including both common stock and preferred stock) immediately before the ownership change by the applicable long-term tax exempt rate, which was 5.24% for March 2001. Any unused annual limitation may be carried over to later years, and the limitation may under certain circumstances be increased by the built-in gains in assets held by us at the time of the change that are recognized in the five-year period after the change. Under current conditions, if an ownership change were to occur, our annual NOL utilization would be limited annually to approximately $10 million, plus the recognized built-in gains, if any. If we were to undergo an ownership change as a result of this offering, we would not be able to utilize approximately $100 million in federal NOL carryforwards, which, when tax effected at the federal statutory tax rate of 35%, approximates $35 million, which is in excess of our existing $26 million valuation allowance.

   We would undergo an ownership change if, among other things, the stockholders who own or have owned, directly or indirectly, 5% or more of our common stock or are otherwise treated as 5% stockholders or a "higher tier entity" under Section 382 and the regulations promulgated thereunder increase their aggregate percentage ownership of our stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders at any time during the testing period, which is generally the preceding three years.

   The application of Section 382 is highly complex and uncertain and, as a result, we are unable to determine at this time whether the exercise of subscription rights as contemplated by this prospectus supplement would cause an ownership change. Such an ownership change would be dependent upon the percentage of existing stockholders that exercise their subscription rights and other events that could occur prior to or after the offering contemplated hereby that are beyond our control. Additionally, there can be no assurance that our future actions or future actions on the part of our stockholders will not result in the occurrence of an ownership change.

   If we do not trigger the Section 382 limitation, we expect to use a portion of our available 50 percentage point ownership limitation in connection with this rights offering and our concurrent offering of units and common stock to standby purchasers, and we may not be able to engage in significant transactions that would create a further shift in ownership within the meaning of Section 382 within the subsequent three-year period without triggering an ownership change.

If you exercise your subscription rights, you may be unable to sell any shares you purchase at a profit and your ability to sell may be delayed by the time required to deliver the stock certificates.

   The exercise price for the subscription rights has been determined by a special committee of our board of directors and represents a discount to the market price of our common stock on the date the exercise price was determined. However, there can be no assurance that the market price of our common stock will not decline during or after the offering or that you will be able to sell shares of common stock purchased in the offering at a price equal to or greater than the exercise price. Stock certificates are expected to be delivered within [two] business days after the subscription agent receives a properly exercised subscription warrant and full payment of the subscription price. Persons who exercise their subscription rights and elect to receive certificated shares may not be able to sell the shares they purchase in the offering until the stock certificates are delivered.

Your subscription rights may be illiquid.

   The market for our common stock is limited. While we anticipate listing the rights on the New York Stock Exchange, no assurances can be given that an efficient market for the rights will develop or, if developed, be maintained.

We may extend the expiration date of this rights offering and you will not receive interest on your subscription payment.

   We have reserved the right to extend the expiration date to as late as
           , 2001. Funds deposited in payment of the subscription price may not be withdrawn and no interest will be paid thereon to holders. In no event will
we extend the expiration date beyond             , 2001.

                              RECENT DEVELOPMENTS

   We incurred a consolidated net after-tax loss of $326.2 million for the year ended December 31, 2000, primarily as a result of our decision to shut down FMAC, the revaluation of our franchise-related assets and the need to increase provisions for loan losses as the quality of our assets has deteriorated. The loss for 2000 also materially adversely impacted our regulatory capital levels, prompting regulators to demand that we raise additional capital and reduce our risk profile. See "Summary--Losses and Declining Capital Ratios."

   The losses we began to incur in the second quarter of 2000 and the decline in our capital ratios resulted in Bay View Bank entering into a written agreement with the Office of the Comptroller of the Currency on September 6, 2000, and Bay View Capital Corporation entering into a written agreement with the Federal Reserve Bank of San Francisco on September 29, 2000. Bay View Bank is now categorized as "adequately capitalized" under the Prompt Corrective Action regulations of the Comptroller of the Currency and Bay View Capital Corporation does not meet the minimum Tier 1 Leverage Ratio required by the Federal Reserve.

   The Comptroller of the Currency agreement requires, among other matters, that Bay View Bank:

  . adopt a new strategic plan establishing objectives for Bay View Bank's overall risk profile, earnings performance, growth, balance sheet mix, liability structure, capital adequacy and reduction in nonperforming assets;

  . consider whether management changes should be made;

  . develop a plan for the maintenance of adequate capital and the raising of additional capital, including a prohibition on the payment of any dividends without the prior approval of the Comptroller of the Currency; and

  . review Bay View Bank's risk management program with a view to reduction of the high level of credit risk of Bay View Bank.

   The Federal Reserve agreement, among other matters:

  . prohibits the payment of any dividends without the prior approval of the Federal Reserve; and

  . requires the development of a plan to maintain capital adequacy and raise additional capital.

   Our board of directors has undertaken a number of affirmative measures designed to comply with the Comptroller of the Currency agreement and the Federal Reserve agreement and improve Bay View Bank's earnings performance and financial condition including the filing of a capital plan in January 2001. Our capital plan has not yet been approved by the Federal Reserve. At this time, the financial impact, if any, of regulatory actions that may result from failure to meet minimum capital requirements cannot be determined. Over the past several months, we have begun the development and implementation of a new strategic plan with the assistance of Keefe Ventures LLC, a prominent bank advisory firm based in New York City.

                         PURPOSE OF THE RIGHTS OFFERING

   The purpose of the rights offering is to raise capital for Bay View Capital Corporation and Bay View Bank in an amount sufficient to allow us to absorb the losses necessary to implement our new strategic plan.

                               NEW STRATEGIC PLAN

   We have developed a new strategic plan that is contingent on the successful completion of this rights offering. Without the capital to be raised in this rights offering, we will be unable to implement our new strategic plan.

   Our new strategic plan is to establish Bay View Bank as a business and retail-oriented banking institution focused upon our retail branch banking network in the San Francisco Bay Area. By December 31, 2001, we estimate that our balance sheet will be reduced to approximately $4.3 billion from $5.4 billion as of December 31, 2000 and that we will generate sustainable levels of profitability, return on assets and return on equity. Bay View Bank's capital levels are expected to meet the well-capitalized regulatory category and will be commensurate with the risk associated with our balance sheet.

   We will have two distinct business platforms representing the basic distribution channels of our products and services: retail and commercial banking. The retail platform will include home equity loans and lines of credit, auto loans and leases, mortgage-backed securities and other investments and other consumer banking products and services. The retail platform's funding base will consist of a retail transaction account deposit base along with retail certificates of deposit. The primary objective of the retail platform will be to enhance the value of our deposit franchise by focusing on deposit growth and expanding and enhancing products and services to this customer segment.

   The commercial platform will include multi-family and commercial real estate loans, asset-based loans, commercial and business loans, factoring, commercial leases and other business banking products and services. The commercial platform's strategy will be to increase our earnings potential and enhance the deposit franchise by providing commercial banking products and services to small and middle market businesses within California.

   We anticipate exiting those businesses inconsistent with a California-focused retail and commercial bank. We plan to liquidate substantially all of our remaining franchise assets and operations during 2001 through an organized program of negotiated loan sales to qualified buyers, sale of the franchise loan servicing operation and the accelerated disposition of franchise-related assets. During 2001, we also plan to sell our portfolio of high loan-to-value home equity loans and home equity loans not originated by us. We also anticipate exploring opportunities to reduce the residual risk related to our portfolio of auto leases. This portfolio will be allowed to run off unless a sale of the portfolio at a desirable price can be negotiated.

   To assist in the planned retail and commercial platform product initiatives, we will develop a marketing and promotional campaign. We will increase the commercial business development and personnel plans to drive these initiatives. We will also streamline our non-customer service contact personnel and reduce this workforce.

   We anticipate that implementing these actions will generate pre-tax losses ranging from $85 million to $130.5 million, the maximum amount of loss that our regulators are likely to allow us to incur in these sales (excluding the effect of future earnings or losses) so as to preserve our minimum required capital ratios. See "Capitalization" for the pro forma effect of implementing these actions on our capital and regulatory capital ratios.

   Successful execution of our new strategic plan is predicated on the leadership of a seasoned Chief Executive Officer with a proven track record of bank turnarounds and restructurings combined with extensive experience in commercial business development and commercial lending. Effective March 28, 2001, Robert B. Goldstein, who has over 30 years of senior level financial institution leadership experience, will become our President and Chief Executive Officer. For the past ten years, Mr. Goldstein has led successful turnarounds at financial institutions that faced challenges similar to those confronting Bay View Bank. Each of those institutions was successful in raising necessary levels of capital, resolving or disposing of off-strategy assets, building the commercial customer portfolio, reestablishing strong relationships with regulators and substantially enhancing stockholder value.

   Additionally, at our 2001 annual meeting of stockholders, Robert G. Cox will be nominated for election to our board of directors to supplement board level leadership. An experienced bank executive, Mr. Cox recently retired as President of Summit Bancorp, a $39 billion New Jersey bank holding company that was acquired by Fleet Boston Bancorp earlier this year.

   This section of the prospectus supplement contains forward-looking statements that describe our future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and may cause our actual results, performance or achievements to differ materially from those that we anticipate. Factors that might affect forward-looking statements include, among other things, those factors listed on page S-4 of this prospectus supplement.

   As a result, we cannot assure you that our future results of operations or financial condition or any other matters will be consistent with those presented in any forward-looking statements. Accordingly, we caution you not to rely on these forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update these forward-looking statements, which speak only as of the date made.

                                USE OF PROCEEDS

   Our net proceeds from the sale of          shares of common stock in the
rights offering together with sale of our units and common stock to the standby purchasers are estimated to be between approximately $107.0 million and $134.5 million. Substantially all of these proceeds will be invested in the common stock of Bay View Bank. Bay View Bank will use these proceeds for general corporate purposes.

                          MARKET PRICES AND DIVIDENDS

   Our common stock is traded on the New York Stock Exchange under the stock symbol "BVC." At March 23, 2001, 32,574,987 shares of our common stock were outstanding, which were owned by 1,477 stockholders of record.

   The following table illustrates quarterly stock price activity and dividends declared for 2001, 2000 and 1999.

                                                      Closing Stock
                                                          Price
                                                        per Share
                                                      ------------- Dividend per
                                                       High   Low      Share
                                                      ------ ------ ------------
   1999
     First Quarter................................... $21.06 $17.44     $.10
     Second Quarter..................................  20.50  16.25      .10
     Third Quarter...................................  20.56  12.50      .10
     Fourth Quarter..................................  16.81  11.69       --

   2000
     First Quarter................................... $13.44 $ 7.19     $.10
     Second Quarter..................................  11.25   6.56      .10
     Third Quarter...................................  10.75   8.50      .10
     Fourth Quarter..................................  10.00   4.94       --

   2001
     First Quarter (through March 23, 2001).......... $ 8.02 $ 5.38     $ --

   Our ability to pay dividends is subject to certain restrictions and limitations pursuant to applicable laws and regulations. During the third quarter of 2000, we entered into an agreement with the Federal Reserve that, among other items, requires prior approval of any dividend payments on our common stock. Bay View Bank entered into an agreement with the Office of the Comptroller of the Currency that requires prior approval for it to pay dividends to us. Historically, dividends from Bay View Bank have been our principal source of cash for the payment of dividends to our stockholders.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of December 31, 2000, on a historical and pro forma basis as adjusted to give effect to the following:

  (i) The issuance and sale of the maximum and minimum numbers of shares of our common stock in this rights offering and to our standby purchasers at an assumed offering price per share of $5.00, together with the sale of $27.5 million of units to the standby purchasers; and

  (ii) Our future sales, or write-downs to fair market value pending sale, of portions of our loan portfolio pursuant to our strategic plan for 2001, assuming a minimum pre-tax loss of $85 million and a maximum pre-tax loss of $130.5 million, which is the maximum loss we can sustain (excluding the effects of future earnings or losses) and still meet the minimum Tier 1 Leverage Ratio required by the Federal Reserve (although the Federal Reserve has the right to impose a higher minimum on us). These pro forma adjustments are estimates presented solely for purposes of an example and do not reflect any actual agreements or contracts for such transactions. There can be no assurance that such sales and write-downs will occur or that the resulting pre-tax losses will be between the maximum and minimum amounts presented herein.

   There can be no assurance that the transactions contemplated by our new strategic plan can be completed, or, if completed, that the results will be within the ranges set forth below. Actual results will depend upon many factors including, among other things, those factors listed on page S-4 of this prospectus supplement.

                                   Net Proceeds From Offering of         Implementation of Business
                        Actual            Rights and Units                   Strategy(2,3,4,5)                    As Adjusted
                     ------------ ----------------------------------  -------------------------------  ------------------------
                                                                                                        Maximum/
                     December 31,                                        Low                  High         Low
                         2000     Maximum(1)  Average(1)  Minimum(1)  Estimate    Average   Estimate   Estimate(6)  Average(6)
                     ------------ ----------  ----------  ----------  ---------  ---------  ---------  -----------  ----------
                                                    (Dollars in thousands, except per share amounts)
Deposits...........   $3,746,312  $     --    $     --    $     --    $     --   $     --   $     --   $3,746,312   $3,746,312
Borrowings:
 Advances from
 FHLB of
 San Francisco.....      804,837        --          --          --     (729,125)  (697,875)  (666,625)     75,712      106,962
 Short-term
 borrowings........      197,375   (134,500)   (120,750)   (107,000)    (62,875)   (76,625)   (90,375)        --           --
 Subordinated
 notes.............      149,567        --          --          --          --         --         --      149,567      149,567
 Other
 borrowings........        1,664        --          --          --          --         --         --        1,664        1,664
                      ----------  ---------   ---------   ---------   ---------  ---------  ---------  ----------   ----------
   Total deposits
   and borrowings..   $4,899,755   (134,500)   (120,750)   (107,000)   (792,000)  (774,500)  (757,000) $3,973,255   $4,004,505
                      ==========  =========   =========   =========   =========  =========  =========  ==========   ==========
   Guaranteed
   Preferred
   Beneficial
   Interests in the
   Company's
   Subordinated
   Debentures......   $   90,000  $     --    $     --    $     --    $     --   $     --   $     --   $   90,000   $   90,000
                      ==========  =========   =========   =========   =========  =========  =========  ==========   ==========
Stockholders'
Equity:
 Serial preferred
 stock ($.01 par
 value)............   $      --   $      55   $      55   $     --    $     --   $     --   $     --   $       55   $       55
 Common stock
 ($.01 par
 value)............          326        220         192         220         --         --         --          546          518
 Additional paid-
 in-capital........      456,045    134,225     120,503     106,780         --         --         --      590,270      576,548
 Accumulated
 deficit...........     (156,877)       --          --          --      (49,300)   (62,495)   (75,690)   (206,177)    (219,372)
 Treasury stock,
 at cost...........       (1,081)       --          --          --          --         --         --       (1,081)      (1,081)
 Unrealized gain
 on securities
 available-for-
 sale, net.........           10        --          --          --          --         --         --           10           10
 Debt of Employee
 Stock Ownership
 Plan..............         (574)       --          --          --          --         --         --         (574)        (574)
                      ----------  ---------   ---------   ---------   ---------  ---------  ---------  ----------   ----------
   Total
   stockholders'
   equity..........   $  297,849  $ 134,500   $ 120,750   $ 107,000   $ (49,300) $ (62,495) $ (75,690) $  383,049   $  356,104
                      ==========  =========   =========   =========   =========  =========  =========  ==========   ==========
Intangible assets..      134,936                                                                          134,936      134,936
                      ----------                                                                       ----------   ----------
   Tangible
   stockholders'
   equity..........   $  162,913                                                                       $  248,113   $  221,168
                      ==========                                                                       ==========   ==========
Number of common
shares
outstanding........       32,575     22,000      19,250      22,000                                        54,575       51,825
                      ==========  =========   =========   =========                                    ==========   ==========
Book value per
common share.......   $     9.14                                                                       $     7.02   $     6.87
                      ==========                                                                       ==========   ==========
Tangible book value
per common share...   $     5.00                                                                       $     4.55   $     4.27
                      ==========                                                                       ==========   ==========
Bank regulatory
capital ratios:(7)
 Leverage..........         4.23%                                                                            7.01%        6.15%
 Tier 1 risk-
 based.............         6.30%                                                                           10.98%        9.65%
 Total risk-
 based.............         9.00%                                                                           14.10%       12.78%
Company regulatory
capital ratios:
 Leverage..........         3.47%                                                                            5.16%        4.24%
 Tier 1 risk-
 based.............         4.59%                                                                            7.18%        5.78%
 Total risk-
 based.............         8.14%                                                                           12.92%       10.81%
                     As Adjusted
                    -------------
                    Minimum/High
                     Estimate(6)
                    -------------
Deposits...........  $3,746,312
Borrowings:
 Advances from
 FHLB of
 San Francisco.....     138,212
 Short-term
 borrowings........         --
 Subordinated
 notes.............     149,567
 Other
 borrowings........       1,664
                     ------------
   Total deposits
   and borrowings..  $4,035,755
                     ============
   Guaranteed
   Preferred
   Beneficial
   Interests in the
   Company's
   Subordinated
   Debentures......  $   90,000
                     ============
Stockholders'
Equity:
 Serial preferred
 stock ($.01 par
 value)............  $      --
 Common stock
 ($.01 par
 value)............         546
 Additional paid-
 in-capital........     562,825
 Accumulated
 deficit...........    (232,567)
 Treasury stock,
 at cost...........      (1,081)
 Unrealized gain
 on securities
 available-for-
 sale, net.........          10
 Debt of Employee
 Stock Ownership
 Plan..............        (574)
                     ------------
   Total
   stockholders'
   equity..........  $  329,159
                     ============
Intangible assets..     134,936
                     ------------
   Tangible
   stockholders'
   equity..........  $  194,223
                     ============
Number of common
shares
outstanding........      54,575
                     ============
Book value per
common share.......  $     6.03
                     ============
Tangible book value
per common share...  $     3.56
                     ============
Bank regulatory
capital ratios:(7)
 Leverage..........        5.28%
 Tier 1 risk-
 based.............        8.32%
 Total risk-
 based.............       11.45%
Company regulatory
capital ratios:
 Leverage..........        4.00%
 Tier 1 risk-
 based.............        5.35%
 Total risk-
 based.............        9.28%

----
(1) Adjustments reflect proceeds from the issuance of our common stock and units in this rights offering and to our standby purchasers, net of aggregate fees of $2.2 million payable to Keefe Ventures, LLC and estimated expenses of $800,000. The Maximum column assumes gross proceeds of $137.5 million, the Average column assumes gross proceeds of $123.8 million and the Minimum column assumes gross proceeds of $110.0 million. In all scenarios, the standby purchasers will purchase $27.5 million of units. For the Maximum and Average columns, the numbers of shares of common stock assumed to be issued will not leave a sufficient number of authorized but unissued shares of our common stock to allow for the conversion into common stock of the preferred stock purchased by the standby purchasers as part of the units; unless and until our stockholders authorize an increase in our authorized number of shares of common stock, this preferred stock will remain outstanding. For the Minimum column, the reduced number of shares of common stock assumed to be issued in this rights offering will leave a sufficient number of authorized but unissued shares of common stock to allow for the immediate conversion into common stock of all preferred stock purchased by the standby purchasers, and we have assumed such conversion. The number of shares of common stock issued assumes an offering price of $5.00 per share and per unit, which represents our tangible book value per common share at December 31, 2000.

(2) Pro forma adjustments reflect the anticipated accelerated disposition of franchise loans with an unpaid principal balance of approximately $750 million at an incremental loss ranging from a low estimate of $50 million to a high estimate of $80 million. Some or all of this loss may be reflected as additional allowances for loan losses prior to the disposition of these loans. These estimated pre-tax losses are in excess of existing valuation adjustments and allowances.

(3) Pro forma adjustments reflect the anticipated accelerated disposition of high loan-to-value home equity loans with an unpaid principal balance of approximately $100 million and home equity loans not originated by us with an unpaid principal balance of approximately $70 million at an incremental loss ranging from a low estimate of $10 million to a high estimate of $15 million. Some or all of this loss may be reflected as additional allowances for loan losses prior to the disposition of these loans. These estimated pre-tax losses are in excess of existing valuation adjustments and allowances.

(4) Pro forma adjustments reflect anticipated costs to be incurred in our restructuring and to reduce non-customer service contact personnel at pre-tax amounts ranging from a low estimate of $25 million to a high estimate of $35.5 million.

(5) Pro forma adjustments are net of a combined federal and state income tax benefit at a rate of approximately 42%, assuming that we can conclude that it is more likely than not that such a tax benefit will be realized.

(6) As Adjusted column reflects the anticipated net proceeds from the issuance of our common stock and units in this rights offering and to our standby purchasers, net of aggregate fees of $2.2 million payable to Keefe Ventures, LLC and estimated expenses of $800,000, and the pro forma impact of implementing our new strategic plan. The Maximum/Low Estimate column assumes gross proceeds from the offering of $137.5 million and pre-tax losses incurred upon implementation of our new strategic plan of $85 million. The Average column assumes gross proceeds from the offering of $123.8 million and pre-tax losses incurred upon implementation of our new strategic plan of $107.8 million. The Minimum/High Estimate column assumes gross proceeds from the offering of $110.0 million and pre-tax losses incurred upon implementation of our new strategic plan of $130.5 million.

(7) As Adjusted regulatory capital ratios for Bay View Bank assume that we contribute substantially all of the net proceeds anticipated to be received from the offering to our wholly owned subsidiary, Bay View Bank.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The selected consolidated financial data presented below as of or for the years ended December 31, 1996 through 2000 are derived from our audited financial statements incorporated by reference herein. All information is presented in accordance with accounting principles generally accepted in the United States of America. The per share common stock data has been restated to reflect our June 1997 two-for-one stock split. The information is only a summary and should be read in conjunction with our historical financial statements and related notes contained in our Annual Reports on Form 10-K filed with the SEC, which are incorporated by reference herein.

                                             At December 31,
                          ----------------------------------------------------------
                             2000        1999        1998        1997        1996
                          ----------  ----------  ----------  ----------  ----------
                                          (Dollars in thousands)
Selected Balance Sheet
 Information
Total assets............  $5,360,931  $6,498,700  $5,596,232  $3,246,476  $3,300,262
Mortgage-backed
 securities.............     642,628     654,713     635,389     470,261     577,613
Loans and leases held-
 for-investment, net....   2,751,794   4,295,246   4,191,269   2,373,113   2,179,768
Loans and leases held-
 for-sale...............     345,207      66,247         --          --      294,949
Investment in operating
 leased assets, net.....     479,829     463,088     183,453         --          --
Intangible assets.......     134,936     329,005     134,088      29,507      10,197
Deposits................   3,746,312   3,729,780   3,269,637   1,677,135   1,763,967
Borrowings..............   1,153,443   1,935,517   1,833,116   1,355,976   1,245,537
Capital Securities......      90,000      90,000      90,000         --          --
Stockholders' equity....     297,849     631,194     377,811     173,627     200,062

                                     For the Year Ended December 31,
                          ----------------------------------------------------------
                             2000        1999        1998        1997        1996
                          ----------  ----------  ----------  ----------  ----------
                             (Dollars in thousands, except per share amounts)
Selected Results of
 Operations Information
Interest income.........  $  460,192  $  421,656  $  406,363  $  242,244  $  241,755
Interest expense........    (294,752)   (251,172)   (251,762)   (154,908)   (160,773)
                          ----------  ----------  ----------  ----------  ----------
 Net interest income....     165,440     170,484     154,601      87,336      80,982
Provision for losses on
 loans and leases.......     (62,600)    (28,311)     (9,114)     (1,952)     (1,898)
Leasing income..........      97,207      58,558      11,341         --          --
Gain (loss) on sale of
 assets and liabilities,
 net....................     (52,606)     10,058       1,060         925      (1,453)
Other income, net.......      32,041      22,916      18,671      11,830      10,017
General and
 administrative
 expenses...............    (136,718)   (112,598)   (113,567)    (71,913)    (58,955)
General and
 administrative
 expenses--FMAC loan
 production.............     (15,561)     (2,395)        --          --          --
General and
 administrative
 expenses--Bankers
 Mutual.................      (6,311)     (2,123)        --          --          --
Restructuring charges--
 FMAC...................      (9,213)        --          --          --          --
Revaluation of FMAC-
 related assets.........    (101,894)        --          --          --          --
Leasing expense.........     (69,350)    (40,188)     (7,682)        --          --
Dividend expense on
 Capital Securities.....      (8,989)     (8,935)       (244)        --          --
SAIF recapitalization
 assessment.............         --          --          --          --      (11,750)
Real estate operations,
 net....................         (65)        238         240       1,128       4,909
Amortization of
 intangible assets......     (11,158)    (11,993)    (11,372)     (4,088)     (2,606)
Amortization of
 intangible assets--
 FMAC...................      (9,608)     (1,694)        --          --          --
Write-off of intangible
 assets--FMAC...........    (192,622)        --          --          --          --
                          ----------  ----------  ----------  ----------  ----------
 Income (loss) before
  income tax (expense)
  benefit...............    (382,007)     54,017      43,934      23,266      19,246
Income tax (expense)
 benefit................      55,810     (25,053)    (21,215)     (9,245)     (8,277)
                          ----------  ----------  ----------  ----------  ----------
 Net income (loss)......  $ (326,197) $   28,964  $   22,719  $   14,021  $   10,969
                          ==========  ==========  ==========  ==========  ==========
Earnings (loss) per
 diluted share..........  $   (10.00) $     1.36  $     1.12  $     1.06  $     0.79
Dividends declared per
 share..................  $     0.30  $     0.30  $     0.40  $     0.34  $    0.305

                                At and For the Year Ended December 31,
                          -------------------------------------------------------
                             2000        1999       1998       1997       1996
                          ----------   ---------  ---------  ---------  ---------
                           (Dollars in thousands, except per share amounts)
Selected Other
 Information
Net interest margin.....        3.13 %      3.23%      3.03%      2.86%      2.57%
Return on average
 assets.................       (5.20)%      0.49%      0.41%      0.45%      0.34%
Return on average
 equity.................      (58.80)%      7.00%      5.87%      7.32%      5.39%
Ratio of total equity to
 total assets...........        5.56 %      9.71%      6.75%      5.35%      6.06%
Book value per share....  $     9.14   $   19.38  $   19.77  $   14.38  $   14.98
Dividend payout ratio...         N/A       19.26%     35.57%     30.53%     38.61%
Nonperforming assets....  $  101,713   $  25,939  $  18,020  $  15,766  $  24,310
Ratio of nonperforming
 assets to total
 assets.................        1.90 %      0.40%      0.32%      0.49%      0.74%

                                RIGHTS OFFERING

The Rights Offering

   We are offering        shares of our common stock to our stockholders of
record as of          at $      per share in this rights offering. We intend to
distribute on or about          the rights subscription warrants, related
subscription documents and copies of this prospectus supplement and the accompanying prospectus to our stockholders on the record date.

   Our employees, officers and directors may solicit responses from stockholders receiving rights to purchase our common stock, but these persons will not receive any commissions or compensation for their services other than their normal employment or director compensation.

Purpose of the Rights Offering

   Completion of this rights offering will enable us to raise between
approximately $     million and $    million, after deducting fees and
commissions and the estimated costs of the offering. In addition, proceeds of $26.4 million will be received from the sale of our units to the standby purchasers after deducting fees and commissions. The primary purpose of the rights offering is to raise capital for Bay View Capital Corporation and Bay View Bank by an amount sufficient to allow us to absorb losses necessary for us to implement our new strategic plan.

Description of the Rights Offering

   We are granting to our stockholders of record as of the close of business on
         one transferable basic subscription rights to purchase       shares of
our common stock, at a price of $      per share, for each share held of record
on        .

   If all stockholders fully exercise their subscription rights, including applicable over-subscription rights, we will issue an aggregate of
approximately        shares of common stock. We will not issue fractional
shares. We will round basic subscription and over-subscription rights down to the next whole share. If you do not participate in the rights offering, you will experience dilution of your percentage ownership. Holders of subscription rights may purchase all or part of the shares to which they are entitled. Our officers and directors, in their capacity as stockholders, will have the same rights to purchase shares in the rights offering as other stockholders.

   We will enter into agreements with certain institutional investors and high net-worth individuals to purchase $27.5 million of our units at a price of
$     per unit, which is the same price as the price per share at which we are offering our common stock in this rights offering. Each unit consists of one share of our 4% series A convertible preferred stock and one warrant to
purchase .   of a share of our common stock. These agreements will also provide
that these purchasers will purchase all the shares in excess of       shares
of our common stock that are not subscribed for in the rights offering at the same price per share offered to the stockholders. To the extent that the voting power of our directors, executive officers or large stockholders or their affiliates increases as a result of the rights offering, it will be more difficult for the other stockholders to replace or remove our directors and executive officers.

   Rights holders cannot revoke their subscriptions once submitted.

Over-Subscription Rights

   Holders of rights who fully exercise their basic subscription rights will have over-subscription rights, subject to the availability of shares following exercise of the basic subscription rights, except that the standby purchasers named below under "Commitment to Purchase Unsubscribed Shares" will agree not to exercise their over-subscription rights. The over-subscription rights
entitle such rights holders to purchase, also at $      per share, the shares
remaining available, if any, after exercise of the basic subscription rights by the other rights holders. In the event that more than the available number of shares are subscribed for in connection with the exercise of over-subscription rights, shares will be allocated pro-rata, based on the number of shares subscribed for by each over-subscribing rights holder pursuant to the basic subscription rights. Rights holders must elect to exercise their over-subscription rights during the subscription period in the manner set forth in the subscription documents provided with this prospectus supplement. Any remaining shares will then be allocated among holders who over-subscribed for more than their pro rata portion of the over-subscription shares in the same manner until all over-subscription shares have been allocated.

How to Exercise Your Rights

   Rights holders may subscribe to purchase shares by completing and signing the subscription warrant that accompanies this prospectus supplement and mailing or delivering it to Mellon Investor Services, L.L.C., on behalf of the subscription agent, at the appropriate address in the table below, together with the required payment set forth in the instructions regarding use of the subscription warrant. You should carefully read and follow those instructions. In order for a subscription to be accepted, the subscription agent must receive either the subscription warrant or the notice of guaranteed delivery described below and payment for the shares (including clearance of personal checks used for payment) before the expiration of the subscription period.

   Rights holders must pay the full subscription price when they return the subscription warrant or notice of guaranteed delivery. In order to exercise their over-subscription rights, they must exercise in full their basic rights and indicate on the subscription warrant the amount of the over-subscription rights the holder wishes to exercise. The holder's commitment to subscribe for over-subscription rights is irrevocable. After the expiration of the subscription period, we will do such pro-rations as may be necessary to the over-subscription requests and return to over-subscribing rights holders any funds due them as a result of such pro-ration, without interest.

   You should make checks payable to: Mellon Investor Services, L.L.C., on behalf of the subscription agent for Bay View Capital Corporation. You should mail or deliver checks and completed rights subscription warrants to the subscription agent at:

           If by mail:                       If by hand:                If by Overnight Courier:
        Mellon Bank, N.A.                 Mellon Bank, N.A.                Mellon Bank, N.A.
 c/o Mellon Investor Services LLC  c/o Mellon Investor Services LLC c/o Mellon Investor Services LLC
          P.O. Box 3301                120 Broadway, 13th Floor            85 Challenger Road
    South Hackensack, NJ 07606            New York, NY 10271                Overpeck Centre
 Attn: Reorganization Department   Attn: Reorganization Department     Ridgefield Park, NJ 07660
                                                                    Attn: Reorganization Department

   The subscription agent's facsimile number for eligible institutions only is
(201) 296-4293. The telephone number for confirmation of receipt of facsimiles is (201) 496-4860.

   Any rights holder who has not submitted a properly completed subscription warrant (or notice of guaranteed delivery) along with payment of the subscription price (including clearance of personal checks used for payment) to the subscription agent by 5:00 p.m., New York City time, on
           , unless such subscription period is extended by us, shall forfeit all rights to subscribe in the rights offering.

   Funds paid by uncertified personal checks may take at least seven business days to clear and such checks must clear before the expiration of the subscription period and the deadline for paying for over-subscription shares in order for the required payment to have been made. Accordingly, if any rights holder wishes to pay the subscription price by means of an uncertified personal check, the rights holder is urged to make payment sufficiently in advance of the expiration of the subscription period to ensure that the payment is received and clears before that time. Alternatively, rights holders are also urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

   If a rights holder wishes to exercise his or her subscription rights, but there is not sufficient time to deliver the subscription warrant before the time the rights expire, the rights holder may exercise the rights by delivering payment in full along with the notice of guaranteed delivery form included as part of the subscription documents sent with this prospectus supplement.

Acceptance of Subscriptions

   We are entitled to resolve all questions concerning the timeliness, validity, form and eligibility of any exercise of basic or over-subscription rights. Our determination of these questions will be final and binding. In our sole discretion, we may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right because of any defect or irregularity.

   Subscription warrants will not be considered received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. Neither we nor the subscription agent has any duty to give notification of any defect or irregularity in connection with the submission of subscription warrants or any other required document. Neither we nor the subscription agent will incur any liability for failure to give such notification.

   We reserve the right to reject any exercise of basic or over-subscription rights if the exercise does not fully comply with the terms of the rights offering or is not in proper form or if the exercise of rights would be unlawful.

Transferability of Rights

   The subscription rights are transferable. It is anticipated that the rights will trade on the New York Stock Exchange and may be purchased or sold through brokers in the same manner as our common stock until the close of business on the last trading day prior to the end of the subscription period, which is unless we extend the date. We cannot assure you, however, that any market for the subscription rights will develop or, if a market does develop, that the market will remain available throughout the period in which the subscription rights may be exercised.

   The rights evidenced by a single subscription warrant may be transferred in whole by endorsing the subscription warrant for transfer in accordance with the accompanying instructions. A portion of the subscription rights evidenced by a single subscription warrant (but not rights to purchase fractional shares) may be transferred by delivering a subscription warrant properly endorsed for transfer to the subscription agent with instructions to register that portion of the subscription rights indicated therein in the name of the transferee and to issue a new subscription warrant to the transferee evidencing the transferred rights. In that event, a new subscription warrant evidencing the balance of the rights will be issued to the rights holder, or if the holder so instructs, to an additional transferee, or will be sold by the subscription agent in the manner described below upon appropriate instruction from the holder.

   The rights evidenced by a subscription warrant may also be sold, in whole or in part, through the subscription agent by delivering to the subscription agent the subscription warrant properly executed for sale by the subscription agent. If only a portion of the basic subscription rights evidenced by a single subscription warrant is to be sold by the subscription agent, that subscription warrant must be accompanied by instructions setting forth the action to be taken with respect to the rights that are not to be sold. Orders to sell rights must be received by the subscription agent at or prior to
11:00 a.m. New York City time, on        . Promptly following the expiration of
the subscription period, which is           unless we extend it, the
subscription agent will send to you a check for the net proceeds from the sale of any rights sold on your behalf. If the rights can be sold, the sale will be deemed to have been effected at the weighted average price of all rights sold by the subscription agent at the request of all rights holders, less the pro rata portion of any applicable brokerage commissions, taxes and other expenses. We cannot assure any rights holder that the subscription agent will be able to sell any or all rights, and we cannot provide any assurance about the price that the subscription agent may be able to obtain for the subscription rights. The subscription agent's obligation to execute orders is subject to its ability to find buyers. If less than all sales orders received by the subscription agent can be filled, sales proceeds will be pro rated among those requesting such sales based upon the number of subscription rights each such person has requested that the subscription agent sell (regardless of when during the
period ending           such requests are received by the subscription agent).
If the subscription rights cannot be sold by the subscription agent by 5:00
p.m. New York City time on           , they will be returned promptly by mail
to you.

   If a rights holder wishes to transfer all or a portion of the subscription rights (but not rights to purchase fractional shares), he or she should allow a sufficient amount of time prior to the expiration of the subscription period
(which is           unless we extend it) for each of the following:

  . the transfer instructions to be received and processed by the subscription agent,

  . new subscription warrants to be issued and transmitted, and

  . the subscription rights evidenced by the new subscription warrants to be exercised or sold by the recipients.

   That amount of time could range from two to ten business days, depending upon the method by which delivery of the subscription warrants and payment is made and the number of transactions that the rights holder instructs the subscription agent to effect. Neither we nor the subscription agent will have any liability to any rights holder or stockholder if a subscription warrant, other required document or payment is not received in time for exercise or sale prior to the expiration of the subscription period.

   A new subscription warrant will be issued to you upon the partial exercise or sale of your subscription rights only if the subscription agent receives a properly endorsed subscription warrant not later than 5:00 p.m. New York City time on the fifth day prior to expiration of the subscription period. No new subscription warrants will be issued with respect to subscription warrants submitted after that time and date. Accordingly, after that time and date if a rights holder exercises or sells less than all of his or her subscription rights, the holder will lose the power to sell or exercise the remaining rights. Unless the holder makes other arrangements with the subscription agent, a new subscription warrant issued after 5:00 p.m., New York City time, on the fifth business day before the date the subscription period expires will be held for pickup by the holder at the subscription agent's hand delivery address set forth in the table above under the heading "How to Exercise Your Rights." All deliveries of newly issued subscription rights will be at the risk of the submitting holder.

   All commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of subscription rights will be for the account of the transferor of the rights and none of those commissions, fees or expenses will be paid by us or the subscription agent.

   Any subscription rights not exercised by a holder prior to the expiration of the subscription period will expire and will no longer be exercisable. The subscription period expires at 5:00 p.m., New York City time, on unless we extend the period.

Procedures for DTC Participants

   It is anticipated that the basic subscription rights and the over-subscription rights will be eligible for transfer through the facilities of The Depository Trust Corporation, which is commonly known as the "DTC." Also, exercise of the basic subscription rights and the over-subscription rights may be effected through the DTC.

Delivery of Share Certificates

   As soon as practicable and after receipt of funds by the subscription agent from the exercise of the basic subscription rights, the subscription agent will mail certificates for shares to stockholders whose subscriptions have been accepted. Certificates representing over-subscription shares shall be delivered as soon as practicable after the expiration of the subscription period so that we may make such pro-rations as may be necessary in the event the over-subscription requests exceed the number of remaining available shares in the rights offering.

Escrow of Funds

   The subscription agent will deposit all subscription funds received in a non-interest bearing escrow account at the Chase Manhattan Bank.

Information Agent

   Mellon Investor Services, L.L.C. is our information agent in connection with the rights offering. Requests for further information and questions regarding the rights offering should be directed in writing to the Information Agent at 44 Wall Street, 7th Floor, New York, New York 10005 or by telephone at (800) 737-9864.

Commitment to Purchase Unsubscribed Shares

   We will enter into agreements with certain institutional investors and high net-worth individuals, who we call standby purchasers, who have severally agreed, subject to certain conditions, to purchase $27,500,000 of our units at
a price of $     per unit, which is the same price as the price per share at which we are offering our common stock in this rights offering. Each unit consists of one share of our 4% series A convertible preferred stock and one
warrant to purchase .   of a share of our common stock. Holders of the
preferred stock will be entitled to receive, when and if declared by our board of directors, quarterly dividends at the annual rate of 4% of the $ liquidation preference per share of preferred stock and will receive a dividend for at least one full quarter regardless of the date on which the preferred stock is converted into our common stock. Except as limited by law, the holders of the preferred stock will be entitled to vote or consent on all matters submitted to the holders of our common stock together with the holders of our common stock voting as a single class. Additionally, the holders of the preferred stock will have, under certain circumstances, the right to elect one board observer to attend and participate in meetings of our board of directors.

   The shares of our preferred stock will automatically convert into shares of our common stock upon our delivery of notice to the holders of the preferred stock that we have a sufficient number of authorized, unissued and unreserved shares of common stock to permit conversion of all shares of preferred stock.
If more than        rights are exercised in this rights offering, we will have an insufficient number of authorized, unissued and unreserved shares of common stock to permit conversion of all of our preferred stock. In such event, we will submit a proposal to our stockholders to increase our authorized number of shares of common stock in order to permit conversion of all of our preferred
stock. If less than       rights are exercised in this rights offering, we
intend to give notice to the holders of the preferred stock of the conversion of the preferred stock into common stock shortly after completion of this rights offering. In any event, holders of the preferred stock will be entitled to a minimum of one quarter of accrued dividends on the shares of preferred stock, subject to necessary regulatory approvals.

   Our agreements with the standby purchasers will also provide that these
standby purchasers will purchase all of the shares in excess of         shares
of our common stock that are not subscribed for by the expiration date of the rights offering. The shares in excess of this amount will be allocated pro rata among the standby purchasers according to their respective maximum standby purchase commitments. Shares of our stock will not be sold to any standby purchaser and will be reallocated to other standby purchasers to the extent that:

  . if the standby purchaser is a bank holding company, the shares sold to the standby purchaser, when aggregated with other shares of our common stock owned or controlled by the standby purchaser, would exceed 4.9% of the total issued and outstanding shares of our common stock, assuming for this purpose the mandatory conversion of our preferred stock into our common stock, upon completion of this offering;

  . if the standby purchaser is not a bank holding company, the shares sold to the standby purchaser, when aggregated with other shares of our common stock owned or controlled by the standby purchaser, would exceed 9.9% of the total issued and outstanding shares of our common stock, assuming for this purpose the mandatory conversion of our preferred stock into our common stock, upon completion of this offering; or

  . the standby purchaser is required to obtain prior clearance or approval of such purchase from any state or federal bank regulatory authority and
    (i) such approval or clearance has not been obtained or (ii) satisfactory evidence thereof has not been presented to us prior to the expiration of this offering.

   The price per share of our common stock will be the same as the subscription price used for the rights offering. The obligations of these standby purchasers is subject to satisfaction of certain customary conditions, including consummation of this rights offering. The standby purchasers will also commit to us to exercise the basic subscription rights distributed to them as right holders, but they will not exercise their over-subscription rights. Under these agreements, we will agree to issue these standby purchasers warrants, as part of our units, to purchase an aggregate of 300,000 shares of our common stock at an exercise price per share equal to the subscription price per share of common stock in this rights offering. These warrants will be exercisable for a period of ten years from the date of issuance.

   The total number of shares of our common stock sold in this offering will
vary between      shares and      shares, with the actual total depending on
the extent to which shares of common stock are sold pursuant to the exercise of
subscription rights. If no rights are exercised,      shares of our common
stock would be sold to the standby purchasers in addition to the     shares of
our 4% series A convertible preferred stock. If all of the rights are
exercised,      shares of our common stock would be sold pursuant to the
exercise of subscription rights and      shares of our 4% series A convertible
preferred stock would be issued to standby purchasers in this offering.

   The following table sets forth certain information relating to the standby purchasers. Certain of these standby purchasers may be acting on behalf of investment accounts over which they have discretionary authority or otherwise have been empowered to act.

                                             Number of
                                             Shares of
                                             Preferred
                            Maximum Standby   Stock to
   Standby Purchaser          Commitment    be Purchased
   -----------------        --------------- ------------
     Total.................

   Shares of our common stock, preferred stock and warrants will be issued to standby purchasers at a closing that will occur immediately following the closing of the sale of common stock upon the exercise of the subscription rights. Our agreements with the standby purchasers provide that, unless our consent is obtained:

  . the standby purchasers will not, prior to closing, offer, sell, contract to sell or otherwise dispose of, or bid for, purchase, contract to purchase or otherwise acquire, any shares of our common stock or interests therein;

  . each standby purchaser will not, for a period of three years from closing, acquire any shares of our common stock or interests therein if, after consummation of such acquisition, its percentage ownership of the total number of shares of our common stock would exceed 4.9%; and

  . the standby purchasers will limit their acquisition of additional shares of our common stock or interests therein for a period of five years from closing to avoid any "ownership change" of us under Section 382.

Approval of Rights Offering

   A special committee of our board of directors approved the rights offering at a meeting held on March 27, 2001. The members of the special committee are John R. McKean, Thomas M. Foster and Robert M. Greber.

Determination of Subscription Price

   The subscription price was determined by members of the board of directors who were designated as the special committee by the full board. Factors considered by the special committee pursuant to the direction of the board of directors included the strategic alternatives to our company for raising capital, the market price of our common stock, the business prospects of our company and the general condition of the securities market. We cannot assure you that the market price for our common stock during the rights offering will be equal to or above the subscription price or that a subscribing owner of rights will be able to sell the shares of common stock purchased in the rights offering at a price equal to or greater than the subscription price.

Foreign and Certain Other Stockholders

   We will not mail subscription warrants to rights holders whose addresses are outside the United States and Canada or who have an APO or FPO address. Instead, the subscription agent will hold those subscription warrants for the rights holders' accounts. To exercise their subscription rights, these rights holders must notify the subscription agent prior to 11:00 a.m., New York City
time, on      . At such time, unless the subscription agent has received contrary instructions, the rights represented thereby will be sold if the subscription agent is able to find a purchaser. Any such sales will be deemed to be effected at the weighted average sale price of all subscription rights sold by the subscription agent. If the subscription rights can be sold, the subscription agent will mail to such rights holders a check for the proceeds from the sale of any rights, less a pro rata portion of any applicable brokerage commissions, taxes and other expenses. The proceeds, if any, resulting from sales of rights of rights holders whose addresses are not known by the subscription agent or to whom delivery cannot be made will be held in a
non-interest bearing account. Any amount remaining unclaimed on           will
be turned over to us.

                              FINANCIAL CONSULTANT

   We have engaged Keefe Ventures, LLC to act as our financial consultant in connection with this rights offering. Keefe will assist us by coordinating efforts to identify and obtain commitments from institutional investors and high-net worth individuals to serve as standby purchasers. We have engaged Keefe because of its general experience in the banking industry.

   Under the terms of an engagement letter with Keefe, we have agreed to pay Keefe a fee equal to the sum of (a) 4.0% of the gross amount received by us from the standby purchasers, in their capacity as such, up to a maximum of $1.1 million, and (b) 1.0% of the gross amount received by us upon the exercise of subscription rights in this offering and from standby purchasers for the purchase of units and common stock, up to a maximum of $1.1 million. The fee is due and payable to Keefe at the closing of the sale of securities to the standby purchasers. We will reimburse Keefe for, or at Keefe's request pay directly to third parties, all of Keefe's reasonable out-of-pocket expenses, including document and presentation material expenses and the fees and expenses of its counsel and other due diligence consultants, in connection with its engagement. We will also indemnify Keefe or any of its affiliates against certain liabilities arising out of its engagement, including those under the securities laws.

   If we cause a default under or otherwise violate our contractual agreements and thereby prevent funding by the standby purchasers or if this rights offering is not otherwise completed in circumstances in which the standby purchasers are willing and able to perform all of their obligations under their commitments to us but we are not willing or are unable to proceed for any reason other than those described in the next sentence, we will pay Keefe a fee of $1.5 million and remain obligated to pay Keefe's reasonable out-of-pocket expenses. In the event we do not complete this offering because of our decision to merge with or into another entity or otherwise sell all or substantially all of our business or assets prior to the contemplated closing of this offering, we will pay Keefe a fee of $2.0 million upon the closing of the other transaction and remain obligated to pay Keefe's reasonable out-of-pocket expenses.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

   We have summarized below material United States income tax consequences of the rights offering to the holders of our common stock upon the distribution of the subscription rights (which for the purposes of this tax discussion includes over-subscription rights) and to the holders of the subscription rights upon their exercise.

   The summary is based on the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), the Treasury regulations promulgated thereunder, judicial authority and current administrative rules and practice, all of which are subject to change on a prospective or retroactive basis. The tax consequences of the rights offering under state, local and foreign law are not discussed. Moreover, special considerations not described in this summary may apply to certain taxpayers or certain types of taxpayers, such as financial institutions, broker-dealers, nominee holders of our stock, life insurance companies, tax-exempt organizations and foreign taxpayers. The discussion is limited to those who have held the common stock, and will hold the rights and any shares acquired upon the exercise of the rights, as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.

   WE URGE STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME OR OTHER TAX CONSEQUENCES TO THEM OF THE RIGHTS OFFERING, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

Issuance of Rights

   You will not recognize taxable income for federal income tax purposes upon distribution of the rights.

Stockholder Basis and Holding Period of the Rights

   Except as provided in the following sentence, the basis of the subscription rights you receive as a distribution with respect to your common stock will be zero. If, however, either (i) the fair market value of the subscription rights on the date of issuance is 15% or more of the fair market value (on the date of issuance of the rights) of the common stock with respect to which they are received or (ii) you properly elect, in your federal income tax return for the taxable year in which the subscription rights are received, to allocate part of your basis in your common stock to the subscription rights, then upon exercise or transfer of the rights, your basis in the common stock will be allocated between the common stock and the rights in proportion to the fair market values of each on the date the rights are issued.

   Your holding period with respect to the subscription rights received as a distribution on your common stock will include your holding period for the common stock with respect to which the rights were distributed.

   In the case of a purchaser of subscription rights, who we will call a "Purchaser," the tax basis of the purchased rights will be equal to the purchase price paid for the rights, and the holding period for the rights will commence on the day following the date of the purchase.

Transfer of the Rights

   If you or a Purchaser sell the subscription rights received in the rights offering prior to exercise, you or the Purchaser will recognize gain or loss equal to the difference between the sale proceeds and the basis (if any) in the rights sold. The gain or loss will be capital gain or loss.

Lapse of the Rights

   If you allow your subscription rights received to lapse, you will not recognize any gain or loss with respect to the lapse of such rights and no adjustment will be made to the basis of the common stock, if any, that you own.

   Purchasers of the subscription rights will recognize a loss equal to their tax basis in the rights, if the rights they purchased expire unexercised. Any loss recognized on the expiration of the rights acquired by a Purchaser will be a capital loss.

Exercise of the Rights; Basis and Holding Period of the Common Stock

   Neither you nor a Purchaser will recognize any gain or loss upon the exercise of rights. The basis of the shares acquired through exercise of the rights will be equal to the sum of the subscription price paid for the shares acquired through exercise of the rights and the holder's basis in the rights (if any).

   The holding period for the shares acquired through exercise of the rights will begin on the date the rights are exercised.

Sale of Shares

   The sale of shares acquired through the exercise of the rights will result in the recognition of gain or loss to the seller in an amount equal to the difference between the amount realized and the seller's basis in the shares. Gain or loss on the sale of the shares will be long-term or short-term capital gain or loss, depending on whether the shares have been held for more than one year.

Backup Withholding and Information Reporting

   Under the Code, a holder may be subject, under certain circumstances, to information reporting and/or backup withholding at a 31% rate with respect to cash payments in respect of the common stock and the preferred stock. This withholding applies only if a holder (1) fails to furnish such holder's social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor, (2) furnishes an incorrect TIN, (3) fails to report interest or dividends properly or (4) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the holder's correct number and that such holder is not subject to backup withholding. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against a holder's United States federal income tax liability (and may entitle a holder to a refund), provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and certain financial institutions. We may require a holder to establish exemption from backup withholding or to make arrangements satisfactory to us with respect to the payment of backup withholding. A holder should consult his, her or its tax advisor as to the holder's qualification for exemption from withholding and the procedure for obtaining such exemption.

                        SHARES ELIGIBLE FOR FUTURE SALE

   The market price of our common stock could drop due to sales of a large number of shares of our common stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock.

   After the rights offering described in this prospectus supplement and our concurrent offerings of our units consisting of newly created preferred stock and warrants and shares of our common stock (which are by means of a separate
prospectus supplement),          shares of common stock will be outstanding,
         shares of common stock will be issuable upon conversion of the
preferred stock,          shares of common stock will be issuable upon the
exercise of the warrants and          shares of common stock will be issuable
upon the exercise of outstanding options. See "Capitalization." All of the shares to be sold in this offering will be freely tradable without further registration under the Securities Act of 1933, except for any shares held by "affiliates" of our company, as defined in Rule 144 under the Securities Act. Shares held by affiliates can be sold in compliance with Rule 144.

   In general, under Rule 144 as currently in effect, any person who is an affiliate or certain persons whose shares are aggregated with an affiliate, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

  . 1% of the number of then-outstanding shares of common stock and

  . the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of such sale on Form 144 is filed with the Securities and Exchange Commission or, if no such notice is required to be filed, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

   Sales under Rule 144 are also subject to certain provisions relating to notice and manner of sale and the availability of current public information about us. A person (and persons whose shares are aggregated with such a person) who has not been an affiliate of us at any time during the 90 days immediately preceding a sale would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above. The foregoing summary of Rule 144 is not intended to be a complete description.

                                 LEGAL MATTERS

   Our Executive Vice President, General Counsel and Secretary will pass on certain legal matters with respect to the authorization and issuance of our common stock being registered.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       Shares

                          BAY VIEW CAPITAL CORPORATION

                                  Common Stock
                                 $   per share


                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------




                                       , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement and accompanying prospectus is + +not complete and may be changed. We may not sell these securities until the + +registration statement filed with the Securities and Exchange Commission is + +effective. This prospectus supplement and accompanying prospectus is not + +an offer to sell these securities and it is not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
+                                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion, Dated March 29, 2001

PROSPECTUS SUPPLEMENT
(To prospectus dated             , 2001)

                          BAY VIEW CAPITAL CORPORATION

                              $27,500,000 of Units
                            Each Unit Consisting of
              One Share of 4% Series A Convertible Preferred Stock
                    (Liquidation Preference $     per share)
                                      and
             One Warrant to Purchase         Shares of Common Stock

                                Shares of Common Stock
                              ($       per share)

  We are offering $27,500,000 of units at a price of $   per unit. Each unit
consists of one share of our 4% series A convertible preferred stock and one warrant. Each share of preferred stock will have a liquidation preference of
$        and will be convertible into one share of our common stock, based on a
conversion price of $       . Each warrant will purchase .   of a share of our
common stock at an exercise price per share of $        and will be exercisable
for a period of ten years from the date of issuance.

  We are also offering      shares of common stock at a price of $    per
share. These shares represent all of the shares of common stock in excess of shares that are not otherwise subscribed for in our concurrent rights offering. In our rights offering, which is by means of a separate prospectus supplement, we are distributing to common stockholders of record at the close
of business on             , 2001 transferable subscription rights to purchase
additional shares of our common stock at a price of $      per share.

  The shares of common stock to be issued upon conversion of our preferred stock, exercise of the warrants and as otherwise offered hereby will be listed on the New York Stock Exchange. Our common stock trades on the New York Stock Exchange under the symbol "BVC". The last reported sales price of our common stock on the New York Stock Exchange on March 28, 2001 was $5.48 per share. We do not intend to list our preferred stock or our warrants on the New York Stock Exchange or any other securities exchange.

  Dividends on the preferred stock are cumulative and will be payable on
               ,                ,                , and                , of each
year beginning on                , 2001. The annual dividend rate is 4%, which
is equivalent to $       per annum per share.

  Investing in our securities involves significant risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement and page 6 of the prospectus that is also a part of this document.

  These securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any governmental agency.

  Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is complete or accurate. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                              Price    Fees and  Proceeds to Bay
                                            to Public Commission     View(1)
--------------------------------------------------------------------------------
Per Unit..................................    $         $             $
--------------------------------------------------------------------------------
Per Share.................................    $         $             $
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Before deducting estimated expenses of $           .

        The date of this prospectus supplement is                , 2001

                               TABLE OF CONTENTS

                                                                            Page
Prospectus Supplement                                                       ----
About this Prospectus Supplement...........................................  S-2
Forward-Looking Statements.................................................  S-3
Prospectus Supplement Summary..............................................  S-4
Risk Factors...............................................................  S-9
Recent Developments........................................................ S-16
Purpose of this Offering................................................... S-16
New Strategic Plan......................................................... S-17
Use of Proceeds............................................................ S-19
Market Prices and Dividends................................................ S-19
Capitalization............................................................. S-20
Selected Consolidated Financial Data....................................... S-23
Description of Preferred Stock............................................. S-25
Description of Warrants.................................................... S-31
Shares Eligible for Future Sale............................................ S-31
Consolidated Ratios of Earnings to Fixed Charges........................... S-32
Financial Consultant....................................................... S-32
Certain United States Federal Tax Considerations........................... S-33
Plan of Distribution....................................................... S-39
Legal Matters.............................................................. S-40

                                                                            Page
Prospectus                                                                  ----
Where You Can Find More Information........................................   2
Introductory Matters.......................................................   4
The Company................................................................   4
The Trusts.................................................................   5
Risk Factors...............................................................   6
Use of Proceeds............................................................  11
Consolidated Ratios of Earnings to Fixed Charges...........................  11
Description of Debt Securities.............................................  12
Description of Preferred Stock.............................................  22
Description of Depository Shares...........................................  28
Description of Common Stock................................................  32
Description of Common Stock Warrants.......................................  32
Description of Capital Stock...............................................  34
Description of Trust Preferred Securities..................................  36
Description of Trust Preferred Securities Guarantees.......................  38
Description of Rights......................................................  41
Plan of Distribution.......................................................  41
Legal Matters..............................................................  42
Experts....................................................................  42

   As used in this prospectus supplement, the terms "we," "us" and "our company" mean Bay View Capital Corporation and its subsidiaries, unless otherwise indicated.

                               ----------------

   You should only rely on information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are offering to sell and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the front of the applicable document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities.

                               ----------------

                        ABOUT THIS PROSPECTUS SUPPLEMENT

   This prospectus supplement is a supplement to the prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer from time to time debt securities, shares of preferred stock, shares of common stock, warrants to purchase common stock, subscription rights, depository shares, trust preferred securities and guarantees of trust preferred securities up to an aggregate amount of $500,000,000, of which this offering is a part. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the securities we are selling in this offering. Both this prospectus supplement and the prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the prospectus. You should read both this prospectus supplement and the prospectus as well as additional information described under "Where You Can Find More Information" in the prospectus before investing in our securities.

                           FORWARD-LOOKING STATEMENTS

   This prospectus supplement contains forward-looking statements that describe our future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and may cause our actual results, performance or achievements to differ materially from those that we anticipate. Factors that might affect forward-looking statements include, among other things:

  . our ability to remain in compliance with certain written agreements with government agencies that regulate us;

  . the successful completion of this offering or alternative transactions raising additional capital;

  . the demand for our products;

  . actions taken by our competitors;

  . tax rate changes, new tax laws and revised tax law interpretations;

  . adverse changes occurring in the securities markets;

  . inflation and changes in prevailing interest rates that reduce our margins or the fair value of the financial instruments we hold;

  . economic or business conditions, either nationally or in our market areas, that are worse than we expect;

  . legislative or regulatory changes that adversely affect our business;

  . the timing, impact and other uncertainties of our asset sales or securitizations;

  . technological changes that are more difficult or expensive than we expect;

  . increases in delinquencies and defaults by our borrowers and other loan delinquencies;

  . increases in our provision for losses on loans and leases;

  . our inability to sustain or improve the performance of our subsidiaries;

  . our inability to achieve the financial goals in our strategic plans, including any financial goals related to both contemplated and consummated asset sales or acquisitions;

  . the outcome of lawsuits or regulatory disputes;

  . credit and other risks of lending, leasing and investment activities; and

  . our inability to use the net operating loss carryforwards we currently have.

   As a result of the above, we cannot assure you that our future results of operations or financial condition or any other matters will be consistent with those presented in any forward-looking statements. Accordingly, we caution you not to rely on these forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update these forward-looking statements, which speak only as of the date made.

                         PROSPECTUS SUPPLEMENT SUMMARY

   This summary highlights information contained elsewhere in this prospectus supplement. It is not complete and it does not contain all of the information that you should consider before deciding whether to purchase our securities. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated herein carefully, and you should consider the information set forth under "Risk Factors."

   Some of the information in this prospectus supplement contains forward-looking statements. You should carefully consider the cautions regarding forward-looking statements in this prospectus supplement under the heading "Forward-Looking Statements."

                                  The Company

   We incorporated under the laws of the state of Delaware in 1989 and are a bank holding company headquartered in San Mateo, California. Our primary subsidiary is Bay View Bank, N.A., a commercial bank that operates 57 full service branches throughout the greater San Francisco Bay Area. Our principal business activity as a commercial bank is to earn interest on loans, leases and investment securities that are funded by customer deposits and other borrowings. The difference between interest received and interest paid comprises the majority of our operating earnings. Our primary lending activities consist of multi-family and commercial real estate loans, consumer auto and home equity lending and commercial business financing. Our 57-branch deposit franchise provides personalized banking services to individuals and businesses and is the principal source of funding for our lending operations.

   In November 1999, we acquired Franchise Mortgage Acceptance Company, or FMAC, a national leader in franchise lending, and its wholly owned multi-family lending division, Bankers Mutual. In June 2000, we sold substantially all of the assets of Bankers Mutual to Berkshire Mortgage Finance Limited Partnership, reflecting our ongoing efforts to focus on our core business lines and deposit franchise. In September 2000, we announced the restructuring of FMAC. The earnings performance of FMAC was considerably dependent upon gains from franchise loan securitizations and/or sales to offset overhead and other associated expenses. The opportunities for these securitizations and sales during 2000 were severely limited by prevailing market conditions, requiring us to carry these loans using high-cost financing and, therefore, eroding our net interest margins. As a result, we were forced to consider alternative strategies relative to FMAC, including the potential sale of the unit. After an unsuccessful attempt to sell FMAC, we decided that an immediate and permanent shutdown of all franchise loan production was in the best interests of our stockholders.

   Beginning in mid-2000, the quality of our franchise loan portfolio began a significant deterioration that continues today. As a result, Bay View Bank has increased reserves for loan losses related to these loans. These reserves exceeded other earnings and have resulted in significant declines in our capital ratios. Due to deteriorating asset quality and the need to reduce the size of our portfolio of earning assets in order to increase our capital ratios, we have not been able to build capital through retained earnings in recent periods. As a result, we have experienced increased regulatory pressure to raise new capital.

   Our board of directors and management have concluded that we must increase our focus on our retail and commercial bank activities and that our higher risk assets must be sold in order to stem ongoing losses and further reductions in our capital ratios. We cannot achieve sales of these assets, however, without incurring further losses that would reduce our capital ratios to levels unacceptable to our regulators.

   The purpose of this offering is to raise capital sufficient to permit us to incur the losses necessary to reduce our risk profile and improve our capital ratios to levels acceptable to our regulators. Our board of directors has adopted a new strategic plan that is contingent on the successful completion of this offering. The elements of this new plan include:

  . sale of our higher risk assets, including the sale of our franchise loan servicing operations;

  . renewed focus on our commercial and retail banking platforms; and

  . the hiring of a new chief executive officer, Robert B. Goldstein, to oversee the implementation of our new strategic plan.

   Our board of directors, after consultation with our financial advisors, has concluded that this offering is the most favorable source of financing available to us at this time.

                               How to Contact Us

   Our principal executive offices are located at 1840 Gateway Drive, San Mateo, California, 94404, and our telephone number is (650) 312-7200.

                                 Unit Offering

Units Offered............... $27,500,000 of units, each of which consists of one share of our 4% series A convertible
                             preferred stock and one warrant to purchase
                             .   of a share of our common stock.

Purchasers.................. See "Plan of Distribution."

Purchase Price.............. $27,500,000 ($     per unit)

Purpose of Offering; Use of  The purpose of this offering is to increase our
Proceeds.................... capitalization and implement our new strategic plan as discussed on pages S-17 and S-18 of this prospectus supplement. The net proceeds from this offering will be used for general corporate purposes.

Listing..................... We have not applied and do not intend to apply for the listing of the units, the preferred stock or the warrants on any securities exchange. The shares of common stock to be issued upon conversion of the preferred stock, exercise of the warrants and as otherwise offered hereby will be listed on the New York Stock Exchange. Our common stock currently trades on the New York Stock Exchange under the symbol "BVC".

Preferred Stock

Preferred Stock.............       shares of our 4% series A convertible
                             preferred stock

Maturity.................... The preferred stock does not have a maturity date.

Liquidation Preference...... If we are dissolved, liquidated or wound up, holders of the preferred stock will be entitled to receive out of any assets available for
                             distribution to stockholders, up to $    per
                             share. Payment of this liquidation preference must be made before any payment is made to the holders of our common stock with respect to the distribution of assets upon our dissolution, winding up or liquidation.

Dividends................... Dividend rate: 4% of the liquidation preference per annum on a cumulative basis (equivalent to
                             $      per annum per share).

                             Dividend payment dates: quarterly in arrears on
                                       ,           ,           , and
                                        of each year, beginning on           ,
                             2001, provided that at least one quarter's dividend will be paid in full regardless of the date on which our preferred stock is automatically converted into common stock.

Conversion.................. Each share of preferred stock will automatically convert into one share of our common stock,
                             subject to adjustment in certain circumstances, upon our delivery of notice to the holders of the preferred stock that we have a sufficient number of authorized, unissued and unreserved shares of common stock to permit conversion of all shares
                             of preferred stock. If more than       rights are
                             exercised in our concurrent rights offering, we will have an insufficient number of authorized, unissued and unreserved shares of common stock to permit conversion of all of our preferred stock. In such event, we will submit a proposal to our stockholders to increase our authorized number of shares of common stock in order to permit conversion of all of our preferred stock. If less
                             than       rights are exercised in our concurrent
                             rights offering, we intend to give notice to the holders of the preferred stock of the conversion of the preferred stock into common stock shortly after completion of the rights offering. In any event, holders of the preferred stock will be entitled to a minimum of one quarter of accrued dividends on the shares of preferred stock, subject to necessary regulatory approvals.


Voting Rights............... Except as limited by law, the holders of the preferred stock shall be entitled to vote or consent on all matters submitted to the holders of common stock together with the holders of common stock voting as a single class. The holders of the preferred stock shall have, under certain circumstances, the right to elect one board observer to attend and participate in meetings of our board of directors upon the occurrence of certain events.

Ranking..................... The preferred stock will rank, both as to dividends and upon liquidation, dissolution or winding up, superior to our common stock (and any other stock junior to the preferred stock) but junior to all our existing and future senior stock and debt obligations.

Warrants

Warrants.................... Warrants to purchase an aggregate of 300,000 shares of our common stock.

Exercise Price.............. Each warrant entitles its holder to purchase .
                             of a share of our common stock for $      per
                             share.

Maturity.................... The warrants are exercisable for a period of ten years from the date of issuance.

                             Common Stock Offering

Common Stock Offered........         shares of our common stock. This number
                             of shares represents all of the shares in excess
                             of          shares of our common stock that are
                             not otherwise subscribed for in our rights
                             offering that is occurring concurrently herewith. In our rights offering, which is by means of a separate prospectus supplement, we are distributing to common stockholders of record at
                             the close of business on             , 2001
                             transferable subscription rights to purchase
                                     additional shares of our common stock at
                             a price of $      per share.

Purchasers.................. See "Plan of Distribution."

Purchase Price.............. $     per share

Purpose of Offering; Use of  The purpose of this offering is to increase our
Proceeds.................... capitalization and implement our new strategic plan as discussed on pages S-17 and S-18 of this prospectus supplement. The net proceeds from this offering will be used for general corporate purposes.

Listing..................... We intend to list the shares of common stock offered hereby with the New York Stock Exchange. Our common stock trades on the New York Stock Exchange under the symbol "BVC".

                      Losses and Declining Capital Ratios

   We incurred a consolidated net after-tax loss of $326.2 million for the year ended December 31, 2000, primarily as a result of our decision to shut down FMAC, the revaluation of our franchise-related assets and the need to increase provisions for loan losses as the quality of our assets has deteriorated. The loss for 2000 also materially adversely impacted our regulatory capital levels as follows:

                                 Bay View Bank

                             At December 31, 2000            At December 31, 1999
                         ------------------------------  ------------------------------
                                            Minimum                         Minimum
                             Actual       Requirement        Actual       Requirement
                         --------------  --------------  --------------  --------------
                          Amount  Ratio   Amount  Ratio   Amount  Ratio   Amount  Ratio
                         -------- -----  -------- -----  -------- -----  -------- -----
Tier 1 leverage......... $218,736 4.23%  $206,835 4.00%  $406,001  6.87% $236,337 4.00%
Tier 1 risk-based.......  218,736 6.30    138,875 4.00    406,001  8.41   193,024 4.00
Total risk-based........  312,582 9.00    277,751 8.00    507,516 10.52   386,048 8.00

                                Bay View Capital

                             At December 31, 2000            At December 31, 1999
                         ------------------------------  ------------------------------
                                            Minimum                         Minimum
                             Actual       Requirement        Actual       Requirement
                         --------------  --------------  --------------  --------------
                          Amount  Ratio   Amount  Ratio   Amount  Ratio   Amount  Ratio
                         -------- -----  -------- -----  -------- -----  -------- -----
Tier 1 leverage......... $190,686 3.47%  $219,886 4.00%  $386,110  6.51% $237,247 4.00%
Tier 1 risk-based.......  190,686 4.59    166,284 4.00    386,110  7.17   215,475 4.00
Total risk-based........  338,374 8.14    332,568 8.00    587,773 10.91   430,950 8.00

   Please see "Recent Developments" on page S-16 for a further discussion of our consolidated net loss for the year-ended December 31, 2000 and the impact on our regulatory capital ratios.

                                  RISK FACTORS

   You should carefully consider the risks described below together with all the other information included in or incorporated by reference into this prospectus supplement or the accompanying prospectus before purchasing our securities. The risks and uncertainties described below are not the only ones facing our company. If any of the following risks actually occurs, our business, financial condition, results of operations or future prospects could be materially adversely affected. In that case the trading price of our common stock could decline, and you may lose all or part of your investment.

Failure to implement our new business strategy could impede our ability to regain profitability.

   Even with the capital raised by this offering, we may not be able to effectively implement our new strategic plan. Our new strategic plan contemplates a reduction of our risk profile through a series of transactions including an organized program of negotiated loan sales to qualified buyers, sale of our franchise loan servicing operation and the accelerated disposition of franchise-related assets. Our plan also contemplates the sale of our portfolio of high loan-to-value home equity loans and home equity loans not originated by us as well as the exploration of opportunities to reduce our residual risk in our portfolio of auto leases.

   We may not be able to implement these actions without incurring losses unacceptable to our regulators. If we are unable to do so, we may continue to incur losses on our higher risk assets and our capital would again deteriorate.

   In addition, our new strategic plan also contemplates two distinct platforms consisting of retail and commercial banking. We intend to build these platforms by focusing on deposit growth and expanding and enhancing products and services to our retail customers and by providing commercial banking products and services to small and middle market businesses within California. If we are unable to expand these platforms successfully, we may be unable to achieve sustainable acceptable profit levels.

As we continue to expand our commercial and retail banking activities, a gradual increase in our consolidated credit risk is likely to occur, which means that there is a greater risk that borrowers will be unable to repay their loans from us or make all required lease payments to us. Borrower defaults resulting in losses in excess of our allowance for loan and lease losses could have a material adverse effect on our business, profitability, and financial condition.

   Franchise Loans. At December 31, 2000, our commercial franchise loans totaled $779.9 million, representing 24.8% of our gross loan and lease portfolio. This total includes $336.3 million of franchise loans held-for-sale. We purchased and originated franchise loans until the restructuring of FMAC in September 2000, as previously discussed. In connection with this continued restructuring, we intend to reduce our concentration of franchise assets through loan sales. During 2000, we sold $120.0 million of franchise loans. In addition, we completed a $268.2 million on-balance sheet franchise loan securitization in April 2000, effectively converting these loans into investment securities. The investment securities resulting from this transaction were subsequently sold in December 2000.

   Our franchise loans are primarily fully-amortizing, long-term, fixed- or adjustable-rate loans provided for purposes other than development and construction of business units. These loans generally have a maximum term and amortization period of up to 20 years. Fixed-rate loans are based upon U.S. Treasury rates plus a spread while adjustable-rate loans are tied to LIBOR plus a spread and generally reprice on a monthly basis. At December 31, 2000, total franchise loans included $397.3 million of loans to restaurant franchisees and $381.9 million of loans to gas stations and convenience store operators.

   The franchise loan portfolio has experienced increasing delinquencies, requiring additional reserves for loan losses. Our inability to dispose of this portfolio could result in additional losses that may be significant. Although our new strategic plan contemplates ways to reduce this risk, there can be no assurance that we will be able to do so.

   Loans to Small and Medium-Sized Businesses. Loans to small and medium-sized businesses are generally riskier than single-family mortgage loans. Typically, the success of a small or medium-sized business depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability or resignation of one or more of these persons could have a material adverse impact on the business. In addition, small and medium-sized businesses frequently have smaller market shares than their competition, may be more vulnerable to economic downturns, often need substantial additional capital to expand or compete and may experience substantial variations in operating results, any of which may impair a borrower's ability to repay a loan or make payments on a lease.

   Multi-Family Mortgage and Commercial Real Estate Loans. Multi-family mortgage and commercial real estate loans are generally considered to be riskier than single-family mortgage loans because multi-family mortgage and commercial real estate loans typically have larger balances to a single borrower or group of related borrowers. In addition, the borrower's ability to repay multi-family mortgage and commercial real estate loans typically depends upon the successful operation of the property or business conducted on the property securing the loan as opposed to a desire by the borrower to continue to occupy the residence on the property securing the loan. These loans may therefore be more adversely affected by conditions in the real estate markets or in the economy generally. For example, if the cash flow from the project is reduced due to leases not being obtained or renewed, the borrower's ability to repay the loan may be impaired. At December 31, 2000, multi-family mortgage and commercial real estate loans totaled $951.2 million, or 30.2% of our total gross loan and lease portfolio. These loans represent our largest loan concentration and are also primarily secured by properties located in northern California.

   Motor Vehicle Loans and Leases. Because our primary focus for motor vehicle loans and leases is on the credit quality of the customer rather than the value of the collateral, the collectibility of a motor vehicle loan or lease is more likely than a single-family first mortgage loan to be affected by adverse personal circumstances. We rely on the borrower's continuing financial stability, rather than on the value of the vehicle, for the repayment of a motor vehicle loan and for payment of all required amounts under a motor vehicle lease. Because motor vehicles usually rapidly depreciate in value, it is unlikely that a repossessed vehicle will cover repayment of the outstanding loan balance or unpaid amounts under the terms of the lease.

   Our typical motor vehicle loan customer desires a longer term and/or higher relative loan amount than is offered by many other automobile financing sources. We have therefore been able to charge higher interest rates compared with the rates typically offered by traditional sources of motor vehicle financing such as banks and captive finance companies. The higher interest rate and longer maturity of the loans increase the risk that the borrower will be unable to repay the loan.

   We retain a residual interest in our motor vehicle-related operating leased assets. The estimated fair market value of the motor vehicle at the end of the contract term of the lease, if any, is reflected as an asset on our balance sheet over the contract term of the lease. At December 31, 2000, the residual values related to our motor vehicle-related operating leases totaled $309.6 million. Our profitability depends, to some degree, upon our ability to realize these residual values. Realization of residual values depends on many factors, several of which are outside our control, including general market conditions at the time of expiration of the lease, whether there has been unusual wear and tear on, or use of, the motor vehicle, the cost of a comparable new motor vehicle and the number of vehicles that are returned at the end of their lease term. If, upon the expiration of a lease, we sell or refinance the underlying motor vehicle and the amount realized is less than the recorded value of the residual interest in the motor vehicle, we will recognize a loss reflecting the difference. If we fail to realize our aggregate recorded residual values, our financial condition and profitability could be adversely affected.

   At December 31, 2000, motor vehicle loans totaled $287.0 million, which was approximately 9.1% of our total gross loan and lease portfolio. Additionally, operating leased assets totaled $479.8 million at December 31, 2000, which was approximately 9.0% of our consolidated assets.

   Single-Family Mortgage Loans. Single-family mortgage loans still comprise a significant component of our loan and lease portfolio and are secured primarily by properties located in northern California. Our continued holding of these loans results in lower yields and lower profitability for us. These loans are generally made on the basis of the borrower's ability to make repayments from his or her employment and the value of the property securing the loan. Despite our decision to discontinue the origination of single-family mortgage loans in 1996, we still have exposure to these lower-yielding, and relatively low risk assets. At December 31, 2000, these loans were $392.0 million, or 12.5% of our total gross loan and lease portfolio.

   Commercial Loans and Leases. Our commercial loans and leases, which are comprised primarily of asset-based loans, factoring and equipment leases, entail higher risk and are typically made on the value of the collateral provided by the borrower to secure the loan or lease. Most often, this collateral is accounts receivable, although at times we also rely upon collateral such as inventory or machinery. There is little additional credit support provided by the borrower for most of these loans and leases and the probability of repayment is based almost solely on the liquidation of the pledged collateral. As a result, in the case of loans and leases secured by accounts receivable, the availability of funds for the repayment of such loans and leases may be substantially dependent on the ability of the borrower to collect amounts due from its customers. The collateral securing other loans and leases may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. In addition, these loans and leases carry much higher rates of interest than those charged by traditional small business lenders, such as commercial banks, to compensate for the greater risk that our borrowers will be unable to repay their loans or leases. The higher interest rates charged on these loans and leases increase the risk that the borrower will be unable to repay the loan or lease. Commercial loans and leases were $353.4 million, including $248.0 million in asset-based loans, including participation loans, or 11.2% of our total gross loan and lease portfolio, as of December 31, 2000.

Unfavorable economic conditions, natural disasters or power shortages in northern California could significantly increase the number of borrowers unable to repay their loans, and could result in a decline in the value of the properties securing our loans, which could have a material adverse effect on us.

   Our current loan portfolio is concentrated in certain geographic regions, particularly northern California. The number of borrowers unable to repay their loans may be affected by changes in local economic and business conditions. Unfavorable economic conditions in northern California could significantly increase the number of borrowers unable to repay their loans, and could result in a decline in the value of the properties securing those loans, which could have a material adverse effect on us. In addition, the northern California area has been, and may in the future be, subject to earthquakes and we usually do not require our borrowers to maintain earthquake insurance on properties securing mortgage loans. Accordingly, earthquake damage to properties securing mortgage loans or to properties we own could have a material adverse effect on us.

   Furthermore, California is in the midst of an energy crisis that could disrupt our operations and those of our borrowers. California has experienced and is expected to continue to experience severe power shortages, including rolling blackouts. These shortages could materially adversely affect economic conditions in northern California, resulting in an increase in the number of borrowers unable to repay their loans, and resulting in a decline in the value of the properties securing those loans, all of which could have a material adverse effect on us.

Changes in interest rates could have a material adverse effect on our profitability.

   Our ability to make a profit, like that of most financial institutions, substantially depends upon our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans, and the interest expense we pay on our interest-bearing liabilities, such as deposits. Certain assets and liabilities, however, may react in different degrees to changes in market interest rates. Further, interest rates on some types of assets and liabilities may fluctuate prior to changes in broader market interest rates, while rates on other types may lag behind. Additionally, some of our assets, such as adjustable rate mortgages, have features, including payment and rate caps, which restrict changes in their interest rates. As a result, our net interest margin would be adversely impacted by a rise in interest rates where actual rates on adjustable rate loans do not rise as rapidly as the cost of our funds.

   Factors such as inflation, recession, unemployment, money supply, international disorders, instability in domestic and foreign financial markets and other factors beyond our control may affect interest rates. Changes in market interest rates will also affect the level of voluntary prepayments on our loans and payments on our mortgage-backed securities resulting in the receipt of proceeds that may be reinvested at a lower rate than the loan or mortgage-backed security being prepaid. Although we pursue an asset-liability management strategy designed to control our risk from changes in market interest rates, changes in interest rates could still have a material adverse effect on our profitability.

The competition we face could adversely affect our results of operations.

   We face competition both in originating loans and leases and in attracting deposits. The competition we face could adversely affect our results of operations. Competition in originating multi-family and commercial real estate mortgage loans comes primarily from savings institutions, commercial banks, mortgage bankers and insurance companies. We compete for these mortgage loans based on interest rates, types of products, loan fees charged and the quality of customer service that we provide to our borrowers. Competition in attracting deposits comes primarily from savings institutions, commercial banks, brokerage firms, mutual funds, credit unions and various types of investment companies. We also experience competition for our motor vehicle loan and leasing programs, primarily from large well-capitalized lending institutions and finance companies, as well as from financing provided directly by automobile manufacturers. Competition for factoring clients comes primarily from small local factors or factors specializing in a specific industry segment, such as trucking or personnel agencies. Competition for asset-based loans comes primarily from small, locally-based commercial finance companies, large national commercial finance companies and commercial banks. Due to their size, some of our competitors may achieve economies of scale and, as a result, offer a broader range of products and services and lower pricing than we currently offer.

Our agreements with regulators impose operating requirements on us, which, if violated, could result in additional sanctions that would be detrimental to us.

   In September 2000, we entered into a written agreement with the Federal Reserve Bank of San Francisco and Bay View Bank entered into a written agreement with the Office of the Comptroller of the Currency, in each case pursuant to 12 U.S.C. (S) 1818(b). These agreements require us to undertake a number of affirmative actions. We believe implementation of our new strategic plan, the successful completion of this offering and the retention of our new chief executive officer and other experienced personnel will enable us to remain in compliance with these agreements.

   However, our inability to remain in compliance with these agreements and make significant improvements in the condition of Bay View Bank, as well as possible future regulatory determinations, could result in additional formal or informal regulatory actions against us and Bay View Bank that could include restrictions on operations, growth, periodic monitoring and review by the regulatory agencies, civil money penalties, mandatory asset dispositions, conservatorship and other actions. The written agreements currently prohibit us and Bay View Bank, which is our principal source of cash with which to pay dividends, from paying any dividends without prior regulatory approval.

Changes in the regulatory structure or the statutes or regulations applicable to us could have a material impact on our operations.

   We and our subsidiaries are subject to extensive regulation, supervision and examination by the Federal Reserve Board and the Office of the Comptroller of the Currency and by the Federal Deposit Insurance Corporation, which insures our deposits up to applicable limits. Regulatory authorities have extensive discretion in carrying out their supervisory and enforcement responsibilities as evidenced by the recent agreements that Bay View Bank and we have been required to enter into by such regulators. It is possible that these regulators may prevent us from implementing elements of our new strategic plan.

   Any change in the regulatory structure or the applicable statutes or regulations could have a material adverse impact on our operations. Additional legislation and regulations may be enacted or adopted in the future that could significantly affect our powers, authority and operations and our competitors, which in turn could have a material adverse effect on our operations.

Our recent regulatory examinations may result in sanctions against Bay View Bank and Bay View Capital Corporation.

   The Office of the Comptroller of the Currency and the Federal Reserve are currently in the process of concluding their examinations of Bay View Bank and Bay View Capital Corporation. Neither agency has issued its final report of examination. No assurance can be given as to the ultimate determination of such agencies or the sanctions to which we may be subjected.

Ownership of our stock is limited by Federal law.

   Federal laws and regulations generally prohibit a person a company from purchasing 10% or more of any class of voting stock of a bank holding company, such as ours, without prior notice to and, in certain cases, approval of the Federal Reserve. Holders are urged to consult legal counsel experienced in banking matters if, by purchasing our securities, they may own as a consequence 10% or more of our common stock, either alone or with others with whom they are, or may be deemed to be, acting in concert, as that term is defined in the applicable regulations.

   Bank holding companies must receive federal regulatory approval to acquire more than 5% of any class of voting stock of a bank holding company. In addition, other regulated institutions such as banks, thrifts and insurance companies may be subject to various limitations and prohibitions. All regulated institutions are urged to consult legal counsel before purchasing our securities.

The price of our common stock may decrease rapidly and prevent stockholders from selling their stock at a profit.

   The market price of our common stock could decrease in price rapidly at any time and prevent stockholders from selling their shares at a profit. The market price of our common stock has fluctuated in recent years. From January 1, 1999 to March 23, 2001, the closing market price of our common stock has ranged from a low of $4.94 per share to a high of $21.06 per share. Fluctuations may occur, among other reasons, in response to:

  . operating results;

  . announcements by competitors;

  . regulatory actions and changes;

  . economic changes;

  . general market conditions; and

  . legislative changes.

   The trading price of our common stock could continue to be subject to wide fluctuations in response to the factors set forth above and other factors, many of which are beyond our control. The stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. You should consider the likelihood of these market fluctuations before investing in our stock.

We may not be able to use a portion of our net operating loss carryforwards.

   As of December 31, 2000, we had federal net operating loss (NOL) carryforwards of $262.5 million available to reduce taxable income in future years. These NOL carryforwards expire in various years from 2001 through 2020 and are the primary component of our gross net deferred tax assets of $178.4 million. Our ability to use these NOL carryforwards is dependent upon our ability to generate sufficient future taxable income prior to the expiration of the NOL carryforwards and whether these NOL carryforwards are subject to a limitation under Section 382 of the Internal Revenue Code of 1986. If it becomes more likely than not that we will not generate sufficient future taxable income to realize our deferred tax asset related to our NOL carryforwards or if the use of these carryforwards is limited by Section 382, we may be required to increase our valuation allowance against our gross deferred tax assets, and incur a corresponding charge to earnings, for the portion of the NOL carryforwards we are not likely to use. At December 31, 2000, we had established a valuation allowance of $26 million against our gross deferred tax assets.

   Our ability to use our NOL carryforwards may be further limited by Section 382 if we undergo an ownership change. In the event of an ownership change,
Section 382 imposes an annual limitation on the amount of taxable income a corporation may offset with NOL carryforwards and certain recognized built-in losses. The limitation imposed by Section 382 for any post-change year would be determined by multiplying the value of our stock (including both common stock and preferred stock) immediately before the ownership change by the applicable long-term tax exempt rate, which was 5.24% for March 2001. Any unused annual limitation may be carried over to later years, and the limitation may under certain circumstances be increased by the built-in gains in assets held by us at the time of the change that are recognized in the five-year period after the change. Under current conditions, if an ownership change were to occur, our annual NOL utilization would be limited annually to approximately $10 million, plus the recognized built-in gains, if any. If we were to undergo an ownership change as a result of this offering, we would not be able to utilize approximately $100 million in federal NOL carryforwards, which, when tax effected at the federal statutory tax rate of 35%, approximates $35 million, which is in excess of our existing $26 million valuation allowance.

   We would undergo an ownership change if, among other things, the stockholders who own or have owned, directly or indirectly, 5% or more of our common stock or are otherwise treated as 5% stockholders or a "higher tier entity" under Section 382 and the regulations promulgated thereunder increase their aggregate percentage ownership of our stock by more than 50 percentage points over the lowest percentage of the stock owned by these stockholders at any time during the testing period, which is generally the preceding three years.

   The application of Section 382 is highly complex and uncertain and, as a result, we are unable to determine at this time whether the purchase of our securities as contemplated by this prospectus supplement would cause an ownership change. Such an ownership change would be dependent upon the percentage of existing stockholders that exercise their subscription rights and other events that could occur prior to or after the offering contemplated hereby that are beyond our control. Additionally, there can be no assurance that our future actions or future actions on the part of our stockholders will not result in the occurrence of an ownership change.

   If we do not trigger the Section 382 limitation, we expect to use a portion of our available 50 percentage point ownership limitation in connection with this offering and our concurrent rights offering, and we may not be able to engage in significant transactions that would create a further shift in ownership within the meaning of Section 382 within the subsequent three-year period without triggering an ownership change.

Risk Factors Relating to the Preferred Stock

   The preferred stock will be subordinated to all our indebtedness with respect to the payment of interest and amounts distributable upon our dissolution, liquidation or winding up. The terms of the preferred stock will not limit the amount of indebtedness or other obligations that we may incur. Further, we may incur additional indebtedness in the future. That indebtedness will rank senior to the preferred stock.

   The preferred stock is structurally subordinated to the obligations of our subsidiaries. Because we are a holding company and our assets consist primarily of our equity interests in our operating subsidiaries, our obligations on the preferred stock will be structurally subordinated to all liabilities of our operating subsidiaries. At December 31, 2000, we and our operating subsidiaries had approximately $5.0 billion in contractual indebtedness, including approximately $3.7 billion in customer deposits, of which approximately $1.0 billion was secured, and approximately $75.0 million of other liabilities ranking senior to our equity interests in our operating subsidiaries.

   We cannot assure you that, in the event of our dissolution, liquidation, reorganization or winding up, you will receive any portion of your initial investment.

   Our ability to issue senior preferred stock in the future could adversely affect the rights of holders of our preferred stock and our common stock. We are authorized to issue additional preferred stock in one or more series on terms that may be determined at the time of issuance by our board of directors. In some instances, a series of preferred stock could include voting rights, preferences as to dividends and liquidation, conversion and redemption rights that will rank senior to the preferred stock, and in all instances, senior to our common stock. The future issuance of preferred stock could effectively diminish or supersede the dividends and liquidation preferences of the preferred stock and adversely affect our common stock.

   There is no market for the preferred stock. We are not listing the preferred stock on the New York Stock Exchange or any other securities exchange and, therefore, it is unlikely that any market will develop.

   The shares of our preferred stock will automatically convert into shares of our common stock upon our delivery of notice to the holders of the preferred stock that we have a sufficient number of authorized, unissued and unreserved shares of common stock to permit conversion of all shares of preferred stock.
If more than        rights are exercised in our concurrent rights offering, we will have an insufficient number of authorized, unissued and unreserved shares of common stock to permit conversion of all of our preferred stock. In such event, we will submit a proposal to our stockholders to increase our authorized number of shares of common stock in order to permit conversion of all of our
preferred stock. If less than        rights are exercised in our concurrent
rights offering, we intend to give notice to the holders of the preferred stock of the conversion of the preferred stock into common stock shortly after completion of the rights offering. In any event, holders of the preferred stock will be entitled to a minimum of one quarter of accrued dividends on the shares of preferred stock, subject to necessary regulatory approvals.

   There is no assurance that our stockholders will approve any increase in the authorized number of shares of common stock necessary to permit conversion of all of our preferred stock. In the event that stockholders do not approve an increase sufficient to permit conversion of the preferred stock, holders of shares of our preferred stock will not be able to convert those shares into shares of common stock. As there is no market for our preferred stock and it is unlikely that such a market will develop, holders of our preferred stock may not be able to sell the shares of preferred stock or realize any value for such shares.

                              RECENT DEVELOPMENTS

   We incurred a consolidated net after-tax loss of $326.2 million for the year ended December 31, 2000, primarily as a result of our decision to shut down FMAC, the revaluation of our franchise-related assets and the need to increase provisions for loan losses as the quality of our assets has deteriorated. The loss for 2000 also materially adversely impacted our regulatory capital levels, prompting regulators to demand that we raise additional capital and reduce our risk profile. See "Summary--Losses and Declining Capital Ratios."

   The losses we began to incur in the second quarter of 2000 and the decline in our capital ratios resulted in Bay View Bank entering into a written agreement with the Office of the Comptroller of the Currency on September 6, 2000, and Bay View Capital Corporation entering into a written agreement with the Federal Reserve Bank of San Francisco on September 29, 2000. Bay View Bank is now categorized as "adequately capitalized" under the Prompt Corrective Action regulations of the Comptroller of the Currency and Bay View Capital Corporation does not meet the minimum Tier 1 Leverage Ratio required by the Federal Reserve.

   The Comptroller of the Currency agreement requires, among other matters, that Bay View Bank:

    . adopt a new strategic plan establishing objectives for Bay View
      Bank's overall risk profile, earnings performance, growth, balance sheet mix, liability structure, capital adequacy and reduction in nonperforming assets;

    . consider whether management changes should be made;

    . develop a plan for the maintenance of adequate capital and the raising of additional capital, including a prohibition on the payment of any dividends without the prior approval of the Comptroller of the Currency; and

    . review Bay View Bank's risk management program with a view to reduction of the high level of credit risk of Bay View Bank.

   The Federal Reserve agreement, among other matters:

    . prohibits the payment of any dividends without the prior approval of the Federal Reserve; and

    . requires the development of a plan to maintain capital adequacy and raise additional capital.

   Our board of directors has undertaken a number of affirmative measures designed to comply with the Comptroller of the Currency agreement and the Federal Reserve agreement and improve Bay View Bank's earnings performance and financial condition including the filing of a capital plan in January 2001. Our capital plan has not yet been approved by the Federal Reserve. At this time, the financial impact, if any, of regulatory actions that may result from failure to meet minimum capital requirements cannot be determined. Over the past several months, we have begun the development and implementation of a new strategic plan with the assistance of Keefe Ventures LLC, a prominent bank advisory firm based in New York City.

                            PURPOSE OF THIS OFFERING

   The purpose of this offering is to raise capital for Bay View Capital Corporation and Bay View Bank in an amount sufficient to allow us to absorb the losses necessary to implement our new strategic plan.

                               NEW STRATEGIC PLAN

   We have developed a new strategic plan that is contingent on the successful completion of this offering. Without the capital to be raised in this offering, we will be unable to implement our new strategic plan.

   Our new strategic plan is to establish Bay View Bank as a business and retail-oriented banking institution focused upon our retail branch banking network in the San Francisco Bay Area. By December 31, 2001, we estimate that our balance sheet will be reduced to approximately $4.3 billion from $5.4 billion as of December 31, 2000 and that we will generate sustainable levels of profitability, return on assets and return on equity. Bay View Bank's capital levels are expected to meet the well-capitalized regulatory category and will be commensurate with the risk associated with our balance sheet.

   We will have two distinct business platforms representing the basic distribution channels of our products and services: retail and commercial banking. The retail platform will include home equity loans and lines of credit, auto loans and leases, mortgage-backed securities and other investments and other consumer banking products and services. The retail platform's funding base will consist of a retail transaction account deposit base along with retail certificates of deposit. The primary objective of the retail platform will be to enhance the value of our deposit franchise by focusing on deposit growth and expanding and enhancing products and services to this customer segment.

   The commercial platform will include multi-family and commercial real estate loans, asset-based loans, commercial and business loans, factoring, commercial leases and other business banking products and services. The commercial platform's strategy will be to increase our earnings potential and enhance the deposit franchise by providing commercial banking products and services to small and middle market businesses within California.

   We anticipate exiting those businesses inconsistent with a California-focused retail and commercial bank. We plan to liquidate substantially all of our remaining franchise assets and operations during 2001 through an organized program of negotiated loan sales to qualified buyers, sale of the franchise loan servicing operation and the accelerated disposition of franchise-related assets. During 2001, we also plan to sell our portfolio of high loan-to-value home equity loans and home equity loans not originated by us. We also anticipate exploring opportunities to reduce the residual risk related to our portfolio of auto leases. This portfolio will be allowed to run off unless a sale of the portfolio at a desirable price can be negotiated.

   To assist in the planned retail and commercial platform product initiatives, we will develop a marketing and promotional campaign. We will increase the commercial business development and personnel plans to drive these initiatives. We will also streamline our non-customer service contact personnel and reduce this workforce.

   We anticipate that implementing these actions will generate pre-tax losses ranging from $85 million to $130.5 million, the maximum amount of loss that our regulators are likely to allow us to incur in these sales (excluding the effect of future earnings or losses) so as to preserve our minimum required capital ratios. See "Capitalization" for the pro forma effect of implementing these actions on our capital and regulatory capital ratios.

   Successful execution of our new strategic plan is predicated on the leadership of a seasoned Chief Executive Officer with a proven track record of bank turnarounds and restructurings combined with extensive experience in commercial business development and commercial lending. Effective March 28, 2001, Robert B. Goldstein, who has over 30 years of senior level financial institution leadership experience, will become our President and Chief Executive Officer. For the past ten years, Mr. Goldstein has led successful turnarounds at financial institutions that faced challenges similar to those confronting Bay View Bank. Each of those institutions was successful in raising necessary levels of capital, resolving or disposing of off-strategy assets, building the commercial customer portfolio, reestablishing strong relationships with regulators and substantially enhancing stockholder value.

   Additionally, at our 2001 annual meeting of stockholders, Robert G. Cox will be nominated for election to our board of directors to supplement board level leadership. An experienced bank executive, Mr. Cox recently retired as President of Summit Bancorp, a $39 billion New Jersey bank holding company that was acquired by Fleet Boston Bancorp earlier this year.

   This section of the prospectus supplement contains forward-looking statements that describe our future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and may cause our actual results, performance or achievements to differ materially from those that we anticipate. Factors that might affect forward-looking statements include, among other things, those factors listed on page S-3 of this prospectus supplement.

   As a result, we cannot assure you that our future results of operations or financial condition or any other matters will be consistent with those presented in any forward-looking statements. Accordingly, we caution you not to rely on these forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update these forward-looking statements, which speak only as of the date made.

                                USE OF PROCEEDS

   Our net proceeds from the sale of the units and our common stock to the
standby purchasers together with the sale of          shares of common stock in
the rights offering are estimated to be between approximately $107.0 million and $134.5 million. Substantially all of these proceeds will be invested in the common stock of Bay View Bank. Bay View Bank will use these proceeds for general corporate purposes.

                          MARKET PRICES AND DIVIDENDS

   Our common stock is traded on the New York Stock Exchange under the stock symbol "BVC." At March 23, 2001, 32,574,987 shares of our common stock were outstanding, which were owned by 1,477 stockholders of record.

   The following table illustrates quarterly stock price activity and dividends declared for 2001, 2000 and 1999.

                                                            Closing
                                                          Stock Price
                                                           per Share
                                                         ------------- Dividend
                                                          High   Low   per Share
                                                         ------ ------ ---------
   1999
     First Quarter...................................... $21.06 $17.44   $.10
     Second Quarter.....................................  20.50  16.25    .10
     Third Quarter......................................  20.56  12.50    .10
     Fourth Quarter.....................................  16.81  11.69     --

   2000
     First Quarter...................................... $13.44 $ 7.19   $.10
     Second Quarter.....................................  11.25   6.56    .10
     Third Quarter......................................  10.75   8.50    .10
     Fourth Quarter.....................................  10.00   4.94     --

   2001
     First Quarter (through March 23, 2001)............. $ 8.02 $ 5.38     --

   Our ability to pay dividends is subject to certain restrictions and limitations pursuant to applicable laws and regulations. During the third quarter of 2000 we entered into an agreement with the Federal Reserve that, among other items, requires prior approval of any dividend payments on our common stock. Bay View Bank entered into an agreement with the Office of the Comptroller of the Currency that requires prior approval for it to pay dividends to us. Historically, dividends from Bay View Bank have been our principal source of cash for the payment of dividends to our stockholders.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of December 31, 2000, on a historical and pro forma basis as adjusted to give effect to the following:

   (i) The issuance and sale of $27.5 million of units to the standby purchasers together with the issuance and sale of the maximum and minimum numbers of shares of our common stock to our standby purchasers and in our concurrent rights offering at an assumed offering price per share of $5.00; and

  (ii) Our future sales, or write-downs to fair market value pending sale, of portions of our loan portfolio pursuant to our strategic plan for 2001, assuming a minimum pre-tax loss of $85 million and a maximum pre-tax loss of $130.5 million, which is the maximum loss we can sustain (excluding the effects of future earnings or losses) and still meet the minimum Tier 1 Leverage Ratio required by the Federal Reserve (although the Federal Reserve has the right to impose a higher minimum on us). These pro forma adjustments are estimates presented solely for purposes of an example and do not reflect any actual agreements or contracts for such transactions. There can be no assurance that such sales and write-downs will occur or that the resulting pre-tax losses will be between the maximum and minimum amounts presented herein.

   There can be no assurance that the transactions contemplated by our new strategic plan can be completed, or, if completed, that the results will be within the ranges set forth below. Actual results will depend upon many factors including, among other things, those factors listed on page S-3 of this prospectus supplement.

                                   Net Proceeds From Offering of         Implementation of Business
                        Actual            Rights and Units                   Strategy(2,3,4,5)                    As Adjusted
                     ------------ ----------------------------------  -------------------------------  ------------------------
                                                                                                        Maximum/
                     December 31,                                        Low                  High         Low
                         2000     Maximum(1)  Average(1)  Minimum(1)  Estimate    Average   Estimate   Estimate(6)  Average(6)
                     ------------ ----------  ----------  ----------  ---------  ---------  ---------  -----------  ----------
                                                    (Dollars in thousands, except per share amounts)
Deposits...........   $3,746,312  $     --    $     --    $     --    $     --   $     --   $     --   $3,746,312   $3,746,312
Borrowings:
 Advances from
 FHLB of
 San Francisco.....      804,837        --          --          --     (729,125)  (697,875)  (666,625)     75,712      106,962
 Short-term
 borrowings........      197,375   (134,500)   (120,750)   (107,000)    (62,875)   (76,625)   (90,375)        --           --
 Subordinated
 notes.............      149,567        --          --          --          --         --         --      149,567      149,567
 Other
 borrowings........        1,664        --          --          --          --         --         --        1,664        1,664
                      ----------  ---------   ---------   ---------   ---------  ---------  ---------  ----------   ----------
   Total deposits
   and borrowings..   $4,899,755   (134,500)   (120,750)   (107,000)   (792,000)  (774,500)  (757,000) $3,973,255   $4,004,505
                      ==========  =========   =========   =========   =========  =========  =========  ==========   ==========
   Guaranteed
   Preferred
   Beneficial
   Interests in the
   Company's
   Subordinated
   Debentures......   $   90,000  $     --    $     --    $     --    $     --   $     --   $     --   $   90,000   $   90,000
                      ==========  =========   =========   =========   =========  =========  =========  ==========   ==========
Stockholders'
Equity:
 Serial preferred
 stock ($.01 par
 value)............   $      --   $      55   $      55   $     --    $     --   $     --   $     --   $       55   $       55
 Common stock
 ($.01 par
 value)............          326        220         192         220         --         --         --          546          518
 Additional paid-
 in-capital........      456,045    134,225     120,503     106,780         --         --         --      590,270      576,548
 Accumulated
 deficit...........     (156,877)       --          --          --      (49,300)   (62,495)   (75,690)   (206,177)    (219,372)
 Treasury stock,
 at cost...........       (1,081)       --          --          --          --         --         --       (1,081)      (1,081)
 Unrealized gain
 on securities
 available-for-
 sale, net.........           10        --          --          --          --         --         --           10           10
 Debt of Employee
 Stock Ownership
 Plan..............         (574)       --          --          --          --         --         --         (574)        (574)
                      ----------  ---------   ---------   ---------   ---------  ---------  ---------  ----------   ----------
   Total
   stockholders'
   equity..........   $  297,849  $ 134,500   $ 120,750   $ 107,000   $ (49,300) $ (62,495) $ (75,690) $  383,049   $  356,104
                      ==========  =========   =========   =========   =========  =========  =========  ==========   ==========
Intangible assets..      134,936                                                                          134,936      134,936
                      ----------                                                                       ----------   ----------
   Tangible
   stockholders'
   equity..........   $  162,913                                                                       $  248,113   $  221,168
                      ==========                                                                       ==========   ==========
Number of common
shares
outstanding........       32,575     22,000      19,250      22,000                                        54,575       51,825
                      ==========  =========   =========   =========                                    ==========   ==========
Book value per
common share.......   $     9.14                                                                       $     7.02   $     6.87
                      ==========                                                                       ==========   ==========
Tangible book value
per common share...   $     5.00                                                                       $     4.55   $     4.27
                      ==========                                                                       ==========   ==========
Bank regulatory
capital ratios:(7)
 Leverage..........         4.23%                                                                            7.01%        6.15%
 Tier 1 risk-
 based.............         6.30%                                                                           10.98%        9.65%
 Total risk-
 based.............         9.00%                                                                           14.10%       12.78%
Company regulatory
capital ratios:
 Leverage..........         3.47%                                                                            5.16%        4.24%
 Tier 1 risk-
 based.............         4.59%                                                                            7.18%        5.78%
 Total risk-
 based.............         8.14%                                                                           12.92%       10.81%
                     As Adjusted
                     ------------
                     Minimum/High
                     Estimate(6)
                     ------------
Deposits...........  $3,746,312
Borrowings:
 Advances from
 FHLB of
 San Francisco.....     138,212
 Short-term
 borrowings........         --
 Subordinated
 notes.............     149,567
 Other
 borrowings........       1,664
                     ------------
   Total deposits
   and borrowings..  $4,035,755
                     ============
   Guaranteed
   Preferred
   Beneficial
   Interests in the
   Company's
   Subordinated
   Debentures......  $   90,000
                     ============
Stockholders'
Equity:
 Serial preferred
 stock ($.01 par
 value)............  $      --
 Common stock
 ($.01 par
 value)............         546
 Additional paid-
 in-capital........     562,825
 Accumulated
 deficit...........    (232,567)
 Treasury stock,
 at cost...........      (1,081)
 Unrealized gain
 on securities
 available-for-
 sale, net.........          10
 Debt of Employee
 Stock Ownership
 Plan..............        (574)
                     ------------
   Total
   stockholders'
   equity..........  $  329,159
                     ============
Intangible assets..     134,936
                     ------------
   Tangible
   stockholders'
   equity..........  $  194,223
                     ============
Number of common
shares
outstanding........      54,575
                     ============
Book value per
common share.......  $     6.03
                     ============
Tangible book value
per common share...  $     3.56
                     ============
Bank regulatory
capital ratios:(7)
 Leverage..........        5.28%
 Tier 1 risk-
 based.............        8.32%
 Total risk-
 based.............       11.45%
Company regulatory
capital ratios:
 Leverage..........        4.00%
 Tier 1 risk-
 based.............        5.35%
 Total risk-
 based.............        9.28%

----
(1) Adjustments reflect proceeds from the issuance of our common stock and units in this rights offering and to our standby purchasers, net of aggregate fees of $2.2 million payable to Keefe Ventures, LLC and estimated expenses of $800,000. The Maximum column assumes gross proceeds of $137.5 million, the Average column assumes gross proceeds of $123.8 million and the Minimum column assumes gross proceeds of $110.0 million. In all scenarios, the standby purchasers will purchase $27.5 million of units. For the Maximum and Average columns, the numbers of shares of common stock assumed to be issued will not leave a sufficient number of authorized but unissued shares of our common stock to allow for the conversion into common stock of the preferred stock purchased by the standby purchasers as part of the units; unless and until our stockholders authorize an increase in our authorized number of shares of common stock, this preferred stock will remain outstanding. For the Minimum column, the reduced number of shares of common stock assumed to be issued in this rights offering will leave a sufficient number of authorized but unissued shares of common stock to allow for the immediate conversion into common stock of all preferred stock purchased by the standby purchasers, and we have assumed such conversion. The number of shares of common stock issued assumes an offering price of $5.00 per share and per unit, which represents our tangible book value per common share at December 31, 2000.

(2) Pro forma adjustments reflect the anticipated accelerated disposition of franchise loans with an unpaid principal balance of approximately $750 million at an incremental loss ranging from a low estimate of $50 million to a high estimate of $80 million. Some or all of this loss may be reflected as additional allowances for loan losses prior to the disposition of these loans. These estimated pre-tax losses are in excess of existing valuation adjustments and allowances.

(3) Pro forma adjustments reflect the anticipated accelerated disposition of high loan-to-value home equity loans with an unpaid principal balance of approximately $100 million and home equity loans not originated by us with an unpaid principal balance of approximately $70 million at an incremental loss ranging from a low estimate of $10 million to a high estimate of $15 million. Some or all of this loss may be reflected as additional allowances for loan losses prior to the disposition of these loans. These estimated pre-tax losses are in excess of existing valuation adjustments and allowances.

(4) Pro forma adjustments reflect anticipated costs to be incurred in our restructuring and to reduce non-customer service contact personnel at pre-tax amounts ranging from a low estimate of $25 million to a high estimate of $35.5 million.

(5) Pro forma adjustments are net of a combined federal and state income tax benefit at a rate of approximately 42%, assuming that we can conclude that it is more likely than not that such a tax benefit will be realized.

(6) As Adjusted column reflects the anticipated net proceeds from the issuance of our common stock and units in this rights offering and to our standby purchasers, net of aggregate fees of $2.2 million payable to Keefe Ventures, LLC and estimated expenses of $800,000, and the pro forma impact of implementing our new strategic plan. The Maximum/Low Estimate column assumes gross proceeds from the offering of $137.5 million and pre-tax losses incurred upon implementation of our new strategic plan of $85 million. The Average column assumes gross proceeds from the offering of $123.8 million and pre-tax losses incurred upon implementation of our new strategic plan of $107.8 million. The Minimum/High Estimate column assumes gross proceeds from the offering of $110.0 million and pre-tax losses incurred upon implementation of our new strategic plan of $130.5 million.

(7) As Adjusted regulatory capital ratios for Bay View Bank assume that we contribute substantially all of the net proceeds anticipated to be received from the offering to our wholly owned subsidiary, Bay View Bank.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The selected consolidated financial data presented below as of or for the years ended December 31, 1996 through 2000 are derived from our audited financial statements incorporated by reference herein. All information is presented in accordance with accounting principles generally accepted in the United States of America. The per share common stock data has been restated to reflect our June 1997 two-for-one stock split. The information is only a summary and should be read in conjunction with our historical financial statements and related notes contained in our Annual Reports on Form 10-K filed with the SEC, which are incorporated by reference herein.

                                             At December 31,
                          ----------------------------------------------------------
                             2000        1999        1998        1997        1996
                          ----------  ----------  ----------  ----------  ----------
                                          (Dollars in thousands)
Selected Balance Sheet
 Information
Total assets............  $5,360,931  $6,498,700  $5,596,232  $3,246,476  $3,300,262
Mortgage-backed
 securities.............     642,628     654,713     635,389     470,261     577,613
Loans and leases held-
 for-investment, net....   2,751,794   4,295,246   4,191,269   2,373,113   2,179,768
Loans and leases held-
 for-sale...............     345,207      66,247         --          --      294,949
Investment in operating
 leased assets, net.....     479,829     463,088     183,453         --          --
Intangible assets.......     134,936     329,005     134,088      29,507      10,197
Deposits................   3,746,312   3,729,780   3,269,637   1,677,135   1,763,967
Borrowings..............   1,153,443   1,935,517   1,833,116   1,355,976   1,245,537
Capital Securities......      90,000      90,000      90,000         --          --
Stockholders' equity....     297,849     631,194     377,811     173,627     200,062

                                     For the Year Ended December 31,
                          ----------------------------------------------------------
                             2000        1999        1998        1997        1996
                          ----------  ----------  ----------  ----------  ----------
                             (Dollars in thousands, except per share amounts)
Selected Results of
 Operations Information
Interest income.........  $  460,192  $  421,656  $  406,363  $  242,244  $  241,755
Interest expense........    (294,752)   (251,172)   (251,762)   (154,908)   (160,773)
                          ----------  ----------  ----------  ----------  ----------
  Net interest income...     165,440     170,484     154,601      87,336      80,982
Provision for losses on
 loans and leases.......     (62,600)    (28,311)     (9,114)     (1,952)     (1,898)
Leasing income..........      97,207      58,558      11,341         --          --
Gain (loss) on sale of
 assets and liabilities,
 net....................     (52,606)     10,058       1,060         925      (1,453)
Other income, net.......      32,041      22,916      18,671      11,830      10,017
General and
 administrative
 expenses...............    (136,718)   (112,598)   (113,567)    (71,913)    (58,955)
General and
 administrative
 expenses--FMAC loan
 production.............     (15,561)     (2,395)        --          --          --
General and
 administrative
 expenses--Bankers
 Mutual.................      (6,311)     (2,123)        --          --          --
Restructuring charges--
 FMAC...................      (9,213)        --          --          --          --
Revaluation of FMAC-
 related assets.........    (101,894)        --          --          --          --
Leasing expense.........     (69,350)    (40,188)     (7,682)        --          --
Dividend expense on
 Capital Securities.....      (8,989)     (8,935)       (244)        --          --
SAIF recapitalization
 assessment.............         --          --          --          --      (11,750)
Real estate operations,
 net....................         (65)        238         240       1,128       4,909
Amortization of
 intangible assets......     (11,158)    (11,993)    (11,372)     (4,088)     (2,606)
Amortization of
 intangible assets--
 FMAC...................      (9,608)     (1,694)        --          --          --
Write-off of intangible
 assets--FMAC...........    (192,622)        --          --          --          --
                          ----------  ----------  ----------  ----------  ----------
  Income (loss) before
   income tax (expense)
   benefit..............    (382,007)     54,017      43,934      23,266      19,246
Income tax (expense)
 benefit................      55,810     (25,053)    (21,215)     (9,245)     (8,277)
                          ----------  ----------  ----------  ----------  ----------
  Net income (loss).....  $ (326,197) $   28,964  $   22,719  $   14,021  $   10,969
                          ==========  ==========  ==========  ==========  ==========
Earnings (loss) per
 diluted share..........  $   (10.00) $     1.36  $     1.12  $     1.06  $     0.79
Dividends declared per
 share..................  $     0.30  $     0.30  $     0.40  $     0.34  $    0.305

                                 At and For the Year Ended December 31,
                                ---------------------------------------------
                                  2000      1999     1998     1997     1996
                                --------   -------  -------  -------  -------
                                (Dollars in thousands, except per share
                                                amounts)
Selected Other Information
Net interest margin............     3.13 %    3.23%    3.03%    2.86%    2.57%
Return on average assets.......    (5.20)%    0.49%    0.41%    0.45%    0.34%
Return on average equity.......   (58.80)%    7.00%    5.87%    7.32%    5.39%
Ratio of total equity to total
 assets........................     5.56 %    9.71%    6.75%    5.35%    6.06%
Book value per share........... $   9.14   $ 19.38  $ 19.77  $ 14.38  $ 14.98
Dividend payout ratio..........      N/A     19.26%   35.57%   30.53%   38.61%
Nonperforming assets........... $101,713   $25,939  $18,020  $15,766  $24,310
Ratio of nonperforming assets
 to total assets...............     1.90 %    0.40%    0.32%    0.49%    0.74%

                         DESCRIPTION OF PREFERRED STOCK

   The following section describes all the material terms of the preferred stock, but does not purport to be complete and is subject to and qualified in its entirety by reference to the certificate of designations relating to the preferred stock. We have filed the certificate of designations as an exhibit to the registration statement of which this prospectus supplement is a part. You may also obtain a copy of the certificate of designations by contacting us at the address provided under "Where You Can Find More Information" on page 2 of the prospectus accompanying this prospectus supplement.

   Our certificate of incorporation authorizes the issuance of 7,000,000 shares of preferred stock, par value $0.01 per share. No series of preferred stock (other than the 4% series A convertible preferred stock) has been authorized or issued. Our preferred stock may be issued from time to time in one or more series, without stockholder approval, with such voting powers (full or limited), designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be established by our board of directors. Thus, without stockholder approval, we could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of the holders of our common stock and 4% series A convertible preferred stock.

General

   At the consummation of the unit offering, we will issue            shares of
4% series A convertible preferred stock, $.01 par value per share and $ liquidation preference per share. When issued, the shares of preferred stock will be validly issued, fully paid and nonassessable.

   The holders of the shares of preferred stock will have no preemptive or preferential rights to purchase or subscribe to stock, obligations, warrants or any other of our securities. The preferred stock will not be subject to any sinking fund or other obligation of our company to redeem or retire the preferred stock. Unless converted, the preferred stock will have a perpetual term, with no maturity.

Ranking

   The preferred stock will rank, with respect to dividend rights and upon liquidation, winding up and dissolution:

  . junior to all our existing and future debt obligations;

  . junior to "senior stock", which is each other class or series of our capital stock other than (a) our common stock and any other class or series of our capital stock the terms of which provide that that class or series will rank junior to the preferred stock and (b) any other class or series of our capital stock the terms of which provide that that class or series will rank on a parity with the preferred stock;

  . on a parity with "parity stock", which is each other class or series of our capital stock that has terms which provide that that class or series will rank on a parity with the preferred stock; and

  . senior to "junior stock", which is our common stock and each class or series of our capital stock that has terms which provide that that class or series will rank junior to the preferred stock.

   The terms "senior stock", "parity stock" and "junior stock" include warrants, rights, calls or options exercisable for or convertible into that type of stock.

Dividends

   Our ability to pay dividends is subject to certain restrictions and limitations pursuant to applicable laws and regulations. During the third quarter of 2000, we entered into an agreement with the Federal Reserve that, among other items, requires prior approval of any dividend payments on any of our securities, including our preferred stock. Bay View Bank also entered into an agreement that requires prior approval for it to pay dividends to us. Historically, dividends from Bay View Bank have been our principal source of cash for the payment of dividends to our stockholders.

   The holders of the shares of preferred stock are entitled to receive, when, as and if declared by our board of directors out of funds legally available for payment, cumulative cash dividends per share at the annual rate of 4% of the
$       liquidation preference per share of preferred stock. The dividend rate
is equivalent to $     per share annually. The right of the holders of the
shares of preferred stock to receive dividend payments is subject to the rights of any holders of shares of senior stock and parity stock.

   Dividends are payable in arrears in equal amounts on                 ,
                ,                 and                 of each year, beginning
on             . If any of those dates is not a business day, then dividends will be payable on the next succeeding business day. Dividends will accrue from the most recent date as to which dividends will have been paid or, if no dividends have been paid, from the date of the original issuance of the shares
of preferred stock. The first dividend period will begin on                .

   We will pay at least one quarter's dividend in full regardless of the date on which our preferred stock is automatically converted into common stock, subject to approval by the Federal Reserve. Dividends will be payable to holders of record as they appear in our stock records at the close of business
on           ,           ,            and            of each year or on a
record date which will be fixed by our board of directors and which will be not more than 60 days and not less than 10 days before the applicable quarterly dividend payment date. Dividends will be cumulative from each quarterly dividend payment date, whether or not we will have funds legally available for the payment of those dividends. Accumulations of dividends on shares of preferred stock will not bear interest. Dividends payable on the shares of preferred stock for any period shorter than a full quarterly period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

   We will not (1) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior stock or parity stock or (2) redeem, purchase or otherwise acquire for consideration junior stock or parity stock through a sinking fund or otherwise, unless we have paid or set apart funds for the payment of all accrued and unpaid dividends with respect to the shares of this issue of preferred stock and any parity stock at the time those dividends are payable. As an exception to clause (1) of this paragraph, we will be able to (a) declare and pay dividends on junior stock or parity stock which are payable solely in shares of parity stock or junior stock, in the case of parity stock, or junior stock, in the case of junior stock, or by the increase in the liquidation value of junior stock or parity stock and (b) redeem, purchase or otherwise acquire junior stock or parity stock in exchange for consideration consisting of parity stock or junior stock, in the case of parity stock, or junior stock, in the case of junior stock.

Liquidation Preference

   Upon any voluntary or involuntary liquidation, dissolution or winding up of our company or a reduction or decrease in our capital stock resulting in a distribution of assets to the holders of any class or series of our capital stock, each holder of shares of preferred stock will be entitled to payment out of our assets available for distribution of an amount equal to the then effective liquidation preference per share of preferred stock held by that holder, plus all accumulated and unpaid dividends on those shares to the date of that liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any junior stock, including our common stock, but after any distributions on any of our indebtedness or shares of our senior stock. After payment in full of the liquidation preference and all accumulated and unpaid dividends to which holders of shares of preferred stock are entitled, the holders will not be entitled to any further participation in any distribution of our assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our company or a reduction or decrease in our capital stock, the amounts payable with respect to shares of preferred stock and all other parity stock are not paid in full, the holders of shares of preferred stock and the holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and all accumulated and unpaid dividends to which each such holder is entitled.

   Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of our company with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into our company will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of our company or a reduction or decrease in our capital stock.

   We are not required to set aside any funds to protect the liquidation preference of the shares of preferred stock, although the liquidation preference will be substantially in excess of the par value of the shares of the preferred stock.

Voting Rights

   Except as limited by law, the holders of the preferred stock shall be entitled to vote or consent on all matters submitted to the holders of our common stock together with the holders of our common stock voting as a single class. Each share of preferred stock will entitle the holder thereof to one vote for each share of common stock into which such share of preferred stock is convertible as of the record date for such vote or consent, or if no record date is specified, as of the date of such vote or consent.

   In additional to the foregoing, upon our failure to pay the regular quarterly dividend on the preferred stock for six consecutive quarters, the holders of the preferred stock, voting as a single class, shall have the right to elect one board observer to attend and participate in meetings of our board of directors.

   So long as shares of the preferred stock are outstanding, without the consent of the holders of at least a majority of the outstanding preferred stock voting separately as a class, we may not:

  . amend or alter our certificate of incorporation in a manner that would adversely affect the rights of the holders of the preferred stock,

  . amend, alter or repeal any provision of our certificate of incorporation that would increase in any respect the restrictions or limitations on ownership applicable to the preferred stock or

  . issue additional shares of preferred stock (or any series of our preferred stock that would vote as a class with the shares of the preferred stock with respect to the election of any observer to the board) or shares of stock ranking senior to the preferred stock.

Conversion Rights

   The shares of our preferred stock will automatically convert into shares of our common stock upon our delivery of notice to the holders of the preferred stock that we have a sufficient number of authorized, unissued and unreserved shares of common stock to permit conversion of all shares of preferred stock.
If more than     rights are exercised in our concurrent rights offering, we will have an insufficient number of authorized, unissued and unreserved shares of common stock to permit conversion of all of our preferred stock. In such event, we will submit a proposal to our stockholders to increase our authorized number of shares of common stock in order to permit conversion of all of our
preferred stock. If less than     rights are exercised in our concurrent rights
offering, we intend to give notice to the holders of the preferred stock of the conversion of the preferred stock into common stock shortly after completion of the rights offering. In any event, holders of the preferred stock will be entitled to a minimum of one quarter of accrued dividends on the shares of preferred stock, subject to necessary regulatory approvals.

   The number of shares of common stock deliverable upon conversion of a share of preferred stock, adjusted as provided under "--Adjustments to the Conversion Price" on page S-30, is referred to in this document as
the "conversion ratio". The conversion ratio will be $   and will be equal to a
ratio the numerator of which will be the $      liquidation preference per
share and the denominator of which will be the conversion price. The initial conversion price will be $ , subject to adjustment from time to time.

   Upon the automatic conversion of the preferred stock, holders of shares of preferred stock must surrender to us at our principal office or at the office of the transfer agent, as may be designated by our board of directors, the certificate or certificates for the shares of preferred stock accompanied by a written notice specifying the name or names in which the holder wishes the certificate or certificates for shares of common stock to be issued. In case the notice specifies a name or names other than that of the holder, the notice must be accompanied by payment of all transfer taxes payable upon the issuance of shares of common stock in that name or names. Other than those taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of common stock upon conversion of shares of preferred stock.

   As promptly as practicable after the surrender of that certificate or certificates and the receipt of the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to our satisfaction that those taxes have been paid, we will deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable full shares of our common stock to which the holder, or the holder's transferee, of shares of preferred stock being converted will be entitled. This conversion will be deemed to have been made at the close of business on the date we deliver notice to the holders of the preferred stock that we have a sufficient number of authorized, unissued and unreserved shares of common sotck to permit conversion of all of our preferred stock. On that date, the rights of the holders of preferred stock will cease except for the right to receive shares of common stock and accrued and unpaid dividends with respect to the shares of preferred stock being converted, and the person entitled to receive the shares of common stock will be treated for all purposes as having become the record holder of those shares of common stock at that time.

   Upon the automatic conversion of the preferred stock, those shares will cease to accrue dividends, but those shares will continue to be entitled to receive all accrued dividends which the holder is entitled to receive through the last preceding dividend payment date, subject to necessary regulatory approvals. We will pay at least one quarter's dividend in full regardless of the date on which our preferred stock is automatically converted into common stock, subject to necessary regulatory approvals. Any accrued and unpaid dividends will be payable by us on the date that would have been the next succeeding dividend payment date. However, shares of preferred stock converted after the close of business on any record date for the payment of dividends declared and before the opening of business on the dividend payment date relating to that record date must be accompanied by a payment in cash of an amount equal to the dividend declared in respect of those shares.

   In connection with the automatic conversion of shares of preferred stock, no fractions of shares of common stock will be issued, but we will pay a cash adjustment in respect of any fractional interest in an amount equal to (a) the fractional interest multiplied by the liquidation preference per share, divided by (b) the conversion price.

   We will issue shares of common stock upon conversion of the preferred stock only if we have delivered notice to the holders of the preferred stock that we have a sufficient number of authorized, unissued and unreserved shares of common stock to permit conversion of all shares of preferred stock. Before the delivery of any securities which we will be obligated to deliver upon conversion of the preferred stock, we will comply with all applicable federal and state laws and regulations which require action to be taken by us. All shares of common stock delivered upon conversion of the preferred stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

Adjustments to the Conversion Price

   The conversion price will be subject to adjustment from time to time as follows:

     (1) Stock splits and combinations. In case we, at any time or from time to time after the issuance date of the shares of preferred stock (a) subdivide or split the outstanding shares of our common stock, (b) combine or reclassify the outstanding shares of our common stock into a smaller number of shares or (c) issue by reclassification of the shares of our common stock any shares of our capital stock, then the conversion price in effect immediately prior to that event or the record date for that event, whichever is earlier, will be adjusted so that the holder of any shares of preferred stock thereafter surrendered for conversion will be entitled to receive the number of shares of our common stock or of our other securities which the holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had those shares of preferred stock been surrendered for conversion immediately before the occurrence of that event or the record date for that event, whichever is earlier.

     (2) Stock dividends in common stock. In case we, at any time or from time to time after the issuance date of the shares of preferred stock, pay a dividend or make a distribution in shares of our common stock on any class of our capital stock other than dividends or distributions of shares of common stock or other securities with respect to which adjustments are provided in paragraph (1) above, and the total number of shares constituting the dividend or distribution exceeds 5% of the total number of shares of common stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive the dividend or distribution, the conversion price will be adjusted so that the holder of each share of preferred stock will be entitled to receive, upon conversion of that share, the number of shares of our common stock determined by multiplying (a) the conversion price by (b) a fraction, the numerator of which will be the number of shares of common stock outstanding and the denominator of which will be the sum of that number of shares and the total number of shares issued in that dividend or distribution. In case the total number of shares constituting that dividend or distribution does not exceed 5% of the total number of shares of common stock outstanding at the close of business on the record date fixed for that dividend or distribution, the shares of common stock will be considered to be issued at the time of any such next succeeding dividend or other distribution in which the number of shares of common stock issued, together with the number of shares issued in all previous such dividends and distributions, will exceed such 5%.

     (3) Issuance of rights or warrants. For purposes of this paragraph and paragraph (4), "current market price" means the average of the daily closing prices for the five consecutive trading days selected by our board of directors beginning not more than 20 trading days before, and ending not later than the date of the applicable event described in this paragraph and the date immediately preceding the record date fixed in connection with that event. In case we issue to all holders of our common stock rights or warrants expiring within 45 days entitling those holders to subscribe for or purchase our common stock at a price per share less than the current market price, the conversion price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive those rights or warrants will be reduced by multiplying the conversion price by a fraction, the numerator of which is the sum of the number of shares of our common stock outstanding at the close of business on that record date and the number of shares of common stock that the aggregate offering price of the total number of shares of our common stock so offered for subscription or purchase would purchase at the current market price and the denominator of which is the sum of the number of shares of common stock outstanding at the close of business on that record date and the number of additional shares of our common stock so offered for subscription or purchase. For purposes of this paragraph (3), the issuance of rights or warrants to subscribe for or purchase securities convertible into shares of our common stock will be deemed to be the issuance of rights or warrants to purchase shares of our common stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon conversion of those securities into shares of our common stock. This adjustment will be made successively whenever any such event occurs, except that no adjustment shall occur with respect to the rights offering that is occurring concurrently with this unit offering (by means of a separate prospectus supplement).

     (4) Distribution of indebtedness, securities or assets. In case we distribute to all holders of our common stock, whether by dividend or in a merger, amalgamation or consolidation or otherwise, evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets, other than common stock, rights or warrants referred to in paragraph (3) above or a dividend payable exclusively in cash and other than as a result of a fundamental change described in paragraph (5) below, the conversion price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be reduced by multiplying the conversion price by a fraction, the numerator of which is the current market price on that record date less the fair market value, as determined by our board of directors, whose determination in good faith will be conclusive, of the portion of those evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of common stock and the denominator of which is the current market price. This adjustment will be made successively whenever any such event occurs.

     In respect of a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the adjustment to the conversion price under this paragraph (4) will occur at the earlier of (1) 20 trading days after the effective date of the spin-off and (2) the initial public offering of securities pertaining to the subsidiary or other business unit to which the spin-off relates, if that initial public offering is effected simultaneously with the spin-off.

     For purposes of a spin-off, the "fair market value" of the securities to be distributed to holders of our common stock means the average of the daily closing prices of those securities for the five consecutive trading days selected by our board of directors beginning on the first day of trading of those securities after the effectiveness of the spin-off and ending not later than 20 trading days after effectiveness of the spin-off. Also, for purposes of a spin-off, the "current market price" of our common stock means the average of the daily closing prices of our common stock for the same five consecutive trading days in determining the fair market value of the securities being distributed in the spin-off.

     If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the "fair market value" of the securities being distributed in the spin-off means the initial public offering price, while the "current market price" of our common stock means the closing price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

     (5) Fundamental changes. For purposes of this paragraph (5), "fundamental change" means any transaction or event, including any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of our common stock are converted into or exchanged for stock, other securities, cash or assets. If a fundamental change occurs, the holder of each share of preferred stock outstanding immediately before that fundamental change occurred, will have the right upon any subsequent conversion to receive, but only out of legally available funds, to the extent required by applicable law, the kind and amount of stock, other securities, cash and assets that that holder would have received if that share had been converted immediately prior to the fundamental change.

Transfer Agent, Registrar and Dividend Disbursing Agent

   The transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of preferred stock is Mellon Investor Services, L.L.C.

Book-Entry Issuance

   The shares of preferred stock will be issued as one or more global certificates registered in the name of the DTC or its nominee. The depositary for the preferred stock is the DTC.

                            DESCRIPTION OF WARRANTS

   The following section describes all the material terms of the warrants, but does not purport to be complete and is subject to and qualified in its entirety by reference to the term of warrant agreement relating to the warrants. We have filed the form of warrant agreement as an exhibit to the registration statement of which this prospectus supplement is a part. You may also obtain a copy of the form of warrant agreement by contacting us at the address provided under "Where You Can Find More Information" on page 2 of the prospectus accompanying this prospectus supplement.

   At the consummation of this offering, we will issue warrants to purchase an aggregate of 300,000 shares of our common stock. Each warrant entitles its
holder to purchase one share of our common stock for $      per share. The
warrants are exercisable for a period of ten years from the date of issuance.

                        SHARES ELIGIBLE FOR FUTURE SALE

   The market price of our common stock could drop due to sales of a large number of shares of our common stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock.

   After the offerings described in this prospectus supplement and our concurrent rights offering (which is by means of a separate prospectus
supplement),          shares of common stock will be outstanding,
shares of common stock will be issuable upon conversion of the preferred stock, shares of common stock will be issuable upon the exercise of the
warrants and          shares of common stock will be issuable upon the exercise
of outstanding options. See "Capitalization." All of the shares to be sold in this offering will be freely tradable without further registration under the Securities Act of 1933, except for any shares held by "affiliates" of our company, as defined in Rule 144 under the Securities Act. Shares held by affiliates can be sold in compliance with Rule 144.

   In general, under Rule 144 as currently in effect, any person who is an affiliate or certain persons whose shares are aggregated with an affiliate, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

  . 1% of the number of then-outstanding shares of common stock and

  . the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of such sale on Form 144 is filed with the Securities and Exchange Commission or, if no such notice is required to be filed, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

Sales under Rule 144 are also subject to certain provisions relating to notice and manner of sale and the availability of current public information about us. A person (and persons whose shares are aggregated with such a person) who has not been an affiliate of us at any time during the 90 days immediately preceding a sale would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above. The foregoing summary of Rule 144 is not intended to be a complete description.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

   The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated. Earnings represent income (loss) from continuing operations before income taxes, fixed charges and extraordinary items. Fixed charges include interest expense and the portion of rental expense which approximates the interest component of lease payments (estimated at 20% of rental expense). Such information is qualified in its entirety by the more detailed financial information set forth in our financial statements, notes and exhibits thereto appearing in the documents incorporated herein by reference.

                                                     Year Ended December 31,
                                                   -------------------------------
                                                   2000    1999  1998  1997  1996
                                                   ----    ----- ----- ----- -----
Ratio of earnings to fixed charges:
  Including interest on customer deposits.........    (1)  1.21x 1.17x 1.15x 1.12x
  Excluding interest on customer deposits.........    (1)  1.45x 1.42x 1.29x 1.31x

--------
(1) We incurred a net pre-tax loss of $382.0 million for the year ended December 31, 2000. Our fixed charges, including interest on customer deposits, was $306.2 million and our fixed charges, excluding interest on customer deposits, was $129.6 million.

                              FINANCIAL CONSULTANT

   We have engaged Keefe Ventures, LLC to act as our financial consultant in connection with this offering. Keefe will assist us by coordinating efforts to identify and obtain commitments from institutional investors and high-net worth individuals to serve as purchasers of the securities offered hereby, who we call standby purchasers. We have engaged Keefe because of its general experience in the banking industry.

   Under the terms of an engagement letter with Keefe, we have agreed to pay Keefe a fee equal to the sum of (a) 4.0% of the gross amount received by us from the standby purchasers, in their capacity as such, up to a maximum of $1.1 million, and (b) 1.0% of the gross amount received by us upon the exercise of subscription rights in our concurrent rights offering and from the standby purchasers for the purchase of units and common stock up to a maximum of $1.1 million. The fee is due and payable to Keefe at the closing of the sale of securities to the standby purchasers. We will reimburse Keefe for, or at Keefe's request pay directly to third parties, all of Keefe's reasonable out-of-pocket expenses, including document and presentation material expenses and the fees and expenses of its counsel and other due diligence consultants, in connection with its engagement. We will also indemnify Keefe or any of its affiliates against certain liabilities arising out of its engagement, including those under the securities laws.

   If we cause a default under or otherwise violate our contractual agreements and thereby prevent funding by the standby purchasers or if this rights offering is not otherwise completed in circumstances in which the standby purchasers are willing and able to perform all of their obligations under their commitments to us but we are not willing or are unable to proceed for any reason other than those described in the next sentence, we will pay Keefe a fee of $1.5 million and remain obligated to pay Keefe's reasonable out-of-pocket expenses. In the event we do not complete this offering because of our decision to merge with or into another entity or otherwise sell all or substantially all of our business or assets prior to the contemplated closing of this offering, we will pay Keefe a fee of $2.0 million upon the closing of the other transaction and remain obligated to pay Keefe's reasonable out-of-pocket expenses.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

General

   The following is a general discussion of certain United States federal income tax considerations relating to the purchase, ownership and disposition of the common stock, preferred stock and the warrants by an initial holder. This discussion is based upon the Internal Revenue Code of 1986 as amended (the "Code"), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax considerations described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the United States federal tax considerations described herein.

   In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of investors (such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold their securities through partnerships or other pass-through entities, U.S. expatriates or persons who hold the securities as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion is limited to initial holders who purchase the common stock, the preferred stock and the warrants for cash at the original offering price and who hold these securities as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

   HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMMON STOCK, THE PREFERRED STOCK AND THE WARRANTS, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

U.S. Holders

   As used herein, the term "U.S. holder" means any holder other than a non-U.S. holder, as defined below. As used herein, the term "non-U.S. holder" means a holder of common stock, preferred stock and warrants that is not any of the following:

  . a citizen or resident of the United States for United States federal income tax purposes;

  . a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or therein;

  . an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  . a trust that either is subject to the supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Tax Basis

   A U.S. and non-U.S. holder's aggregate tax basis in the securities purchased will equal the aggregate purchase price paid by the holder. Although there is no legal authority directly on point, it appears that this aggregate tax basis should be allocated among the common stock, the preferred stock and the warrants acquired by the holder in proportion to the relative fair market values of these securities.

 U.S. Holders of Common Stock

  Dividends

   The amount of any distribution we make in respect of our common stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of our current or accumulated earnings and profits, then as a tax-free return of capital to the extent of a holder's tax basis in the common stock and thereafter as gain from the sale or exchange of such stock as described below.

   In general, a dividend distribution to a corporate holder will qualify for the 70% dividends-received deduction if the holder owns less than 20% of the voting power and value of our stock. The dividends-received deduction is subject to certain holding period, taxable income and other limitations.

  Sale or Exchange of Common Stock

   Upon the sale or exchange of common stock, a holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and
(2) such holder's tax basis in the common stock. In the case of a holder other than a corporation, the maximum marginal United States federal income tax rate applicable to such gain is 20% if such holder's holding period for such common stock exceeds one year. The deductibility of capital losses is subject to certain limitations. A holder's basis in the common stock is determined in the manner described above under "Tax Basis."

 U.S. Holders of Preferred Stock

  Dividends

   The amount of any distribution we make in respect of the preferred stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property (including common stock) distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of our current or accumulated earnings and profits, then as a tax-free return of capital to the extent of a holder's tax basis in the preferred stock and thereafter as gain from the sale or exchange of such stock as described below. In determining the extent to which a distribution in respect of the preferred stock constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions in respect of any class of preferred stock, and then to our common stock.

   In general, a dividend distribution to a corporate holder will qualify for the 70% dividends-received deduction if the holder owns less than 20% of the voting power and value of our stock. In addition, the benefit of a dividends-received deduction may be reduced by the corporate alternative minimum tax.

   In determining entitlement to the dividends-received deduction, corporate holders of preferred stock should also consider the provisions of Internal Revenue Code Sections 246(c), 246A and 1059 and Treasury Regulations promulgated thereunder, and IRS rulings and administrative pronouncements relating to such provisions. Under current law, Section 246(c) disallows the dividends-received deduction in its entirety if the holder does not satisfy the applicable minimum holding period requirement for the dividend-paying stock for a period immediately before or immediately after such holder becomes entitled to receive each dividend on the stock. Section 246(c)(4) provides that a holder may not count toward this minimum holding period any period in which the holder, among other things, (1) has an option to sell preferred stock which it owns, (2) is under a contractual obligation to sell preferred stock which it owns, (3) has made (and not closed) a short sale of substantially identical stock or securities or (4) has diminished its risk of loss by holding one or more positions with respect to substantially similar or related property. Under certain circumstances, Section 1059 (A) reduces the tax basis of stock by a portion of any "extraordinary dividends" that are eligible for the dividends-received deduction and (B) to the extent that the basis reduction would otherwise reduce the tax basis of the preferred stock below zero, requires immediate recognition of gain, which is treated as gain from the sale or exchange of the stock. In the case of preferred stock, an "extraordinary dividend" would include any amount treated as a dividend with respect to a redemption that is not pro rata to all stockholders (or meets certain other requirements), without regard to either the relative amount of the dividend or the holder's holding period for the preferred stock. Section 246A contains the "debt-financed" portfolio stock rules, under which the dividends-received deduction could be reduced to the extent that a holder incurs indebtedness directly attributable to its investment in the preferred stock.

  Conversion of Preferred Stock

   The conversion of preferred stock into shares of common stock should be a tax-free exchange. Accordingly, a holder of preferred stock will generally not recognize any income, gain or loss upon the exchange of preferred stock for common stock (except to the extent stock or cash is received in discharge of accrued dividends or cash received for a fractional share interest of preferred stock). A holder's tax basis in common stock received pursuant to the conversion generally will equal such holder's tax basis in the preferred stock surrendered. Similarly, the holding period for common stock received pursuant to the conversion generally will include the holding period of the preferred stock surrendered.

   Future adjustments, if any, of the conversion rate of preferred stock (including adjustments to reflect our issuance of certain rights, warrants, evidences of indebtedness or distributions of assets to holders of common stock) may result in constructive distributions taxable as dividends to the holders of preferred stock (to the extent that we have current or accumulated earnings and profits).

  Disposition of Preferred Stock

   In general, a holder will recognize gain or loss on the sale, exchange or other taxable disposition of preferred stock in an amount equal to the difference between the amount realized on such a sale, exchange or other disposition and such holder's tax basis in the preferred stock. In the case of a holder other than a corporation, the maximum marginal United States federal income tax rate applicable to such gain is 20% if such holder's holding period for the preferred stock exceeds one year. The deductibility of capital losses is subject to certain limitations. A holder's tax basis in the common stock is determined in the manner described above under "Tax Basis."

 The Warrants

  Exercise

   No gain or loss will be recognized for federal income tax purposes upon exercise of a warrant (except that gain or loss will be recognized to the extent cash is received in lieu of a fractional share, if any). A holder's initial tax basis in a warrant is determined in the manner described above under "Tax Basis." The tax basis of shares of common stock acquired pursuant to the exercise of a warrant will be equal to the sum of (1) a holder's initial tax basis in the warrant and (2) the exercise price. The holding period for such common stock will begin on the date of the exercise of the warrant.

  Disposition

   In general, a holder will recognize gain or loss on the sale, exchange or other taxable disposition of a warrant in an amount equal to the difference between the amount realized on such a sale, exchange or other disposition and the holder's tax basis in the warrant. Such gain or loss generally will be long-term capital gain or loss if the warrant was held for more than one year at the time of disposition. Non-corporate taxpayers are generally subject to a maximum regular federal income tax rate of 20% on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

  Expiration

   The expiration of a warrant will generally result in a capital loss equal to a holder's initial tax basis in the warrant. A holder's initial tax basis in a warrant is determined in the manner described above under "Tax Basis."

  Adjustments to Conversion Ratio

   Adjustments made to the number of shares that may be acquired upon the exercise of a warrant, or the failure to make such adjustments, may result in a constructive distribution to a warrant holder. As a result, a holder might be required to include amounts in income even though such holder will not have received any cash or other property with which to pay the related tax.

 Backup Withholding and Information Reporting

   Under the Code, a holder may be subject, under certain circumstances, to information reporting and/or backup withholding at a 31% rate with respect to cash payments in respect of the common stock and the preferred stock. This withholding applies only if a holder (1) fails to furnish such holder's social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor, (2) furnishes an incorrect TIN, (3) fails to report interest or dividends properly or (4) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the holder's correct number and that such holder is not subject to backup withholding. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against a holder's United States federal income tax liability (and may entitle a holder to a refund), provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and certain financial institutions. We may require a holder to establish exemption from backup withholding or to make arrangements satisfactory to us with respect to the payment of backup withholding. A holder should consult his, her or its tax advisor as to the holder's qualification for exemption from withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

 Receipt of Common Stock Upon Conversion of the Preferred Stock

   In general, no United States federal income tax or withholding tax will be imposed upon the conversion of preferred stock into common stock by a non-U.S. holder (except with respect to the non-U.S. holder's receipt of cash in lieu of fractional shares where one of the conditions described below under "Sale or Exchange" is satisfied).

 Sale or Exchange

   A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of common stock, preferred stock or the warrants unless (1) the gain is effectively connected with a United States trade or business of the non-U.S. holder, (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, or (3) the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to certain United States expatriates.

   If an individual non-U.S. holder falls under clause (1) above, such individual generally will be taxed on the net gain derived from a sale under regular graduated United States federal income tax rates. If an individual non-U.S. holder falls under clause (2) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Thus, individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale of their securities are urged to consult with their tax advisors as to the tax consequences of such sale.

   If a non-U.S. holder that is a foreign corporation falls under clause (1) of the first sentence above, it generally will be taxed on its net gain under regular graduated United States federal income tax rates and, in addition, will be subject to the branch profits tax equal to 30% of its "effectively connected earnings and profits," as defined in the Internal Revenue Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable income tax treaty.

 Dividends

   A 30% United States federal withholding tax will apply to any constructive dividends on the warrants or payments of dividends on the preferred stock and the common stock acquired unless a non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that such a dividend payment is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States.

   If a non-U.S. holder is engaged in a trade or business in the United States and the dividends are effectively connected with the conduct of that trade or business, such non-U.S. holder will be subject to United States federal income tax on the dividends on a net income basis in the same manner as if such holder were a U.S. person as defined under the Code. If such a non-U.S. holder is a foreign corporation it will also be subject to the branch profits tax equal to 30% of its "effectively connected earnings and profits," as defined in the Internal Revenue Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable income tax treaty.

 United States Federal Estate Tax

   Warrants, preferred stock and common stock will be included in an individual non-U.S. holder's estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

 Information Reporting and Backup Withholding

   In general, a non-U.S. holder will not be subject to information reporting and backup withholding with respect to payments made by us provided that we have no reason to know that such holder is a U.S. person and we have received from the non-U.S. holder the statement described above under "--Non-U.S. Holders--Dividends."

   United States information reporting requirements and backup withholding tax generally will not apply to any payment of the proceeds of the sale of common stock, preferred stock or the warrants effected outside the United States by a foreign office of a "broker" as defined in applicable Treasury Regulations, unless such broker (1) is a United States person as defined in the Code, (2) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation for United States federal income tax purposes or
(4) is a foreign partnership with certain U.S. connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements, unless such broker has received the statement described above under "Non-U.S. Holders-- Dividends."

   In addition, a non-U.S. holder will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of common stock, preferred stock and warrants within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above under "Non-U.S. Holders--Dividends" and does not have reason to know that such holder is a U.S. person, as defined under the Code, or such holder otherwise establishes an exemption.

   Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a non-U.S. holder's United States federal income tax liability provided the required information is furnished to the IRS.

   THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE COMMON STOCK, PREFERRED STOCK AND WARRANTS INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN THE UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

   We will enter into agreements with certain institutional investors and high net-worth individuals, who we call standby purchasers, who have severally agreed, subject to certain conditions, to purchase $27,500,000 of our units at
a price of $     per unit, which is the same price as the price per share at which we are offering our common stock. Each unit consists of one share of our
preferred stock and one warrant to purchase .   of a share of our common stock.

   Our agreements with the standby purchasers will also provide that these
standby purchasers will purchase all of the shares in excess of          shares
of our common stock that are not subscribed for by the expiration date of the rights offering. The shares in excess of this amount will be allocated pro rata among the standby purchasers according to their respective maximum standby purchase commitments. Shares of our stock will not be sold to any standby purchaser and will be reallocated to other standby purchasers to the extent that:

  . if the standby purchaser is a bank holding company, the shares sold to the standby purchaser, when aggregated with other shares of our common stock owned or controlled by the standby purchaser, would exceed 4.9% of the total issued and outstanding shares of our common stock, assuming for this purpose the mandatory conversion of our 4% series A convertible preferred stock into our common stock, upon completion of this offering;

  . if the standby purchaser is not a bank holding company, the shares sold to the standby purchaser, when aggregated with other shares of our common stock owned or controlled by the standby purchaser, would exceed 9.9% of the total issued and outstanding shares of our common stock, assuming for this purpose the mandatory conversion of our preferred stock into our common stock, upon completion of this offering; or

  . the standby purchaser is required to obtain prior clearance or approval of such purchase from any state or federal bank regulatory authority and
    (i) such approval or clearance has not been obtained or (ii) satisfactory evidence thereof has not been presented to us prior to the expiration of this offering.

   The price per share of our common stock and preferred stock will be the same as the subscription price used for the rights offering. The obligations of these standby purchasers is subject to satisfaction of certain customary conditions, including consummation of this rights offering. Under these agreements, we will agree to issue to these standby purchasers warrants, as part of our units, to purchase an aggregate of 300,000 shares of our common stock at an exercise price per share equal to the subscription price per share of common stock in the rights offering. These warrants will be exercisable for a period of ten years from the date of issuance.

   The number of shares of our common stock that we sell to the standby purchasers in this offering will depend on the extent to which shares of common stock are sold pursuant to the exercise of subscription rights in our concurrent rights offering. The standby purchasers will purchase all of the
shares of our common stock in excess of          shares that are not subscribed
for in our rights offering. This means that if no rights are exercised, shares of our common stock would be sold to the standby purchasers and if all of the rights are exercised, none of our shares of common stock would be sold to the standby purchasers.

   The following table sets forth certain information relating to the standby purchasers. Certain of these standby purchasers may be acting on behalf of investment accounts over which they have discretionary authority or otherwise have been empowered to act.

                                                    Maximum    Number of Shares
                                                    Standby   of Preferred Stock
   Standby Purchaser                               Commitment  to be Purchased
   -----------------                               ---------- ------------------

     Total........................................

   Shares of our common stock, preferred stock and warrants will be issued to standby purchasers at a closing that will occur immediately following the closing of the sale of common stock upon the exercise of the subscription rights. Our agreements with the standby purchasers provide that, unless our consent is obtained:

  . the standby purchasers will not, prior to closing, offer, sell, contract to sell or otherwise dispose of, or bid for, purchase, contract to purchase or otherwise acquire, any shares of our common stock or interests therein;

  . each standby purchaser will not, for a period of three years from closing, acquire any shares of our common stock or interests therein if, after consummation of such acquisition, its percentage ownership of the total number of shares of our common stock would exceed 4.9%; and

  . the standby purchasers will limit their acquisition of additional shares of our common stock or interests therein for a period of five years from closing to avoid any "ownership change" of us under Section 382.

                                 LEGAL MATTERS

   The validity of our shares of preferred stock and common stock and our warrants will be passed upon by our Executive Vice President, General Counsel and Secretary.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          BAY VIEW CAPITAL CORPORATION

                              $27,500,000 of Units

                            Each Unit Consisting of
              One Share of 4% Series A Convertible Preferred Stock
                   (Liquidation Preference $       per share)
                                      and
             One Warrant to Purchase         Shares of Common Stock

                                Shares of Common Stock
                              ($       per share)

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                                     , 2001


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the +
+Securities and Exchange Commission is effective. This prospectus is not       +
+an offer to sell these securities and it is not soliciting an offer to buy    +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   Subject to Completion, Dated March 29, 2001

PROSPECTUS

                          BAY VIEW CAPITAL CORPORATION
Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Common Stock
                        Warrants and Subscription Rights

                             BAY VIEW CAPITAL I AND
                              BAY VIEW CAPITAL II
                           Trust Preferred Securities
                   Guaranteed to the Extent Set Forth Herein
                        by Bay View Capital Corporation

                                 ------------

  This prospectus is part of a registration statement that we and Bay View Capital I and Bay View Capital II, each a Delaware statutory business trust, filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we, Bay View Capital I or Bay View Capital II may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500 million (or the equivalent in foreign currencies, currency units or composite currencies). This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

  Our common stock trades on the New York Stock Exchange under the symbol "BVC". The last reported sales price of our common stock on the New York Stock Exchange on March 28, 2001 was $5.48 per share.

  Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined that this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

  This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

  Investing in our securities involves significant risks. See "Risk Factors" beginning on page 6 of this prospectus.

  The securities may be offered through one or more different plans of distribution, including offerings through underwriters. The prospectus supplement for each offering of securities will describe in more detail the plan of distribution for that offering. For general information about the distribution of the securities offered, see "Plan of Distribution."

                                 ------------

 These debt securities are our unsecured obligations. These securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                                 ------------

                  The date of this prospectus is       , 2001.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus
Where You Can Find More Information........................................   2
Introductory Matters.......................................................   4
The Company................................................................   4
The Trusts.................................................................   5
Risk Factors...............................................................   6
Use of Proceeds............................................................  11
Consolidated Ratios of Earnings to Fixed Charges...........................  11
Description of Debt Securities.............................................  12
Description of Preferred Stock.............................................  22
Description of Depository Shares...........................................  28
Description of Common Stock................................................  32
Description of Common Stock Warrants.......................................  32
Description of Capital Stock...............................................  34
Description of Trust Preferred Securities..................................  36
Description of Trust Preferred Securities Guarantees.......................  38
Description of Rights......................................................  41
Plan of Distribution.......................................................  41
Legal Matters..............................................................  42
Experts....................................................................  42

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Additionally, you may inspect the information we file with the SEC at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

   This prospectus includes, by incorporation by reference, the documents listed below. We previously filed each of the documents with the SEC (File No. 1-14879). They contain important information about us and our financial condition:

  . Annual Report on Form 10-K for the year ended December 31, 2000.

   This document also incorporates by reference the description of our common stock set forth in our registration statement on Form 8-A dated March 3, 1999.

   We also incorporate by reference in this prospectus all additional documents we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the date of the closing of each offering of securities pursuant to this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   You can obtain any of the documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at our principal executive offices at the following address: Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404, Attention: Executive Vice President, General Counsel and Secretary, (650) 312-7200.

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

   We have filed exhibits with the registration statement of which this prospectus forms a part that include important information regarding the securities. You should read the exhibits carefully for provisions that may be important to you.

                              INTRODUCTORY MATTERS

   References to "we," "our" and "Bay View" generally refer to Bay View Capital Corporation and its subsidiaries on a consolidated basis, unless the context otherwise requires.

                                  The Company

   We incorporated under the laws of the state of Delaware in 1989 and are a bank holding company headquartered in San Mateo, California. Our primary subsidiary is Bay View Bank, N.A., a commercial bank that operates 57 full service branches throughout the greater San Francisco Bay Area. Our principal business activity as a commercial bank is to earn interest on loans, leases and investment securities that are funded by customer deposits and other borrowings. The difference between interest received and interest paid comprises the majority of our operating earnings. Our primary lending activities consist of multi-family and commercial real estate loans, consumer auto and home equity lending and commercial business financing. Our 57-branch deposit franchise provides personalized banking services to individuals and businesses and is the principal source of funding for our lending operations.

   In November 1999, we acquired Franchise Mortgage Acceptance Company, or FMAC, a national leader in franchise lending, and its wholly owned multi-family lending division, Bankers Mutual. In June 2000, we sold substantially all of the assets of Bankers Mutual to Berkshire Mortgage Finance Limited Partnership, reflecting our ongoing efforts to focus on our core business lines and deposit franchise. In September 2000, we announced the restructuring of FMAC. The earnings performance of FMAC was considerably dependent upon gains from franchise loan securitizations and/or sales to offset overhead and other associated expenses. The opportunities for these securitizations and sales during 2000 were severely limited by prevailing market conditions, requiring us to carry these loans using high-cost financing and, therefore, eroding our net interest margins. As a result, we were forced to consider alternative strategies relative to FMAC, including the potential sale of the unit. After an unsuccessful attempt to sell FMAC, we decided that an immediate and permanent shutdown of all franchise loan production was in the best interests of our stockholders.

                               How to Contact Us

   Our principal executive offices are located at 1840 Gateway Drive, San Mateo, California, 94404, and our telephone number is (650) 312-7200.

                                   THE TRUSTS

   Bay View Capital I and Bay View Capital II, each of which, we refer to as a "Trust", are statutory business trusts under Delaware law. They are created pursuant to trust agreements executed by the Company, as sponsor, and trustees and the filing of certificates of trust with the Delaware Secretary of State. Each Trust exists for the exclusive purposes of:

  . issuing trust preferred securities and common securities representing undivided beneficial interests in the assets of the Trust,

  . investing the gross proceeds of those securities in a specific series of our junior subordinated debt securities and

  . engaging only in other activities that are necessary or incidental to those purposes.

   We will own directly or indirectly all of the common securities of the Trusts. The common securities of each Trust will rank on a parity with, and payments will be made on them pro rata with, the preferred securities of that Trust. However, upon an event of default under a trust agreement, the rights of the holders of that Trust's common securities to payment for distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of its preferred securities.

   In connection with a Trust's issuance of preferred securities, we will, directly or indirectly, acquire the common securities of the Trust in an aggregate liquidation amount equal to approximately 3% of the total capital of that Trust. As the direct or indirect holder of all the common securities of the Trusts, we will appoint the trustees that will conduct each Trust's business and affairs and, except in limited circumstances, we will be entitled to appoint, remove or replace any of, and to increase or reduce the number of, the trustees of the Trust. Each Trust's trust agreement will govern the duties and obligations of its trustees. A majority of the trustees of each Trust will be our employees, officers or affiliates. One trustee of each Trust will be a financial institution unaffiliated with us which will act as property trustee and indenture trustee of that Trust for purposes of the Trust Indenture Act of 1939. In addition, unless the property and indenture trustee of a Trust maintains a principal place of business in the state of Delaware, and otherwise meets the requirements of applicable law, one other trustee of each Trust will have its principal place of business or reside in the State of Delaware. The trustees of one Trust may be different from the trustees of the other Trust.

   The Company will pay all fees and expenses related to the Trusts and the offering of securities of the Trusts. To the extent described in this prospectus, we will guarantee the payment of periodic distributions with respect to the preferred securities of a Trust out of funds held by the Trust, and payment on liquidation, redemption or otherwise with respect to those preferred securities. See "Description of Preferred Securities Guarantees." Unless otherwise stated in the applicable prospectus supplement, our obligations under each guarantee of the Trust's securities will be subordinate and junior in right of payment to all of our other liabilities.

   The principal place of business of the Trusts shall be c/o Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404 (telephone: (650) 312-7200).

                                  RISK FACTORS

   You should carefully consider the risks described below together with all the other information included in or incorporated by reference into this prospectus before purchasing our securitiess. The risks and uncertainties described below are not the only ones facing our company. If any of the following risks actually occurs, our business, financial condition, results of operations or future prospects could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

As we continue to expand our commercial and retail banking activities, a gradual increase in our consolidated credit risk is likely to occur, which means that there is a greater risk that borrowers will be unable to repay their loans from us or make all required lease payments to us. Borrower defaults resulting in losses in excess of our allowance for loan and lease losses could have a material adverse effect on our business, profitability, and financial condition.

   Franchise Loans. At December 31, 2000, our commercial franchise loans totaled $779.2 million, representing 24.8% of our gross loan and lease portfolio. This total includes $336.3 million of franchise loans held-for-sale. We purchased and originated franchise loans until the restructuring of FMAC in September 2000, as previously discussed. In connection with this continued restructuring, we intend to reduce our concentration of franchise assets through loan sales. During 2000, we sold $120.0 million of franchise loans. In addition, we completed a $268.2 million on-balance sheet franchise loan securitization in April 2000, effectively converting these loans into investment securities. The investment securities resulting from this transaction were subsequently sold in December 2000.

   Our franchise loans are primarily fully-amortizing, long-term, fixed- or adjustable-rate loans provided for purposes other than development and construction of business units. These loans generally have a maximum term and amortization period of up to 20 years. Fixed-rate loans are based upon U.S. Treasury rates plus a spread while adjustable-rate loans are tied to LIBOR plus a spread and generally reprice on a monthly basis. At December 31, 2000, total franchise loans included $397.3 million of loans to restaurant franchisees and $381.9 million of loans to gas stations and convenience store operators.

   The franchise loan portfolio has experienced increasing delinquencies, requiring additional reserves for loan losses. Our inability to dispose of this portfolio could result in additional losses that may be significant.

   Loans to Small and Medium-Sized Businesses. Loans to small and medium-sized businesses are generally riskier than single-family mortgage loans. Typically, the success of a small or medium-sized business depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability or resignation of one or more of these persons could have a material adverse impact on the business. In addition, small and medium-sized businesses frequently have smaller market shares than their competition, may be more vulnerable to economic downturns, often need substantial additional capital to expand or compete and may experience substantial variations in operating results, any of which may impair a borrower's ability to repay a loan or make payments on a lease.

   Multi-Family Mortgage and Commercial Real Estate Loans. Multi-family mortgage and commercial real estate loans are generally considered to be riskier than single-family mortgage loans because multi-family mortgage and commercial real estate loans typically have larger balances to a single borrower or group of related borrowers. In addition, the borrower's ability to repay multi-family mortgage and commercial real estate loans typically depends upon the successful operation of the property or business conducted on the property securing the loan as opposed to a desire by the borrower to continue to occupy the residence on the property securing the loan. These loans may therefore be more adversely affected by conditions in the real estate markets or in the economy generally. For example, if the cash flow from the project is reduced due to leases not being obtained or renewed, the borrower's ability to repay the loan may be impaired. At December 31, 2000, multi-family mortgage and commercial real estate loans totaled $951.2 million, or 30.2% of our total gross loan and lease portfolio. These loans represent our largest loan concentration and are also primarily secured by properties located in northern California.

   Motor Vehicle Loans and Leases. Because our primary focus for motor vehicle loans and leases is on the credit quality of the customer rather than the value of the collateral, the collectibility of a motor vehicle loan or lease is more likely than a single-family first mortgage loan to be affected by adverse personal circumstances. We rely on the borrower's continuing financial stability, rather than on the value of the vehicle, for the repayment of a motor vehicle loan and for payment of all required amounts under a motor vehicle lease. Because motor vehicles usually rapidly depreciate in value, it is unlikely that a repossessed vehicle will cover repayment of the outstanding loan balance or unpaid amounts under the terms of the lease.

   Our typical motor vehicle loan customer desires a longer term and/or higher relative loan amount than is offered by many other automobile financing sources. We have therefore been able to charge higher interest rates compared with the rates typically offered by traditional sources of motor vehicle financing such as banks and captive finance companies. The higher interest rate and longer maturity of the loans increase the risk that the borrower will be unable to repay the loan.

   We retain a residual interest in our motor vehicle-related operating leased assets. The estimated fair market value of the motor vehicle at the end of the contract term of the lease, if any, is reflected as an asset on our balance sheet over the contract term of the lease. At December 31, 2000, the residual values related to our motor vehicle-related operating leases totaled $309.6 million. Our profitability depends, to some degree, upon our ability to realize these residual values. Realization of residual values depends on many factors, several of which are outside our control, including general market conditions at the time of expiration of the lease, whether there has been unusual wear and tear on, or use of, the motor vehicle, the cost of a comparable new motor vehicle and the number of vehicles that are returned at the end of their lease term. If, upon the expiration of a lease, we sell or refinance the underlying motor vehicle and the amount realized is less than the recorded value of the residual interest in the motor vehicle, we will recognize a loss reflecting the difference. If we fail to realize our aggregate recorded residual values, our financial condition and profitability could be adversely affected.

   At December 31, 2000, motor vehicle loans totaled $287.0 million, which was approximately 9.1% of our total gross loan and lease portfolio. Additionally, operating leased assets totaled $479.8 million at December 31, 2000, which was approximately 9.0% of our consolidated assets.

   Single-Family Mortgage Loans. Single-family mortgage loans still comprise a significant component of our loan and lease portfolio and are secured primarily by properties located in northern California. Our continued holding of these loans results in lower yields and lower profitability for us. These loans are generally made on the basis of the borrower's ability to make repayments from his or her employment and the value of the property securing the loan. Despite our decision to discontinue the origination of single-family mortgage loans in 1996, we still have exposure to these lower-yielding, and relatively low risk assets. At December 31, 2000, these loans were $392.0 million, or 12.5% of our total gross loan and lease portfolio.

   Commercial Loans and Leases. Our commercial loans and leases, which are comprised primarily of asset-based loans, factoring and equipment leases, entail higher risk and are typically made on the value of the collateral provided by the borrower to secure the loan or lease. Most often, this collateral is accounts receivable, although at times we also rely upon collateral such as inventory or machinery. There is little additional credit support provided by the borrower for most of these loans and leases and the probability of repayment is based almost solely on the liquidation of the pledged collateral. As a result, in the case of loans and leases secured by accounts receivable, the availability of funds for the repayment of such loans and leases may be substantially dependent on the ability of the borrower to collect amounts due from its customers. The collateral securing other loans and leases may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. In addition, these loans and leases carry much higher rates of interest than those charged by traditional small business lenders, such as commercial banks, to compensate for the greater risk that our borrowers will be unable to repay their loans or leases. The higher interest rates charged on these loans and leases increase the risk that the borrower will be unable to repay the loan or lease. Commercial loans and leases were $353.4 million, including $248.0 million in asset-based loans, including participation loans, or 11.2% of our total gross loan and lease portfolio, as of December 31, 2000.

Unfavorable economic conditions, natural disasters or power shortages in northern California could significantly increase the number of borrowers unable to repay their loans, and could result in a decline in the value of the properties securing our loans, which could have a material adverse effect on us.

   Our current loan portfolio is concentrated in certain geographic regions, particularly northern California. The number of borrowers unable to repay their loans may be affected by changes in local economic and business conditions. Unfavorable economic conditions in northern California could significantly increase the number of borrowers unable to repay their loans, and could result in a decline in the value of the properties securing those loans, which could have a material adverse effect on us. In addition, the northern California area has been, and may in the future be, subject to earthquakes and we usually do not require our borrowers to maintain earthquake insurance on properties securing mortgage loans. Accordingly, earthquake damage to properties securing mortgage loans or to properties we own could have a material adverse effect on us. Furthermore, California has experienced and is expected to continue to experience severe power shortages. These shortages could materially adversely affect economic conditions in northern California, resulting in an increase in the number of borrowers unable to repay their loans, and resulting in a decline in the value of the properties securing those loans, all of which could have a material adverse effect on us.

Changes in interest rates could have a material adverse effect on our profitability.

   Our ability to make a profit, like that of most financial institutions, substantially depends upon our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans, and the interest expense we pay on our interest-bearing liabilities, such as deposits. Certain assets and liabilities, however, may react in different degrees to changes in market interest rates. Further, interest rates on some types of assets and liabilities may fluctuate prior to changes in broader market interest rates, while rates on other types may lag behind. Additionally, some of our assets, such as adjustable rate mortgages, have features, including payment and rate caps, which restrict changes in their interest rates. As a result, our net interest margin would be adversely impacted by a rise in interest rates where actual rates on adjustable rate loans do not rise as rapidly as the cost of our funds.

   Factors such as inflation, recession, unemployment, money supply, international disorders, instability in domestic and foreign financial markets and other factors beyond our control may affect interest rates. Changes in market interest rates will also affect the level of voluntary prepayments on our loans and payments on our mortgage-backed securities resulting in the receipt of proceeds that may be reinvested at a lower rate than the loan or mortgage-backed security being prepaid. Although we pursue an asset-liability management strategy designed to control our risk from changes in market interest rates, changes in interest rates could still have a material adverse effect on our profitability.

The competition we face could adversely affect our results of operations.

   We face competition both in originating loans and leases and in attracting deposits. The competition we face could adversely affect our results of operations. Competition in originating multi-family and commercial real estate mortgage loans comes primarily from savings institutions, commercial banks, mortgage bankers and insurance companies. We compete for these mortgage loans based on interest rates, types of products, loan fees charged and the quality of customer service that we provide to our borrowers. Competition in attracting deposits comes primarily from savings institutions, commercial banks, brokerage firms, mutual funds, credit unions and various types of investment companies. We also experience competition for our motor vehicle loan and leasing programs, primarily from large well-capitalized lending institutions and finance companies, as well as from financing provided directly by automobile manufacturers. Competition for factoring clients comes primarily from small local factors or factors specializing in a specific industry segment, such as trucking or personnel agencies. Competition for asset-based loans comes primarily from small, locally-based commercial finance companies, large national commercial finance companies and commercial banks. Due to their size, some of our competitors may achieve economies of scale and, as a result, offer a broader range of products and services and lower pricing than we currently offer.

Changes in the regulatory structure or the statutes or regulations applicable to us could have a material impact on our operations.

   We and our subsidiaries are subject to extensive regulation, supervision and examination by the Federal Reserve Board and the Office of the Comptroller of the Currency and by the Federal Deposit Insurance Corporation, which insures our deposits up to applicable limits. Regulatory authorities have extensive discretion in carrying out their supervisory and enforcement responsibilities as evidenced by the recent agreements that we and Bay View Bank have been required to enter into by such regulators. It is possible that these regulators may prevent us from implementing elements of our business strategy.

   Any change in the regulatory structure or the applicable statutes or regulations could have a material adverse impact on our operations. Additional legislation and regulations may be enacted or adopted in the future that could significantly affect our powers, authority and operations and our competitors, which in turn could have a material adverse effect on our operations.

Our recent regulatory examinations may result in sanctions against Bay View Bank and Bay View Capital Corporation.

   The Office of the Comptroller of the Currency and the Federal Reserve are currently in the process of concluding their examinations of Bay View Bank and Bay View Capital Corporation. Neither agency has issued its final report of examination. No assurance can be given as to the ultimate determination of such agencies or the sanctions to which we may be subjected.

Ownership of our stock is limited by Federal law.

   Federal laws and regulations generally prohibit a person a company from purchasing 10% or more of any class of voting stock of a bank holding company, such as ours, without prior notice to and, in certain cases, approval of the Federal Reserve. Holders are urged to consult legal counsel experienced in banking matters if, by purchasing our securities, they may own as a consequence 10% or more of our common stock, either alone or with others with whom they are, or may be deemed to be, acting in concert, as that term is defined in the applicable regulations.

   Bank holding companies must receive federal regulatory approval to acquire more than 5% of any class of voting stock of a bank holding company. In addition, other regulated institutions such as banks, thrifts and insurance companies may be subject to various limitations and prohibitions. All regulated institutions are urged to consult legal counsel before purchasing any of our securities.

The price of our common stock may decrease rapidly and prevent stockholders from selling their stock at a profit.

   The market price of our common stock could decrease in price rapidly at any time and prevent stockholders from selling their shares at a profit. The market price of our common stock has fluctuated in recent years. Since January 1, 1999, the market price of our common stock has ranged from a low of $4.94 per share to a high of $21.06 per share. Fluctuations may occur, among other reasons, in response to:

  . operating results;

  . announcements by competitors;

  . regulatory actions and changes;

  . economic changes;

  . general market conditions; and

  . legislative changes.

   The trading price of our common stock could continue to be subject to wide fluctuations in response to the factors set forth above and other factors, many of which are beyond our control. The stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. You should consider the likelihood of these market fluctuations before investing in our stock.

                                USE OF PROCEEDS

   Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, among other things, the repayment of indebtedness, investments in or extensions of credit to our subsidiaries and the financing of acquisitions. Pending those uses, proceeds may be in short-term investments and marketable securities. The proceeds from the sale of each Trust's securities will be invested by that Trust in our junior subordinated debt securities.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

   The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated. Earnings represent income (loss) from continuing operations before income taxes, fixed charges and extraordinary items. Fixed charges include interest expense and the portion of rental expense which approximates the interest component of lease payments (estimated at 20% of rental expense). Such information is qualified in its entirety by the more detailed financial information set forth in our financial statements and notes and exhibits thereto appearing in the documents incorporated herein by reference.

                                                    Year Ended December 31,
                                                    ----------------------------
                                                    2000  1999  1998  1997  1996
                                                    ----  ----  ----  ----  ----
Ratio of earnings to fixed charges:
  Including interest on customer deposits..........  (1)  1.21x 1.17x 1.15x 1.12x
  Excluding interest on customer deposits..........  (1)  1.45x 1.42x 1.29x 1.31x

--------
(1) We incurred a net pre-tax loss of $382.0 million for the year ended December 31, 2000. Our fixed charges, including interest on customer deposits, was $306.2 million and our fixed charges, excluding interest on customer deposits, was $129.6 million.

                         DESCRIPTION OF DEBT SECURITIES

   We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities covered by this prospectus. The debt securities will be either unsecured senior obligations issued in one or more series, unsecured subordinated obligations issued in one or more series or unsecured junior subordinated obligations issued in one or more series. The senior debt securities will be issued under an indenture, the subordinated debt securities will be issued under a subordinated indenture and the junior debt securities will be issued under a junior subordinated indenture. Each indenture will be between us and a trustee chosen by us, whose name will be set forth in the applicable prospectus supplement. This prospectus briefly outlines some of the indenture provisions that may be important to you. We have filed the indentures as exhibits to the registration statement and you should read the indentures for provisions that may be important to you.

   As used in this "Description of Debt Securities," all references to "we," "our," "ourselves," and "us" refer to Bay View Capital Corporation, excluding its subsidiaries, unless otherwise stated or the context otherwise requires.

   Junior subordinated debt securities issued to a Trust or a trustee of a Trust in connection with the issuance of that Trust's securities may later be distributed pro rata to the holders of the Trust's securities in connection with the dissolution of the Trust upon the occurrence of specific events described in the applicable prospectus supplement. Only one series of junior subordinated debt securities will be issued to a Trust or a trustee of that Trust in connection with the issuance of securities by that Trust.

   The following description of debt securities sets forth their general terms and provisions, but it is not complete. We will describe the particular terms of each series of debt securities in the prospectus supplement relating to such series.

General

   The debt securities may be issued from time to time in one or more series. The indentures do not limit the aggregate principal amount of debt securities that may be issued pursuant to the indentures and provide that debt securities of any series may be issued up to an aggregate principal amount which we may authorize from time to time.

   The applicable prospectus supplement will describe, to the extent applicable, each of the following terms of the series of debt securities for which this prospectus is delivered:

  . the title or designation of the debt securities,

  . any limit on the aggregate principal amount of the debt securities,

  . the price or prices (expressed as a percentage of the principal amount of the debt securities) at which the debt securities will be issued,

  . the date or dates on which the principal of the debt securities will be payable, or the method or methods, if any, by which such date or dates will be determined,

  . the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined,

  . the date or dates, if any, from which the interest will accrue, or the method or methods, if any, by which such date or dates are to be determined,

  . whether and under what circumstances additional amounts on the debt securities will be payable,

  . the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months,

  . the dates on which the interest, if any, will be payable and the record dates, if any, for such interest and, if applicable, the manner in which such interest payments may be deferred,

  . the place or places where the principal of, premium, if any, and interest, if any, on the debt securities will be payable and the place or places where the debt securities may be surrendered for registration of transfer and exchange, if other than the Borough of Manhattan, The City of New York,

  . if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed at our option or are subject to repurchase at the option of the holders,

  . the terms of any sinking fund or analogous provision,

  . if other than U.S. dollars, the currency for which the debt securities may be purchased and the currency in which the payment of principal and premium, if any, and interest, if any, may be made, and the ability, if any, of us or the holders of the debt securities to have payments made in any currency other than those in which the debt securities are stated to be payable,

  . any addition to, or modification or deletion of, any covenant or event of default with respect to the debt securities,

  . whether the debt securities are to be issuable in registered or bearer form or both and, if in bearer form, the terms and conditions relating to and any limitations on issuance of such bearer securities, including in exchange for registered securities of the same series,

  . whether any the debt securities will be issued in temporary or permanent global form and, if so, the identity of the depositary for such global debt security,

  . whether and under what circumstances we will pay additional amounts (as contemplated by the relevant indenture) on the debt securities to any holder who is a United States Alien (as defined in the relevant indenture, as such definition may be modified) in respect of any tax, assessment or other governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts,

  . the person to whom any interest on any registered securities of the series shall be payable, if other than the person in whose name the registered security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest,

  . the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if other than upon presentation and surrender of the bearer security's coupons as they mature,

  . the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the relevant indenture,

  . the portion of the principal amount of the debt securities which shall be payable upon acceleration if other than the full principal amount of the debt securities,

  . the authorized denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities),

  . the terms, if any, upon which the debt securities may be convertible into or exchangeable for other securities,

  . whether the debt securities will be senior debt securities, subordinated debt securities or junior subordinated debt securities and, if subordinated debt securities or junior subordinated debt securities, the subordination provisions and the definition of what will constitute "senior indebtedness" applicable to such debt securities,

  . whether the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities may be determined with reference to an index, formula or other method or methods and the manner in which such amounts will be determined and

  . any other terms of the debt securities.

   We may issue debt securities at a discount from their principal amount. The applicable prospectus supplement will describe certain federal income tax considerations and other special considerations applicable to any such original discount securities.

   Under the indentures, the terms of the debt securities may differ and we, without the consent of the holders of the debt securities, may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series.

Registration, Transfer, Payment and Paying Agent

   Unless the applicable prospectus supplement indicates otherwise, payments of principal, premium, if any, and interest, if any, on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for such purpose and at any other office or agency maintained for such purpose. You will not be required to pay any service charge for the registration of, transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the registration of transfer or exchange of the debt securities.

Ranking of Debt Securities; Holding Company Structure

   The senior debt securities of each series will be unsecured unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities of each series will be unsecured obligations of the Company and will be subordinated in right of payment to all existing and future senior indebtedness as provided in the applicable prospectus supplement. The junior subordinated debt securities of each series will be unsecured obligations and will be subordinated in right of payment to all of our existing and future senior indebtedness as provided in the applicable prospectus supplement. There are no limitations in any of the indentures on the issuance or incurrence of indebtedness (including senior indebtedness) by us.

   The debt securities will be our exclusive obligations. We are a holding company with substantially all of our consolidated assets held by our subsidiaries. Our cash flow and ability to service our debt, including the debt securities, depend on the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Statutory and regulatory restrictions, however, limit the amount of dividends our subsidiaries can pay and restrict some of our subsidiaries from making investments in or loans to us, and similar restrictions are applicable to Bay View Bank as a national bank. In addition, as a bank holding company, various regulatory restrictions limit the amount of dividends we can pay as well as the repurchase or redemption of our capital stock. Our ability to pay dividends is subject to certain restrictions and limitations pursuant to applicable laws and regulations. During the third quarter of 2000 we entered into an agreement with the Federal Reserve that, among other things, requires prior approval of any dividend payments on our securities. Bay View Bank entered into an agreement with the Office of the Comptroller of the Currency that requires prior approval for it to pay dividends to us. Historically, dividends from Bay View Bank have been our principal source of cash for the payment of dividends to our stockholders.

   During the third quarter of 2000 we entered into an agreement with the Office of the Comptroller of the Currency that, among other items, requires prior approval of any dividend payments by Bay View Bank to us. During that quarter we also entered into an agreement with the Federal Reserve Bank that, among other items, requires prior approval of any dividend payments on our common stock.

   An institution insured by the Federal Deposit Insurance Corporation, including Bay View Bank, may not pay a dividend if it does not meet its minimum regulatory capital requirements prior to, or as a result of, such dividend unless it receives prior regulatory approval.

   Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets upon a liquidation or reorganization of a subsidiary will be subject to the prior claims of such subsidiary's creditors and, if applicable, its depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary, in which case our claims would still be subordinate to any security interest in, or mortgages or other liens on, the assets and any indebtedness of the subsidiary senior to ours.

   If a receiver or conservator is appointed for any of our subsidiaries whose deposits are insured by the FDIC, such as Bay View Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. In the event of a conservatorship or receivership of such a subsidiary, claims for customer deposits would have a priority over any claims we may have as a creditor of such subsidiary. The indentures do not limit the amount of indebtedness or other liabilities that may be incurred by us and our subsidiaries. We and our subsidiaries retain the ability to incur substantial additional indebtedness and other financial obligations.

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

   Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities would qualify as Tier 2 Capital under the guidelines established by the Board of Governors of the Federal Reserve System for bank holding companies.

   The guidelines establish specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

  . be unsecured;

  . have a minimum average maturity of five years;

  . be subordinated in right of payment;

  . not contain provisions permitting its holders to accelerate payment of principal prior to maturity except in the event of bankruptcy, insolvency or reorganization of the issuer or a major bank subsidiary of the issuer; and

  . not contain provisions that would adversely affect liquidity or unduly restrict management's flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Global Securities

   If the debt securities are represented by one or more global securities, the applicable prospectus supplement will describe the terms of the depositary arrangement with respect to the securities.

Redemption and Repurchase

   If described in the applicable prospectus supplement, we will have the right to redeem the debt securities, from time to time, in whole or in part, on the terms set forth in such prospectus supplement. Such terms will include the date after which we may redeem the debt securities and the price at which we may redeem the debt securities.

   However, unless otherwise stated in the applicable prospectus supplement, we currently do not intend to issue subordinated debt securities with redemption or repurchase features to the extent such features would prevent the subordinated debt securities from qualifying as Tier 2 Capital under the Federal Reserve Board's guidelines. See "--Subordinated Debt Securities Intended to Qualify as Tier 2 Capital."

Conversion and Exchange

   The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common stock, preferred stock, depositary shares or other debt securities will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, whether mandatory, or at the option of the holders or us.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk
Protection

   Unless the applicable prospectus supplement provides otherwise, the indentures will not:

  . limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur;

  . prohibit us and our subsidiaries from creating or assuming liens on our property;

  . require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity; or

  . contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event of a takeover, recapitalization or similar restructuring or change in control.

Consolidation, Merger and Sale of Assets

   Each indenture prohibits us from consolidating with or merging into any person or conveying (including by lease) all, or substantially all, of our properties and assets to any person unless:

  . we are the continuing entity or the successor person (if not us) is a corporation organized and existing under the laws of a US jurisdiction and expressly assumes our obligations under the indenture and the related outstanding debt securities;

  . immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both would become an event of default under the indenture, will have happened and be continuing; and

  . other specified conditions are met.

   If we are not the continuing corporation, but these conditions are met, the successor corporation will succeed to our rights under the applicable indenture as if it had been named in the indenture. After such time (except in the case of a lease), we shall be released from our obligations under the indenture and the related outstanding debt securities.

Events of Default; Limited Rights of Acceleration of Subordinated Debt
Securities

   Unless the applicable prospectus supplement provides otherwise, an event of default with respect to the debt securities of any series is defined in the applicable indenture as being any one of the following:

  . default for 30 days in payment of any interest with respect to any debt security of the series;

  . default in payment of principal or any premium with respect to any debt security of the series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

  . default in deposit of any sinking fund payment when due with respect to any debt security of the series;

  . default by us in the performance, or breach, of any other covenant or warranty in the indenture (other than a covenant or warranty included therein solely for the benefit of a series of debt securities other than that series) or any debt security of the series which is not remedied for a period of 30 days after notice to us by the applicable trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series then outstanding;

  . specified events of bankruptcy, insolvency or reorganization of us or any of our major bank subsidiaries; or

  . any other event of default established for the debt securities of the series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. Each indenture provides that the trustee, if it considers it in the best interest of the holders of the debt securities of any series outstanding under that indenture to do so, may withhold notice to them of a default with respect to the debt securities of the series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any).

   The senior indenture and the junior subordinated indenture each provides that if an event of default with respect to any series of debt securities issued under them shall have occurred and be continuing, either the relevant trustee or the holders of at least 25% in principal amount of the debt securities of the series then outstanding may declare the principal amount (or if any debt securities of the series are original issue discount securities, the lesser amount as may be specified by their terms) of all the debt securities of the series immediately due and payable. Upon certain conditions, however, such a declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of the series then outstanding.

   Unless the applicable prospectus supplement states otherwise, no event of default, other than an event of default due to specified events of default due to events of bankruptcy, insolvency or reorganization, will permit acceleration of the payment of the principal of the subordinated debt securities. Unless the applicable prospectus supplement provides otherwise, the subordinated indenture will provide that, if an event of default due to certain events of bankruptcy, insolvency or reorganization shall have occurred and be continuing, either the trustee or the holders of at least 25% in principal amount of the subordinated debt securities of any series then outstanding may declare the principal amount (or if any subordinated debt securities of that series are original issue discount securities, the lesser amount as may be specified by their terms) of all the subordinated debt securities of that series immediately due and payable. Upon certain conditions, however, such a declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the subordinated debt securities of the series then outstanding.

   Unless the applicable prospectus supplement provides otherwise, there will be no right of acceleration with respect to the subordinated debt securities of any series in the case of, among other things,

  . a default in the payment of the principal of, or premium, if any, or interest, if any, on, or sinking fund payments, if any, with respect to, the subordinated debt securities of the series; or

  . a default in the performance of any of our other covenants in the subordinated indenture or the subordinated debt securities of the series.

   In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any subordinated debt securities of any series, the subordinated trustee, subject to specified limitations and conditions, may institute a judicial proceeding for their collection.

   The limitation on acceleration described above is intended to permit the subordinated debt securities to qualify as Tier 2 Capital under the guidelines established by the Federal Reserve Board for bank holding companies.

   Subject to the provisions of the Trust Indenture Act requiring each trustee, during the continuance of an event of default under the relevant indenture, to act with the requisite standard of care, a trustee is under no obligation to exercise any of its rights or powers under the relevant indenture at the request or direction of any of the holders of debt securities of any series unless the holders have offered the trustee reasonable indemnity. Subject to this limitation, holders of a majority in principal amount of the outstanding debt securities of any series issued under an indenture have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the series. Each indenture requires the annual filing by us with the relevant trustee of a certificate as to whether or not we are in default under the terms of the indenture.

   Notwithstanding any other provision of the indentures, the holder of any debt security has the right to receive payment of the principal of and premium, if any, and interest, if any, on the debt security on the respective due dates for the payments (as the same may be extended, if applicable, in accordance with the terms of the debt security) and to file suit for enforcement of any such payment. This right shall not be impaired without the consent of the holder. In addition, in the case of a junior subordinated debt security issued to a Trust, if an event of default has occurred and is continuing and the event of default is attributable to the failure by us to pay the principal of or premium, if any, or interest, if any, on the junior subordinated debt security, then a holder of trust preferred securities of the Trust may directly institute a proceeding against us for payment.

Modification, Waivers and Meetings

   We and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under an indenture and affected by a modification or amendment, may modify or amend any of the provisions of that indenture or of the debt securities of that series or the rights of the holders of the debt securities of that series under the indenture. However, even in such instances, the indentures do not permit us to do any of the following:

  . change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on any debt securities issued under the indenture or reduce the principal amount of them or any premium on them;

  . reduce the rate of interest on the debt securities;

  . reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity of them;

  . change any place where, or the currency in which, any debt securities issued under the indenture are payable;

  . impair the holder's right to file suit to enforce the payment of any debt securities on or after their stated maturity (as may be extended in accordance with the terms of the debt securities);

  . make any change that adversely affects the right, if any, to convert or exchange the debt securities for other securities in accordance with their terms;

  . reduce the percentage of debt securities of any series issued under the indenture, the consent of whose holders is required for any amendment, modification or waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences;

  . reduce the requirements for a quorum or voting at a meeting of holders of the debt securities; or

  . solely in the case of a series of subordinated debt securities or junior subordinated debt securities, modify any of the subordination provisions applicable to them or the applicable definition of senior indebtedness in a manner adverse to the holders of the subordinated debt securities or junior subordinated debt securities without obtaining the consent of the holder of each outstanding debt security issued under the indenture.

   If a Trust or the property trustee of the Trust holds a series of junior subordinated debt securities, no such amendment, modification or waiver which requires approval of holders of a certain percentage in principal amount of the outstanding junior subordinated debt securities of that series shall be effective as to the series of junior subordinated debt securities, without the approval of the holders of at least the same percentage of aggregate liquidation amount of outstanding trust securities of the Trust.

   Each indenture also contains provisions permitting us and the relevant trustee, without the consent of the holders of any debt securities issued under the indenture to modify or amend the indenture in order to:

  . add to the events of default or our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture;

  . add or change any provisions of the indenture to facilitate the issuance of bearer securities;

  . establish the form or terms of debt securities of any series and any related coupons;

  . cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with other provisions in the indenture;

  . make any other provisions with respect to matters or questions arising under the indenture which do not adversely affect, in any material respect, the interests of the holders of any series of debt securities issued under the indenture;

  . amend or supplement any provision contained in the indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued prior to the date of the amendment or supplement and entitled to the benefits of the provision.

   The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive:

  . compliance by us with certain restrictive provisions of the relevant indenture, including a restrictive covenant set forth in the indenture and other restrictive covenants, if any, set forth in the applicable prospectus supplement; and

  . on behalf of all holders of debt securities of that series, any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities of the series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

   Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued under the indenture. The relevant trustee may call a meeting at any time. We or the holders of at least 10% in principal amount of the outstanding debt securities of a series may also call a meeting upon request. In any case, notice must be given in accordance with the provisions of the indenture.

   Except for any consent which must be given by the holders of each outstanding debt security affected, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is more or less than a majority in principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the relevant indenture will be binding on all holders of debt securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

Discharge, Defeasance and Covenant Defeasance

   Upon our direction, an indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture as specified by us (subject to the survival of certain provisions) when the following occur:

  . all outstanding debt securities of the series and, in the case of bearer securities, all coupons, have been delivered to the relevant trustee for cancellation (subject to certain exceptions), have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year;

  . we deposit with the trustee, in trust, funds in U.S. dollars or in such foreign currency in which such debt securities are payable in an amount sufficient to pay, among other things, the entire indebtedness on the debt securities in respect of principal (and premium, if any) and interest, if any;

  . we have paid all other sums payable under the indenture with respect to the debt securities of such series; and

  . certain other conditions are met.

   If the debt securities of any such series provide for the payment of additional amounts, we will remain obligated, following the deposit, to pay additional amounts on the debt securities to the extent that the amount exceeds the amount deposited in respect of the additional amounts.

   We may "defease" our obligations to holders of the debt securities in two ways--"defeasance" and "covenant defeasance." At any time we can discharge some or all of our obligations to holders of the debt securities. However, we cannot avoid our duty to register the transfer or exchange of the debt securities, to replace any temporary, mutilated, destroyed, lost or stolen debt securities or to maintain an office or agency in respect of such debt securities. We call this "defeasance." Alternatively, we may be released from the obligations imposed by specific sections of the indenture for the debt securities and cease to comply with such provisions without creating an event of default. We call this "covenant defeasance".

   We may effect defeasance or covenant defeasance with respect to any series of debt securities only if, among other things:

  . we irrevocably deposit with the relevant trustee (or other qualifying trustee), in trust for such purpose, an amount, in U.S. dollars or in the applicable foreign currency, or in government obligations which through the payment of principal and interest in accordance with their terms will provide sufficient amounts to pay the principal of and any premium and any interest on the debt securities, and any mandatory sinking fund or analogous payments, on their scheduled due dates or the applicable redemption date;

  . it shall not result in a breach or violation of, or constitute a default under, the relevant indenture or any other material agreement or instrument to which we or any of our major bank subsidiaries is a party or is bound;

  . we have delivered to the relevant trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as they would have been if the defeasance or covenant defeasance had not occurred;

  . if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the series provided the debt securities are redeemed on a particular redemption date, we shall have given the applicable trustee irrevocable instructions to redeem the debt securities on that date;

  . in the case of subordinated debt securities, it is effected during the last year prior to the final stated maturity date of the debt securities;

  . no event of default or event which with notice or lapse of time or both would become an event of default with respect to debt securities of the series shall have occurred and been continuing on the date of the deposit into trust; and

  . solely in the case of defeasance, no event of default due to certain events of bankruptcy, insolvency or reorganization shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust.

   If we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to a covenant as to which there has been covenant defeasance, the amount of monies and/or government obligations deposited with the applicable trustee to effect the covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of any acceleration resulting from the event of default. However, we would remain liable to make payment of the amounts due at the time of acceleration.

   The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting the defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

   The indentures and the debt securities will be governed by the laws of New York.

Regarding the Trustees

   The Trust Indenture Act contains limitations on the rights of a trustee should it become our creditor to obtain payment of claims or to realize on property received by it in respect of claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if the trustee acquires any conflicting interest, it must eliminate the conflict upon the occurrence of an event of default under the relevant indenture or else resign.

                         DESCRIPTION OF PREFERRED STOCK

   We may issue shares of our preferred stock, in one or more series, either separately, or together with, or upon the conversion of or in exchange for, other securities.

   This prospectus briefly outlines the general terms and provisions of the series of preferred stock to which any prospectus supplement may relate. This description is qualified by the provisions of our certificate of incorporation and by-laws, which have been filed or incorporated by reference as exhibits to the registration statement, and the form of certificate of designations relating to the series of preferred stock, which will be filed as an exhibit to or incorporated by reference in the registration statement. You should review all of these documents for provisions that may be important to you.

   As used in this "Description of Preferred Stock," all references to "we," "our," "ourselves," and "us" refer to Bay View Capital Corporation, excluding its subsidiaries, unless otherwise stated or the context otherwise requires.

   The following description of preferred stock sets forth their general terms and provisions, but it is not complete. We will describe the particular terms of each series of preferred stock in the prospectus supplement relating to such series.

General

   Under our certificate of incorporation, we are authorized to issue up to 7,000,000 shares of preferred stock, par value $.01 per share, which may be issued from time to time in one or more series. Subject to limitations prescribed by Delaware law and our certificate of incorporation, the board of directors may fix the number of shares constituting each series of preferred stock and the rights and preferences of each series.

   The applicable prospectus supplement will indicate the specific terms of the offered preferred stock, including (where applicable):

  . the title of the offered preferred stock;

  . the number of shares of the offered preferred stock;

  . the liquidation preference per share and the initial public offering price of the offered preferred stock;

  . the dividend rate or method of calculation of such and the dividend payment dates or periods;

  . the date from which dividends on the offered preferred stock shall accrue and whether dividends on the offered preferred stock will be cumulative;

  . the procedures for any auction or remarketing, if any, of the offered preferred stock;

  . the provisions for a sinking fund, if any, for the offered preferred stock;

  . the provisions for redemption or repurchase, if applicable, of the offered preferred stock;

  . any listing of the offered preferred stock on any securities exchange;

  . the terms and conditions, if any, upon which the offered preferred stock will be convertible into or exchangeable for other securities;

  . whether interests in the offered preferred stock will be represented by depositary shares;

  . the preferences of the offered preferred stock as to dividends and upon our liquidation, dissolution or winding up; and

  . any other specific terms of such offered preferred stock.

Ranking

   Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to both the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, senior to the common stock and on a parity with shares of any other outstanding series of offered preferred stock.

Dividend, Repurchase and Redemption Restrictions

   Some of our debt instruments contain restrictive covenants that could limit the amount of dividends we may pay or any redemption or repurchase of capital stock by us. In the event of a deterioration in our financial condition or results of operations, these covenants could limit or prohibit the payment of dividends on, or the repurchase or redemption of, the offered preferred stock. In addition, as a holding company substantially all of whose consolidated assets are held by its subsidiaries, our cash flow and our ability to pay dividends on and to redeem or repurchase our securities, including offered preferred stock, are dependent upon the results of operations of our subsidiaries and the distribution of funds to us by our subsidiaries. As a bank holding company, various regulatory restrictions limit directly or indirectly the amount of dividends we could pay as well as the repurchase or redemption of our capital stock. During the third quarter of 2000 we entered into an agreement with the Federal Reserve Bank that, among other items, requires prior approval of any dividend payments on securities.

Dividends

   Subject to the preferential rights of any of our capital stock ranking prior to any series of the offered preferred stock as to dividends, holders of shares of the offered preferred stock shall be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates as will be stated in, or as are determined by the method described in, the applicable prospectus supplement. The rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement.

   Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors. We may pay dividends in the form of cash, preferred stock (of the same or a different series), or other securities or property, as specified in the applicable prospectus supplement. Dividends on any series of the offered preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement.

   Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the offered preferred stock for which dividends are non-cumulative, then the holders of that series of the offered preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. In addition, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.

   We will not declare or pay or set aside for payment any dividends on any of our preferred stock ranking, as to dividends, on a parity with or junior to any outstanding series of offered preferred stock for any period unless full dividends on that series of offered preferred stock for all past dividend periods (including accumulated dividends on any series of offered preferred stock on which dividends are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for their payment set aside for payment.

   When we do not pay in full dividends on any series of offered preferred stock and any other preferred stock ranking on a parity as to dividends with that series of offered preferred stock, all dividends declared or paid upon shares of offered preferred stock of that series and any other preferred stock ranking on a parity as to dividends with the offered preferred stock of the series shall be declared and paid pro rata. In such instances, the amount of dividends declared and paid per share on the offered preferred stock of that series and the other preferred stock shall bear to each other the same ratio that accrued dividends per share (which in the case of non-cumulative preferred stock shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of that series of offered preferred stock and the other preferred stock bear to each other.

   Except as provided above, unless we have declared and paid or declared and set aside a sum sufficient for the payment of all past dividend periods for all outstanding shares of any series of offered preferred stock (including accumulated dividends on any such series on which dividends are cumulative), or contemporaneously do so, we will not

  . declare, pay or set aside for payment or any dividends or other distributions (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock or any other stock of ours ranking junior to the offered preferred stock of that series as to dividends and as to distribution of assets upon our liquidation, dissolution or winding up) upon our common stock or any other stock of ours ranking junior to or on a parity with the offered preferred stock of the series as to dividends or distribution of assets upon our liquidation, dissolution or winding up; or

  . redeem, purchase or otherwise acquire for any consideration (and no monies shall be paid to or made available for a sinking fund for the redemption of any shares of any junior or parity stock) any common stock or any other stock of ours ranking junior to or on a parity with the offered preferred stock of the series as to dividends or distribution of assets upon our liquidation, dissolution or winding up, except by conversion into or exchange for our stock ranking junior to the offered preferred stock of the series as to dividends and as to distribution of assets upon our liquidation, dissolution or winding up.

   Holders of shares of any series of offered preferred stock shall not be entitled to any dividends, whether payable in cash, securities or other property, in excess of full cumulative (if applicable) dividends on that series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend or payments which may be in arrears.

   We may be prohibited from paying dividends on offered preferred stock of any series as a result of certain dividend restrictions.

Redemption and Repurchase

   As set forth in the applicable prospectus supplement, the shares of offered preferred stock of any series may be

  . redeemable at our option,

  . subject to mandatory redemption pursuant to a sinking fund or otherwise, or

  . subject to our repurchase at the option of the holders.

Offered preferred stock redeemed by us will be restored to the status of authorized but unissued shares of preferred stock.

   The prospectus supplement relating to a series of offered preferred stock which is subject to mandatory redemption will specify

  . the number of shares of that series which we shall redeem each year;

  . the date after which the redemptions will commence;

  . the redemption price per share, which we will pay together with an amount equal to all accrued and unpaid dividends on the shares (including accumulated dividends on for any series on which dividends are cumulative) to the date fixed for redemption; and

  . whether the redemption price will be payable in cash, securities or other property.

   If fewer than all of the outstanding shares of any series of offered preferred stock are to be redeemed, the shares to be redeemed will be determined pro rata, by lot or by any other method we deem equitable.

   If we have not declared and paid or declared and set aside a sum sufficient for the payment of full cumulative dividends on any series of offered preferred stock (including accumulated dividends on a series on which dividends are cumulative), we shall not redeem, repurchase or otherwise acquire any shares of that series of offered preferred stock except by conversion into or exchange for our capital stock ranking junior to the offered preferred stock of that series as to dividends and as to distributions upon our liquidation, dissolution or winding up, or pursuant to a purchase or exchange offer made on the same terms to all holders of that series of offered preferred stock.

   We shall notify each record holder of the shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for their redemption, by mailing a redemption notice to the address that appears in our stock registry. Each redemption notice shall state:

  . the redemption date;

  . the number of shares and series of offered preferred stock to be redeemed;

  . the redemption price;

  . the place or places where certificates for the offered preferred stock are to be surrendered for payment of the redemption price;

  . that dividends on the shares to be redeemed will cease to accrue on the redemption date;

  . the date upon which the holder's conversion rights as to the shares, if any, shall terminate; and

  . if fewer than all shares of any series of the preferred stock held by any holder are to be redeemed, the number of shares to be redeemed from such holder.

   If a notice of redemption has been given, from and after the redemption date for the shares of offered preferred stock called for redemption (unless we default in providing money for the payment of the redemption price of the shares called for redemption plus, if applicable, accrued and unpaid dividends), dividends on the shares of offered preferred stock called for redemption shall cease to accrue, the shares shall no longer be deemed to be outstanding, and all rights of their holders as our shareholders shall cease, except the right to receive the redemption price plus, if applicable, accrued and unpaid dividends upon surrender of the certificates representing the shares to be redeemed (properly endorsed or assigned for transfer, if we so require) in accordance with the notice. If fewer than all of the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

   We may be prohibited from redeeming or repurchasing offered preferred stock of any series as the result of certain dividend restrictions.

Liquidation Preference

   Upon our voluntary or involuntary liquidation, dissolution or winding up,

  . after payment of all amounts due to holders of any of our capital stock ranking prior to the offered preferred stock of any series as to the distribution of assets upon liquidation, dissolution or winding up, and

  . subject to the rights of holders of any of our capital stock ranking on a parity with the shares of offered preferred stock of that series as to distribution of assets upon our liquidation, dissolution or winding up, the holders of shares of offered preferred stock of such series shall be entitled to receive, out of our legally available assets and before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital stock ranking junior to the offered preferred stock of that series as to distribution of assets upon our liquidation, dissolution or winding up, liquidating distributions in the amount of the liquidation preference per share specified in the applicable prospectus supplement, plus accrued and unpaid dividends (including accumulated dividends if dividends on such series of offered preferred stock are cumulative).

   After payment of the full amount of the liquidating distributions to which they are entitled, the holders of offered preferred stock of the series will have no right or claim to any of our remaining assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of offered preferred stock of any series and the corresponding amounts payable on all shares of our other capital stock ranking on a parity with the offered preferred stock of that series in the distribution of assets upon liquidation, dissolution or winding up, the holders of the offered preferred stock of that series and of the other capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

   For such purposes, our consolidation or merger with or into any other person, or the sale, lease, transfer or conveyance of all or substantially all or any portion of our property or business, shall not be deemed to constitute our liquidation, dissolution or winding up.

Voting Rights

   Holders of offered preferred stock will not have any voting rights, except as set forth below, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

   If we issue a series of offered preferred stock with voting rights or the offered preferred stock of any series is entitled pursuant to applicable law to vote on any matter, then, unless otherwise specified in the applicable prospectus supplement, each share of that series will be entitled to one vote on matters on which holders of those shares are entitled to vote. However, as more fully described under "Description of Depositary Shares," if we elect to provide for the issuance of depositary shares representing fractional interests in shares of any series of offered preferred stock, the holder of any of these depositary shares will, in effect and subject to certain limitations and conditions, be entitled to such fraction of a vote, rather than a full vote. In the case of any series of offered preferred stock having one vote per share on matters on which holders of the series are entitled to vote, the voting power of the series on matters on which holders of the series and holders of any other series of our preferred stock or other capital stock are entitled to vote as a single class will depend on the number of shares in the series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series.

   So long as any shares of offered preferred stock of any series remain outstanding, and except as otherwise set forth in the applicable prospectus supplement, as otherwise required by applicable law, or with the affirmative vote or consent of the holders of at least a majority of the shares of the series of offered preferred stock outstanding at the time, we will not

  . authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the series of offered preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into, exercisable or exchangeable for or evidencing the right to purchase, any such shares; or

  . amend, alter or repeal the provisions of the certificate of incorporation
    (including the certificate of designations for such series of offered preferred stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the series of offered preferred stock.

   However, the following will not be deemed to materially and adversely affect such rights, preferences or privileges:

  . any increase in the amount of the authorized preferred stock or authorized common stock; or

  . any increase in the number of authorized shares, the creation or issuance of any other class or series of capital stock or any other series of preferred stock ranking on a parity with or junior to the preferred stock of such series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

   None of the preceding voting provisions will apply if, when the act with respect to which the vote would otherwise be required shall occurs, all outstanding shares of the relevant series of offered preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect the redemption.

   Under Delaware law, notwithstanding anything to the contrary set forth above, holders of all outstanding shares of preferred stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class, or alter or change the powers, preferences or rights of the shares of the class so as to affect them adversely. However, if any such proposed amendment would change the powers, preferences or rights of one or more series of preferred stock so as to affect them adversely, but shall not affect all series of preferred stock, then only the shares of the affected series shall be considered a separate class for such purposes. Any such amendment requires the vote of a majority of the shares entitled to vote thereon, voting as a class.

Conversion and Exchange Rights

   The terms, if any, upon which shares of any series of offered preferred stock are convertible into or exchangeable for the common stock, another series of preferred stock or other securities will be specified in the applicable prospectus supplement. The terms may include provisions for conversion or exchange, whether mandatory or at our option or that of the holders.

Transfer Agent and Registrar

   The transfer agent and registrar for the shares of any series of offered preferred stock will be named in the applicable prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

   We may offer depositary shares, either separately or together with other securities, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. This prospectus briefly outlines some of the provisions of the depositary shares and the deposit agreement that may be important to you. We have filed or will file or incorporate by reference the form of deposit agreement and the related form of depositary receipt indentures as exhibits to the registration statement and you should read them for provisions that may be important to you.

   As used in this "Description of Depositary Shares," all references to "we," "our," "ourselves," and "us" refer to Bay View Capital Corporation, excluding its subsidiaries, unless otherwise stated or the context otherwise requires.

   The following description of depositary shares sets forth their general terms and provisions, but it is not complete. We will describe the particular terms of depositary shares in the applicable prospectus supplement.

General

   We may provide for the issuance by the preferred stock depositary of depositary receipts evidencing the related depositary shares. Each of the depositary shares in turn will represent a fractional interest, which will be specified in the applicable prospectus supplement, in one share of a series of preferred stock. Shares of preferred stock of any series represented by depositary shares will be deposited under a separate deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by such depositary share (including, if applicable and subject to certain matters discussed below, dividend, voting, conversion, exchange, redemption and liquidation rights).

   Depositary shares may be issued in respect of shares of the preferred stock of any series. Immediately following our issuance of any shares of preferred stock, we will deposit the shares of preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts.

   The applicable prospectus supplement will contain the specific terms of the depositary shares, including (where applicable):

  . the terms of the series of preferred stock deposited by us under the related deposit agreement;

  . the number of depositary shares and the fraction of one share of the preferred stock represented by one such depositary share;

  . whether the depositary shares will be listed on any securities exchange;

  . whether the depositary shares will be sold with any other securities and, if so, the amount and terms of the other securities; and

  . any other specific terms of the depositary shares and the related deposit agreement.

   Depositary receipts may be surrendered for transfer or exchange for new depositary receipts of different authorized denominations at any office or agency of the relevant preferred stock depositary maintained for such purpose, subject to the terms of the related deposit agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the preferred stock depositary may require payment of any related tax or other governmental charge payable.

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

Dividends and Other Distributions

   The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the related preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares evidenced by the depositary receipts owned by the holders on the relevant record date. The preferred stock depositary will distribute only the amount, however, that can be distributed without attributing to any holder of depositary receipts a fraction of one cent. Any undistributed balance will be added to and treated as part of the next sum, if any, received by the preferred stock depositary for distribution to the record holders of depositary receipts.

   In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled to the distribution in proportion, insofar as possible, to the number of depositary shares evidenced by the depositary receipts owned by the holders on the relevant record date. However, if the preferred stock depositary determines that it is not feasible to make such distribution, the preferred stock depositary may, with our approval, adopt another method that it deems equitable and practicable for the purpose of effecting the distribution, including sale (public or private) of the property and distribution of the net proceeds from the sale to the holders.

   The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the related series of preferred stock will be made available to holders of depositary receipts.

   The amount distributed in any of the preceding cases will be reduced by any amount that we or the preferred stock depositary are required to withhold on account of taxes.

Withdrawal of Preferred Stock

   Upon surrender of the depositary receipts at an office or agency of the preferred stock depositary maintained for that purpose (unless the related shares of preferred stock have previously been called for redemption), the holder of the receipts will be entitled to delivery, at that office or agency, to or upon the holder's order, of the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Withdrawn shares of preferred stock, however, may not be redeposited. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Repurchase of Preferred Stock

   If a series of preferred stock represented by depositary shares is subject to redemption at our option, then, whenever we redeem shares of preferred stock of that series held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date, the number of depositary shares representing the shares of the redeemed preferred stock. However, the preferred stock depositary will only redeem the depositary shares if we have paid in full the redemption price of the preferred stock to be redeemed plus any other amounts or property payable with respect to the preferred stock to be redeemed.

   The redemption price per depositary share will be equal to the redemption price and any other amounts or property per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all of the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or pro rata or other equitable method, as we may determine. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, one or more new depositary receipts will be issued for any depositary shares not redeemed.

   After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. At that time, all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any monies payable upon redemption and any money or other property to which the holders of the depositary receipts were entitled as upon redemption upon surrender of the depositary receipts to the preferred stock depositary.

   Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares is subject to repurchase at the option of the holders, the related depositary receipts may be surrendered by their holders to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by the depositary receipts at the applicable repurchase price specified in the related prospectus supplement. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of the preferred stock from the preferred stock depositary, who in turn will repurchase the depositary receipts.

   Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Voting the Preferred Stock

   Upon receipt of notice of any meeting at which the holders of the preferred stock of any series represented by depositary shares are entitled to vote, the relevant preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the related depositary receipts. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The preferred stock depositary will attempt, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions. We will take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to so vote. The preferred stock depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares representing such preferred stock.

Conversion and Exchange of Preferred Stock

   If the preferred stock represented by depositary shares is exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of the shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will exchange as of the same exchange date a number of the depositary shares representing the shares of the preferred stock so exchanged. However, the preferred stock depositary will only exchange the shares if we have issued and deposited with the preferred stock depositary the securities for which the shares of preferred stock are to be exchanged.

   The exchange rate per depositary share shall be equal to the exchange rate per share of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all of the depositary shares are to be exchanged, the preferred stock depositary will select the depositary shares to be exchanged by lot or pro rata or other equitable method as we may determine. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

   Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other securities at the option of the holders, the related depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares evidenced by the depositary receipts into a whole number of shares of common stock or preferred stock, a whole number of common stock warrants, or debt securities in authorized denominations, as specified in the related prospectus supplement.

   Upon receipt of the instructions and the related amounts payable, we will cause the conversion or exchange and will deliver to the holders the number of whole shares of common stock or preferred stock, a whole number of common stock warrants, or a principal amount of debt securities in authorized denominations (and cash in lieu of any fractional security). The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

   We and the preferred stock depositary may, by mutual agreement, amend at any time the depositary receipts evidencing depositary shares and any provision of the related deposit agreement. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts issued under any deposit agreement will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary receipts then outstanding (or the greater proportion as may be required by the rules of any securities exchange on which the related depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred stock upon surrender of the depositary receipts.

   We may terminate the deposit agreement upon not less than 60 days' notice to the preferred stock depositary. In any such case, the preferred stock depositary shall deliver or make available to each holder of the related depositary receipts, upon surrender of the depositary receipts, the number of whole shares of the related series of preferred stock represented by the depositary shares evidenced by the depositary receipts, together with cash in lieu of any fractional shares (to the extent we have deposited the cash with the preferred stock depositary). The deposit agreement will automatically terminate if all of the shares of preferred stock deposited are withdrawn, redeemed, converted or exchanged or if there is a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

   We will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement, and will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. Holders of depositary receipts will be required to pay all other transfer and other taxes and governmental charges (including taxes and other governmental charges in connection with the transfer, exchange, surrender or conversion of depositary receipts) and such other charges as are expressly provided in the deposit agreement.

Resignation and Removal Of Depositary

   The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any such resignation or removal of the preferred stock depositary will take effect upon the appointment of a successor preferred stock depositary.

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

Miscellaneous

   The preferred stock depositary will forward to holders of depositary receipts any of our reports and communications which are received by the preferred stock depositary with respect to the related preferred stock.

   Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties under the agreement without gross negligence or willful misconduct.

   We and the preferred stock depositary

  . are not obligated to prosecute or defend any legal proceeding in respect of any depositary shares or any related shares of preferred stock or depositary receipts unless satisfactory indemnity is furnished; and

  . may rely on advice of counsel, accountants or other advisors, and information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be authorized or competent and on documents believed to be genuine.

   If the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on the claims, requests or instructions received from us.

                          DESCRIPTION OF COMMON STOCK

   We may issue, either separately or together with other securities, shares of our common stock. Under our certificate of incorporation, we are authorized to issue up to 60,000,000 shares of common stock. The applicable prospectus supplement will contain the relevant terms, including the number of shares offered and the initial public offering price. For a summary of certain terms of our common stock, including certain restrictions on dividends, see "Description of Capital Stock" below.

                      DESCRIPTION OF COMMON STOCK WARRANTS

   We may issue, either separately or together with other securities, warrants for the purchase of common stock. The common stock warrants may be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, or between us and the holders of the warrants, as set forth in the applicable prospectus supplement.

   This prospectus briefly outlines some of the provisions of the common stock warrants and the common stock warrant agreement that may be important to you. We have filed or will file or incorporate by reference the applicable form of common stock warrant agreement and the related form of certificates representing common stock warrants as exhibits to the registration statement and you should read them for provisions that may be important to you.

   As used in this "Description of Common Stock Warrants," all references to "we," "our," "ourselves," and "us" refer to Bay View Capital Corporation, excluding its subsidiaries, unless otherwise stated or the context otherwise requires.

   The following description of common stock warrants sets forth their general terms and provisions, but it is not complete. We will describe the particular terms of the common stock warrants in the applicable prospectus supplement.

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

General

   The applicable prospectus supplement will indicate the terms of the common stock warrants, including (where applicable):

  . the title and aggregate number of the common stock warrants;

  . the number of shares of common stock that may be purchased upon exercise of each such common stock warrant;

  . the price, or the manner of determining the price, at which the shares may be purchased upon exercise;

  . if other than cash, the property and manner in which the exercise price may be paid;

  . any minimum number of common stock warrants that are exercisable at any one time;

  . the time or times at which, or period or periods during which, the common stock warrants may be exercised and the expiration date of the common stock warrants;

  . the terms of any right of ours to redeem the common stock warrants;

  . the terms of any right of ours to accelerate the exercise of the common stock warrants upon the occurrence of certain events;

  . whether the common stock warrants will be sold with any other securities, and the date, if any, on and after which the common stock warrants and any such other securities will be separately transferable; and

  . any other terms of the common stock warrants.

   Common stock warrant certificates may be surrendered for transfer or exchanged for new common stock warrant certificates of authorized denominations at any office or agency of the relevant common stock warrant agent maintained for that purpose, subject to the terms of the related common stock warrant agreement. Unless otherwise specified in the applicable prospectus supplement, common stock warrant certificates will be issued in denominations evidencing any whole number of common stock warrants. No service charge will be made for any permitted transfer or exchange of common stock warrant certificates, but we or the common stock warrant agent may require payment of any tax or other governmental charge payable in connection with the transfer or exchange.

Exercise of Warrants

   Each common stock warrant will entitle the holder to purchase the number of shares of common stock at the exercise price as shall in each case be set forth in, or be determinable from, the prospectus supplement relating to the common stock warrants, by payment of the exercise price in the currency and in the manner specified in the prospectus supplement. Common stock warrants may be exercised at any time up to the date and time specified in the applicable prospectus supplement for their expiration. After the specified expiration time on the specified date of expiration, unexercised common stock warrants will become void.

   Upon our receipt at an office or agency indicated in the applicable prospectus supplement of (1) payment of the exercise price and (2) the common stock warrant certificate properly completed and duly executed, we will, as soon as practicable, forward a certificate or certificates representing the whole number of shares of common stock purchasable upon the exercise. Unless otherwise indicated in the applicable prospectus supplement, fractional shares of common stock will not be issued upon the exercise of warrants. Instead, we will make a cash payment in an amount determined in the applicable prospectus supplement. If less than all of the common stock warrants represented by the common stock warrant certificate are exercised, a new common stock warrant certificate will be issued for the remaining number of common stock warrants. The holder of a common stock warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the common stock purchased upon the exercise.

Modifications

   We and any common stock warrant agent may modify or amend, without the consent of any holder of the related common stock warrants, any common stock warrant agreement and the terms of the related common stock warrants

  . for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision or

  . in any other manner that we deem necessary or desirable and that will not materially and adversely affect the interests of the holders of the related common stock warrants.

   We and any common stock warrant agent may also modify or amend the applicable common stock warrant agreement and the terms of the related common stock warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised common stock warrants affected. However, no such modification or amendment that accelerates the expiration date, increases the exercise price, or reduces the number of outstanding common stock warrants the consent of whose holders is required for any such amendment or modification, may be made without the consent of each affected holder.

No Rights as Stockholders

   Holders of common stock warrants are not entitled, by virtue of being holders of common stock warrants, to vote, consent or receive notice as our stockholders in respect of any meeting of stockholders for the election of our directors or any other matter, or to exercise any other rights whatsoever as our stockholders, or to receive any dividends or distributions, if any, on the common stock.

                          DESCRIPTION OF CAPITAL STOCK

   Our authorized capital stock consists of (1) 60,000,000 shares of common stock, par value $.01 per share, and (2) 7,000,000 shares of preferred stock, par value $.01 per share. As of December 31, 2000,

  . 32,574,987 shares of common stock were issued and outstanding and an additional 65,052 shares of common stock were issued and held in our treasury, and

  . no shares of preferred stock were outstanding.

   This prospectus briefly outlines the general terms and provisions of the common stock, preferred stock, the certificate of incorporation and the by-laws. This description is qualified by the provisions of our certificate of incorporation and by-laws, which have been filed or incorporated by reference as exhibits to the registration statement. You should review all of these documents for provisions that may be important to you.

Common Stock

   The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided by the express provisions of any series of our preferred stock, the holders of these shares will exclusively possess all voting power over us. There is no cumulative voting in the election of directors, and no holder of common stock is entitled, as a matter of right, to subscribe for or purchase any shares of common stock or preferred stock.

   Subject to the preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by the board of directors from legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment or provision for liabilities and amounts owing in respect of any outstanding preferred stock. The common stock represents non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other governmental agency or instrumentality.

   Certain of our debt instruments contain restrictive covenants that could limit the amount of dividends we may pay or the redemption or repurchase of capital stock by us. In the event of a deterioration in our financial condition or results of operations, such covenants could limit or prohibit the payment of dividends on common stock. Likewise, as a holding company substantially all of whose consolidated assets are held by its subsidiaries, our cash flow and the consequent ability to pay dividends on common stock are dependent upon the results of operations of our subsidiaries and the distribution of funds by such subsidiaries to us. In addition, as a bank holding company, various regulatory restrictions limit directly or indirectly the amount of dividends we could pay as well as the repurchase or redemption of our capital stock. During the third quarter of 2000 we entered into an agreement with the Federal Reserve Bank that, among other items, requires prior approval of any dividend payments on our common stock.

   The transfer agent for the common stock is Mellon Investor Services, L.L.C.

Preferred Stock

   Preferred stock may be issued from time to time in one or more series. Subject to limitations prescribed by Delaware law and the certificate of incorporation, the board of directors is authorized to fix the number of shares constituting each series of preferred stock and their rights and preferences. Preferred stock may rank prior to common stock with respect to the payment of dividends and distributions upon our liquidation, dissolution or winding up and may have full or limited voting rights.

   The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely, affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of us. No holder of preferred stock shall be entitled, as a matter of right, to subscribe for or purchase any shares of preferred stock or common stock.

Section 203 of the Delaware Law

   Section 203 of the Delaware General Corporation Law generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder, unless certain conditions are satisfied. However, a corporation's certificate of incorporation may exclude the corporation from the restrictions imposed by Section 203, as our certificate of incorporation does.

Certain Provisions of the Certificate of Incorporation and By-Laws

   Several provisions of our certificate of incorporation and by-laws may have the effect of deterring a takeover of us. These provisions include:

  . certain advance notice and content requirements for business to be brought before the annual stockholders' meeting by a stockholder or for nomination by any stockholder of persons for election to the board of directors;

  . a prohibition on stockholder action by written consent;

  . a requirement that only the chairman of the board of directors, president or majority of the directors then in office may call a special meeting of the stockholders; and

  . the classification of our board of directors into three classes serving staggered three-year terms.

   The foregoing provisions could make it more difficult for a third party to gain control of us, and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of us.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

   Each Trust may issue only one series of trust preferred securities the terms of which shall be described in the applicable prospectus supplement. The declaration of each Trust will authorize its trustees to issue on behalf of the Trust one series of its trust preferred securities. Each declaration will be qualified as an indenture under the Trust Indenture Act.

   This prospectus briefly outlines some of the declaration provisions that may be important to you. The terms of each declaration will be those set forth in the declaration and those made part of the declaration by the Trust Indenture Act. We have filed, incorporated by reference or will file the forms of declaration as exhibits to the registration statement and you should read them for provisions that may be important to you.

   As used in this "Description of Trust Preferred Securities," all references to "we," "our," "ourselves," and "us" refer to Bay View Capital Corporation, excluding its subsidiaries, unless otherwise stated or the context otherwise requires.

   The following description of trust preferred securities sets forth their general terms and provisions, but it is not complete. We will describe the particular terms of each series of trust preferred securities in the prospectus supplement relating to such series.

General

   The trust preferred securities of any Trust will have the terms, including distributions, redemption, voting, liquidation, conversion rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration of the Trust or made part of the declaration by the Trust Indenture Act. In general, the terms will mirror the terms of the junior subordinated debt securities held by the Trust and described in the prospectus supplement.

   The prospectus supplement relating to the trust preferred securities of any Trust shall establish the specific terms, including

  . the designation of the trust preferred securities;

  . the number of the trust preferred securities;

  . the annual distribution rate (or method of determining the rate) for the trust preferred securities and the date or dates upon which the distributions shall be payable;

  . whether distributions on the trust preferred securities shall be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on the trust preferred securities shall be cumulative;

  . the amount or amounts which shall be paid out of the assets of such Trust to the holders of such trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust;

  . the right or obligation, if any, of such Trust to purchase or redeem the trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, the trust preferred securities shall or may be purchased or redeemed, in whole or in part, pursuant to this right or obligation;

  . the voting rights, if any, of the trust preferred securities in addition to those (if any) required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities, as a condition to specified action or amendments to the applicable declaration;

  . the terms and conditions, if any, upon which the trust preferred securities may be converted into or exchanged for shares of common stock or other securities, including the conversion price per share or conversion rate and the circumstances, if any, under which any the conversion right shall expire;

  . the terms and conditions, if any, upon which the junior subordinated debt securities held by the Trust may be distributed to holders of such trust preferred securities;

  . if applicable, any securities exchange upon which the trust preferred securities shall be listed; and

  . any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

   All trust preferred securities offered will be guaranteed by us to the extent set forth below under "Description of Trust Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

   In connection with the issuance of trust preferred securities by any Trust, the Trust will issue one series of common securities. The declaration of the Trust will authorize its trustees to issue on behalf of such Trust one series of common securities having terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth in the declaration of the Trust.

   The terms of the common securities of a Trust will be substantially identical to the terms of the trust preferred securities of the Trust. In addition, the common securities will rank on a parity, and payments will be made pro rata, with the trust preferred securities except that, if an event of default under the declaration occurs and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such trust preferred securities. Except in certain limited circumstances, the common securities of a Trust will also carry the right to vote to appoint, remove or replace any of the trustees of the Trust. We will own, directly or indirectly, all of the common securities.

   In connection with the issuance of trust preferred securities by a Trust, the Trust will purchase a series of junior subordinated debt securities from us. The ability of the Trust to make distributions and other payments on the trust preferred securities will depend upon the receipt by the Trust of interest and other payments made by us on the junior subordinated debt securities.

   The junior subordinated debt securities will be exclusively our obligations. As a holding company substantially all of whose consolidated assets are held by its subsidiaries, our cash flow and our ability to service our debt, including such junior subordinated debt securities, will be dependent upon the results of operations of our subsidiaries and the distribution of funds by the subsidiaries to us. In addition, because we are a holding company, such junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. See "Description of Debt Securities--Ranking of Debt Securities; Holding Company Structure."

Enforcement of Certain Rights by Holders of Trust Preferred Securities

   If an event of default under the declaration of any Trust occurs and is continuing, then the holders of the trust preferred securities of the Trust would rely on the enforcement by the property trustee of the Trust of its rights as a holder of the junior subordinated debt securities held by the Trust against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities of the Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of the Trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities held by the Trust. If the property trustee fails to enforce its rights under the junior subordinated debt securities, a holder of the trust preferred securities of the Trust, to the fullest extent permitted by law, may institute a legal proceeding directly against us to enforce the property trustee's rights under such junior subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

   Notwithstanding the foregoing, if an event of default under the declaration of a Trust has occurred and is continuing and the event is attributable to our failure to pay the principal of or premium or interest, if any, on such junior subordinated debt securities on the date such principal, premium or interest is otherwise payable (or in the case of redemption, on the redemption date), then a holder of the trust preferred securities of the Trust may directly institute a proceeding for enforcement of payment to such holder of the principal, premium or interest on such junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of the holder on or after the respective due date specified in the junior subordinated debt securities. In connection with such a direct action, we will be subrogated to the rights of the holder of the trust preferred securities under the declaration of the Trust to the extent of any payment made by us to such holder of trust preferred securities.

              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

   We will execute and deliver trust preferred securities guarantees for the benefit of the holders from time to time of trust preferred securities of the respective Trusts. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. A trustee whose name will be set forth in the applicable prospectus supplement will act as the trustee under each trust preferred securities guarantee for purposes of the Trust Indenture Act. We will enter into a separate trust preferred securities guarantee in respect of the trust preferred securities of each Trust, and the preferred guarantee trustees under the trust preferred securities guarantees may be different.

   This prospectus briefly outlines some of the trust preferred securities guarantee provisions that may be important to you. The terms of each trust preferred securities guarantee will be those set forth in the trust preferred securities guarantee and those made part of the trust preferred securities guarantee by the Trust Indenture Act. We have filed, incorporated by reference or will file the form of the trust preferred securities guarantee as an exhibit to the registration statement and you should read it for provisions that may be important to you.

   Each trust preferred securities guarantee will be held by the applicable preferred guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable Trust.

   As used in this "Description of Trust Preferred Securities Guarantees," all references to "we," "our," "ourselves," and "us" refer to Bay View Capital Corporation, excluding its subsidiaries, unless otherwise stated or the context otherwise requires.

   The following description of trust preferred securities guarantees sets forth their general terms and provisions, but it is not complete. We will describe the particular terms of the trust preferred securities guarantee in the applicable prospectus supplement.

General

   Pursuant to each trust preferred securities guarantee, we will agree, to the extent set forth in the trust preferred securities guarantee, to pay in full, to the holders of the trust preferred securities of the applicable Trust, guarantee payments, as described below (except to the extent paid by such Trust), as and when due, regardless of any defense, right of setoff or counterclaim which such Trust may have or assert.

   The following guarantee payments with respect to the trust preferred securities of the applicable Trust, to the extent not paid by such Trust, will be subject to the trust preferred securities guarantee:

  . any accumulated and unpaid distributions which are required to be paid on such trust preferred securities, to the extent such Trust shall have funds available for these distributions;

  . the redemption price (if any) set forth in the applicable prospectus supplement, which will not be lower than the liquidation amount, and all accumulated and unpaid distributions, to the extent such Trust has funds available for these distributions, with respect to any trust preferred securities called for redemption by the Trust; and

  . upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of junior subordinated debt securities to the holders of its trust preferred securities or the conversion or redemption of all of its trust preferred securities), the lesser of:

   . the aggregate of the liquidation amount and all accumulated and unpaid distributions on its trust preferred securities to the date of payment, to the extent such Trust has funds available for these distributions; and

   . the amount of assets of the Trust remaining available for distribution to holders of its trust preferred securities in liquidation of such Trust.

   Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities of the applicable Trust or by causing the Trust to pay the amounts to the holders.

   A trust preferred securities guarantee will not apply to any payment of distributions on the trust preferred securities of the applicable Trust except to the extent the Trust shall have funds available for that purpose. If we do not make interest payments on the junior subordinated debt securities purchased by the Trust, the Trust will not pay distributions on the trust preferred securities issued by the Trust and will not have funds available for such purpose. A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities sold to the applicable Trust, the indenture relating to the junior subordinated debt securities and the declaration of the Trust, including our obligations to pay certain costs, expenses, debts and liabilities of the Trust (other than with respect to its trust securities), will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities of such Trust.

   We will also agree separately to guarantee the obligations of each Trust with respect to its trust common securities to the same extent as the trust preferred securities guarantee relating to the trust preferred securities of such Trust, except that upon an event of default under the junior subordinated indenture pursuant to which the junior subordinated debt securities held by the Trust were issued, holders of the trust preferred securities shall have priority over holders of the Trust common securities with respect to distributions and payments on liquidation, redemption or otherwise. Certain of our covenants to be set forth in the trust preferred securities guarantee relating to the trust preferred securities of any Trust will be described in the applicable prospectus supplement.

Modification Of The Trust Preferred Securities Guarantees; Assignment

   Except with respect to any changes which do not materially adversely affect the rights of holders of trust preferred securities of the applicable Trust (in which case no vote will be required), a trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities of the Trust. The manner of obtaining any such approval of holders of such trust preferred securities will be as set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a trust preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall be to the benefit of the holders of the trust preferred securities of the applicable Trust then outstanding.

Termination

   A trust preferred securities guarantee will terminate

  . upon full payment of the redemption price of, plus accumulated and unpaid distributions on, all trust preferred securities of the applicable Trust,

  . upon distribution of the junior subordinated debt securities held by the Trust to the holders of its trust preferred securities or the conversion, if applicable, of all of the trust preferred securities into common stock or other securities, or

  . upon full payment of the amounts payable in accordance with the declaration of such Trust upon liquidation of the Trust.

   A trust preferred securities guarantee will continue to be effective or will be reinstated, if at any time any holder of trust preferred securities of the applicable Trust must restore payment of any sums paid under the trust preferred securities of such Trust or such trust preferred securities guarantee.

Events of Default

   An event of default under a trust preferred securities guarantee will occur upon

  . our failure to perform any of our payment or other obligations thereunder or

  . if applicable, our failure to deliver common stock or other applicable securities upon an appropriate election by the holder or holders of trust preferred securities of the applicable Trust to convert such trust preferred securities into shares of common stock or other applicable securities.

   The holders of a majority in liquidation amount of the trust preferred securities of the applicable Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable preferred guarantee trustee in respect of the trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the preferred guarantee trustee under the trust preferred securities guarantee. If the preferred guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities guaranteed thereby may institute a legal proceeding directly against us to enforce the preferred guarantee trustee's rights under the trust preferred securities guarantee, without first instituting a legal proceeding against the applicable Trust, the preferred guarantee trustee or any other person or entity. We will waive any right or remedy to require that any action be brought first against the applicable Trust or any other person or entity before proceeding directly against us.

Status of the Trust Preferred Securities Guarantees

   Unless otherwise stated in the applicable prospectus supplement, each trust preferred securities guarantee will constitute an unsecured obligation of ours and will rank

  . subordinate and junior in right of payment to all our other liabilities, except any liabilities that may be on a parity with the trust preferred securities guarantee expressly by their terms, and

  . senior to common stock.

   The terms of the trust preferred securities of each Trust will provide that each holder of the trust preferred securities by acceptance of them agrees to the subordination provisions and other terms of the trust preferred securities guarantee relating to them.

   Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

Information Concerning the Preferred Guarantee Trustees

   Each preferred guarantee trustee, prior to the occurrence of a default with respect to the applicable trust preferred securities guarantee, will undertake to perform only the duties that are specifically set forth in the trust preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, a preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by the applicable trust preferred securities guarantee at the request of any holder of the trust preferred securities guaranteed, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred in doing so.

                             DESCRIPTION OF RIGHTS

   We may sell the securities covered by this prospectus to investors directly through shareholder purchase rights entitling owners of shares of common stock to subscribe for and purchase additional shares of common stock, preferred shares or debt securities. If these securities are to be sold through rights, such rights will be distributed to our stockholders for which such stockholders will pay no separate consideration. The applicable prospectus supplement will set forth the relevant terms of the rights, including:

  . the kind and number of securities that will be offered pursuant to the rights,

  . the period during which and the price at which the rights will be exercisable,

  . the number of rights to be issued,

  . any provisions for changes to or adjustments in the exercise price of the rights, and

  . any other material terms of the rights.

                              PLAN OF DISTRIBUTION

   We or either of the Trusts may sell our respective securities to one or more underwriters for public offering and sale by them or may sell securities through agents which solicit or receive offers on behalf of us or such Trust or through dealers or through a combination of any such methods of sale. We and the Trusts may also sell our respective securities directly to investors. Any such underwriter or agent involved in the offer and sale of our securities will be named in the applicable prospectus supplement.

   Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We or the Trusts may, from time to time, authorize agents acting on a best or reasonable efforts basis to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement.

   In connection with the sale of the securities, underwriters or agents may be deemed to have received compensation from us or the applicable Trust in the form of underwriting discounts or commissions or other underwriting compensation and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

   Any compensation paid by us or the applicable Trust to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in a distribution of the securities (including agents only soliciting or receiving offers to purchase securities on our behalf or on behalf of the applicable Trust) may be deemed to be underwriters, and any discounts, commissions or other underwriting compensation received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

   Under agreements which may be entered into by us or the applicable Trust, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification against certain liabilities, including liabilities under the Securities Act.

   If so indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any institutional purchaser under any such contract will not be subject to any conditions except

  . the purchase by such institution of the securities covered by the contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such institution is subject, and

  . if the securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts.

   Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.

   Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our stockholders and direct placements to third parties. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all the underlying securities are not subscribed for, we may sell such unsubscribed securities to third parties directly or through agents and, in addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through agents, which agents may be affiliated with us.

                                 LEGAL MATTERS

   Certain legal matters in connection with the offering made hereby were passed upon for us by Robert J. Flax, our former Executive Vice President, General Counsel and Secretary of the Company, and by Silver, Freedman & Taff, L.L.P., Washington, D.C. As of June 30, 1998, Mr. Flax owned 4,090 shares of Common Stock and held options to acquire 83,500 additional shares of Common Stock. The validity of the trust preferred securities were passed upon for us and the Trusts by Richards, Layton & Finger, Wilmington, Delaware. The validity of the subscription rights will be passed upon by Douglas J. Wallis, our Executive Vice President, General Counsel and Secretary.

                                    EXPERTS

   Our consolidated financial statements as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the expenses (all of which will be paid by Bay View Capital Corporation) to be incurred in connection with the registration and sale of the securities:

   Legal fees and expenses............................................ $400,000
   Accounting fees and expenses.......................................  150,000
   Subscription and information agent fees............................   50,000
   Printing and mailing...............................................  100,000
   Miscellaneous......................................................  100,000
                                                                       --------
     Total............................................................ $800,000
                                                                       ========

   All of the above amounts are estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   As authorized by Section 102(b)(7) of the Delaware General Corporation Law, our certificate of incorporation eliminates to the fullest extent permitted by Delaware law the personal liability of our directors to us or our stockholders for monetary damages for any breach of fiduciary duty as a director.

   Section 9 of our certificate of incorporation provides for indemnification of any of our directors or officers against any and all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extend authorized by Delaware law, subject to certain limitations set forth in the certificate of incorporation. Section 9 also authorizes us to purchase insurance on behalf of directors and officers against liabilities incurred in their capacities as such.

   Section 145 of the Delaware General Corporation Law authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of their status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the name of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith,
(ii) was acting in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

   Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of directors not at the time parties to such proceeding, even if less than a quorum; or (ii) by a committee of such directors designated by the majority vote of such directors, even if less than a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.

   Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against such expenses.

   Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

   Reference is made to the form of Underwriting Agreement included or incorporated by reference or to be included or incorporated by reference herein as an exhibit to this Registration Statement for provisions regarding indemnification of our officers, directors and controlling persons against certain liabilities.

ITEM 16. EXHIBITS

  1(a) Form of Underwriting Agreement for subordinated debt securities
        (incorporated by reference from the Company's Registration Statement on Form S-3 (No. 333-29757))

  1(b) Form of Underwriting Agreement for the other Securities registered hereby(a)

  4(a) Restated Certificate of Incorporation of the Company, together with Certificate of Amendment of Restated Certificate of Incorporation
        (incorporated by reference to the Company's Registration Statement on Form S-3 (No. 333-29757))

  4(b) By-Laws of the Company (incorporated by reference to the Company's
        Current Report on Form 8-K filed on January 10, 1994 (File No. 0-17901))

  4(c) Form of Senior Indenture(b)

  4(d) Form of Subordinated Indenture(b)

  4(e) Form of junior Subordinated Indenture(b)

  4(f) Form of Common Stock Warrant Agreement, including form of Warrant certificate(b)

  4(g) Form of Certificate of Designations for Preferred Stock(a)

  4(h) Form of Debt Security(b)

  4(i) Form of Deposit Agreement, including form of Depositary Receipt(b)

  4(j) Certificate of Trust of Bay View Capital I(b)

  4(k) Certificate of Trust of Bay View Capital II(b)

  4(l) Trust Agreement of Bay View Capital I(b)

  4(m) Trust Agreement of Bay View Capital II(b)

  4(n) Form of Amended and Restated Declaration of Trust of Bay View Capital I, including form of Trust Preferred Security(b)

  4(o) Form of Amended and Restated Declaration of Trust of Bay View Capital
        II, including form of Trust Preferred Security(b)

  4(p) Form of Preferred Securities Guarantee Agreement with respect to trust preferred securities of Bay View Capital I(b)

  4(q) Form of Preferred Securities Guarantee Agreement with respect to trust preferred securities of Bay View Capital II(b)

  5(a) Opinion of Silver, Freedman & Taff, L.L.P as to the validity of the securities other than the trust preferred securities(b)

  5(b) Opinion of Richards, Layton & Finger as to the validity of the trust preferred securities(b)

  5(c) Opinion of Douglas J. Wallis, our Executive Vice President, General
        Counsel and Secretary, as to the validity of the subscription rights(a)

  5(d) Opinion of Dopuglas J. Wallis, our Executive Vice President, General
        Counsel and Secretary, as the authorization and issuance of common stock issued in the rights offering(a)

  5(e) Opinion of Douglas J. Wallis, our Executive Vice President, General
        Counsel and Secretary, as to the validity of our shares of preferred stock and common stock and our warrants(a)

 12(a) Computation of Ratio of Earnings to Fixed Charges(b)

 23(a) Consent of Deloitte & Touche LLP(b)

 23(b) Consent of KPMG LLP(d)

 23(c) Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5(a))

 23(d) Consent of Richards, Layton & Finger (included in Exhibit 5(b))

 24    Power of Attorney of certain officers and directors (included as part of the signature pages hereof)(d)

 25(a) Form T-1 Statement of Eligibility of the trustee for Senior Debt
        Securities(c)

 25(b) Form T-1 Statement of Eligibility of the trustee for subordinated debt securities(c)

 25(c) Form T-1 Statement of Eligibility of the trustee for the junior subordinated debt securities(c)

 25(d) Form T-1 Statement of Eligibility of the trustee with respect to the Amended and Restated Declaration of Trust of Bay View Capital I(c)

 25(e) Form T-1 Statement of Eligibility of the trustee with respect to the Amended and Restated Declaration of Trust of Bay View Capital II(c)

 25(f) Form T-1 Statement of Eligibility of the trustee with respect to the Preferred Securities Guarantee Agreement of Bay View Capital I(c)

 25(g) Form T-1 Statement of Eligibility of the trustee with respect to the Preferred Securities Guarantee Agreement of Bay View Capital II(c)

 99(a) Form of Instructions as to use of Subscription Warrants(a)

 99(b) Form of Notice of Guaranteed Delivery for Subscription Warrants(a)

 99(c) Form of Letter to Common Stockholders who are record holders(a)

 99(d) Form of Letter to Common Stockholders who are beneficial holders(a)

 99(e) Form of Notice of Record Date(a)

 99(f) Form of Letter to banks and brokers(a)

 99(g) Form of Letter to Common Stockholders whose addresses are outside the United States and Canada(a)

 99(h) Form of Nominee Holder Certification(a)

 99(i) Form of Certificate of Designation of 4% Series A Convertible Preferred
        Stock(a)

 99(j) Form of Standby Purchase Agreement(a)

--------
(a) To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

(b) Previously filed.

(c) To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

(d) Filed herewith.

ITEM 17. UNDERTAKINGS

   The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

       provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby further undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   The undersigned registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustees under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Bay View Capital Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on March 28, 2001.

                                          BAY VIEW CAPITAL CORPORATION

                                                 /s/ Douglas J. Wallis
                                          By: _________________________________
                                                    Douglas J. Wallis
                                                Executive Vice President,
                                              General Counsel and Secretary

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Goldstein, Douglas Wallis, Carolyn Williams-Goldman and Joseph Catalano, and each of them, as his or her attorney in fact and agent, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Post-Effective Amendment No. 1 to Registration Statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2001.

             Signature                                 Title
             ---------                                 -----

      /s/ Robert B. Goldstein        Director, President and Chief Executive
____________________________________  Officer (Principal Executive Officer)
        Robert B. Goldstein

      /s/ Mark E. Lefanowicz         Executive Vice President and Chief
____________________________________  Financial Officer (Principal Financial
         Mark E. Lefanowicz           Officer)

      /s/ Jeffrey O. Butcher         Senior Vice President and Controller
____________________________________  (Principal Accounting Officer)
         Jeffrey O. Butcher

        /s/ John R. McKean           Chairman and Director
____________________________________
           John R. McKean

             Signature                           Title
             ---------                           -----

        /s/ Roger K. Easley          Director
____________________________________
          Roger K. Easley

       /s/ Thomas M. Foster          Director
____________________________________
          Thomas M. Foster

       /s/ Paula R. Collins          Director
____________________________________
          Paula R. Collins

      /s/ Angelo J. Siracusa         Director
____________________________________
         Angelo J. Siracusa

       /s/ Robert M. Greber          Director
____________________________________
          Robert M. Greber


   Pursuant to the requirements of the Securities Act of 1933, Bay View Capital I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on March 28, 2001.

                                          BAY VIEW CAPITAL I

                                          By: Bay View Capital Corporation,
                                           as Sponsor

                                                  /s/ Douglas J. Wallis
                                          By: _________________________________
                                                     Douglas J. Wallis
                                                     Executive Vice President,
                                                   General Counsel and
                                                    Secretary

   Pursuant to the requirements of the Securities Act of 1933, Bay View Capital II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on March 28, 2001.

                                          BAY VIEW CAPITAL II

                                          By: Bay View Capital Corporation,
                                           as Sponsor

                                                  /s/ Douglas J. Wallis
                                          By: _________________________________
                                                     Douglas J. Wallis
                                                     Executive Vice President,
                                                   General Counsel and
                                                    Secretary

                                 EXHIBIT INDEX

                                                                   Sequentially
 Exhibit                                                             Numbered
 Number                        Description                             Page
 -------                       -----------                         ------------
  1(a)   Form of Underwriting Agreement for Subordinated Debt
          Securities (incorporated by reference from the
          Company's Registration Statement on Form S-3
          (No. 333-29757))......................................

  1(b)   Form of Underwriting Agreement for the other Securities
          registered hereby(a)..................................

  4(a)   Restated Certificate of Incorporation of the Company,
          together with Certificate of Amendment of Restated
          Certificate of Incorporation (incorporated by
          reference to the Company's Registration Statement on
          Form S-3 (No. 333-29757)).............................

  4(b)   By-Laws of the Company (incorporated by reference to
          the Company's Current Report on Form 8-K filed on
          January 10, 1994 (File No. 0-17901))..................

  4(c)   Form of Senior Indenture(b)............................

  4(d)   Form of Subordinated Indenture(b)......................

  4(e)   Form of Junior Subordinated Indenture(b)...............

  4(f)   Form of Common Stock Warrant Agreement, including form
          of Warrant certificate(b).............................

  4(g)   Form of Certificate of Designations for Preferred
          Stock(a)..............................................

  4(h)   Form of Debt Security(b)...............................

  4(i)   Form of Deposit Agreement, including form of Depositary
          Receipt(b)............................................

  4(j)   Certificate of Trust of Bay View Capital I(b)..........

  4(k)   Certificate of Trust of Bay View Capital II(b).........

  4(l)   Trust Agreement of Bay View Capital I(b)...............

  4(m)   Trust Agreement of Bay View Capital II(b)..............

  4(n)   Form of Amended and Restated Declaration of Trust of
          Bay View Capital I, including form of Trust Preferred
          Security(b)...........................................

  4(o)   Form of Amended and Restated Declaration of Trust of
          Bay View Capital II, including form of Trust Preferred
          Security(b)...........................................

  4(p)   Form of Preferred Securities Guarantee Agreement with
          respect to trust preferred securities of Bay View
          Capital I(b)..........................................

  4(q)   Form of Preferred Securities Guarantee Agreement with
          respect to trust preferred securities of Bay View
          Capital II(b).........................................

  5(a)   Opinion of Silver, Freedman & Taff, L.L.P. as to the
          validity of the securities other than the trust
          preferred securities(b)...............................

  5(b)   Opinion of Richards, Layton & Finger as to the validity
          of the trust preferred securities(b)..................

  5(c)   Opinion of Douglas J. Wallis, our Executive Vice
          President, General Counsel and Secretary, as to the
          validity of the subscription rights(a)................

  5(d)   Opinion of Douglas J. Wallis, our Executive Vice
          President, General Counsel and Secretary, as the
          authorization and issuance of our common stock issued
          in the rights offering(a) ............................

  5(e)   Opinion of Douglas J. Wallis, our Executive Vice
          President, General Counsel and Secretary, as to the
          validity of our shares of preferred stock and common
          stock and our warrants(a).............................

                                                                   Sequentially
 Exhibit                                                             Numbered
 Number                        Description                             Page
 -------                       -----------                         ------------

 12(a)   Computation of Ratio of Earnings to Fixed Charges(b)...

 23(a)   Consent of Deloitte & Touche LLP(b)....................

 23(b)   Consent of KPMG LLP(d).................................

 23(c)   Consent of Silver, Freedman & Taff, L.L.P. (included in
          Exhibit 5a))..........................................

 23(d)   Consent of Richards, Layton & Finger (included in
          Exhibit 5b))..........................................

 24      Power of Attorney of certain officers and directors
          (included as part of the signature pages hereof)(d)...

 25(a)   Form T-1 Statement of Eligibility of the trustee for
          Senior Debt Securities(c).............................

 25(b)   Form T-1 Statement of Eligibility of the trustee for
          Subordinated Debt Securities(c).......................

 25(c)   Form T-1 Statement of Eligibility of the trustee for
          the junior subordinated debt securities(c)............

 25(d)   Form T-1 Statement of Eligibility of the trustee with
          respect to the Amended and Restated Declaration of
          Trust of Bay View Capital I(c)........................

 25(e)   Form T-1 Statement of Eligibility of the trustee with
          respect to the Amended and Restated Declaration of
          Trust of Bay View Capital II(c).......................

 25(f)   Form T-1 Statement of Eligibility of the trustee with
          respect to the Preferred Securities Guarantee
          Agreement of Bay View Capital I(c)....................

 25(g)   Form T-1 Statement of Eligibility of the trustee with
          respect to the Preferred Securities Guarantee
          Agreement of Bay View Capital II(c)...................

 99(a)   Form of Instructions as to use of Subscription
          Warrants(a)...........................................

 99(b)   Form of Notice of Guaranteed Delivery for Subscription
          Warrants(a)...........................................

 99(c)   Form of Letter to Common Stockholders who are record
          holders(a)............................................

 99(d)   Form of Letter to Common Stockholders who are
          beneficial holders(a).................................

 99(e)   Form of Notice of Record Date(a).......................

 99(f)   Form of Letter to banks and brokers(a).................

 99(g)   Form of Letter to Common Stockholders whose addresses
          are outside the United States and Canada(a)...........

 99(h)   Form of Nominee Holder Certification(a)................

 99(i)   Form of Certificate of Designation of 4% Series A
          Convertible Preferred Stock(a)........................

 99(j)   Form of Standby Purchase Agreement(a)

--------
(a) To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

(b) Previously filed.

(c) To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

(d) Filed herewith.